Exhibit 10.2

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made and entered into as of the 28th day of February, 2007, by and between Lessor and Lessee, as defined below.  Lessor hereby agrees to lease to Lessee and Lessee hereby agrees to lease from Lessor, the Premises, as defined below, pursuant to all of the terms and conditions set forth below:

ARTICLE 1 - DEFINED TERMS, GENERAL CONDITIONS AND PREMISES

Section 1.1             Defined Terms and Covenants.  The terms listed below (“Defined Terms”) shall have the following meanings throughout this Lease, and the covenants described in this Section 1.1 shall have the same effect as the terms and conditions of the Lease:

(a)	Lessor:	The Plaza CP LLC
a California limited liability company

(b)	Lessee:	Manhattan Bancorp.
a California corporation

(c)	Premises: The crosshatched space shown on Exhibit “C-2” attached hereto and to be commonly known as 2141 Rosecrans Avenue, Suite 1160, El Segundo, California.

(d)

Building:                The Building, all other buildings and office, commercial and retail space and all roads, walks, plazas, landscaped areas, improvements, facilities and common areas associated therewith, including the Parking Facilities (as hereinafter defined) shown on Exhibit “A-1” and the land legally described on Exhibit “A-2” (the property) on which the same are situated.

(e)	Property: That portion of Continental Park (depicted in Exhibit “A-3”) described in Exhibit “A-2.”

(f)	Deemed Rentable Area of the Building:	456,323 square feet. Subject to Exhibit “A-1.”

(g)	Deemed Rentable Area of the Premises:	7,612 square feet.
	Deemed Usable Area of the Premises:	6,506 square feet.

(h)	Lessee’s Pro Rata Share:	1.6681%. Subject to Article 4.

(i)

Term and Option To Extend:              The Lease term shall be seven (7) years following the Commencement Date (the “Term”).  Notwithstanding the previous sentence, the Term will always terminate on the last day of the eighty-fourth (84th) full calendar month following the Commencement Date.  Lessee shall have one (1) option to extend the Term for five (5) years, pursuant to Rider No. One attached hereto.

(j)	Commencement Date: June 1, 2007.

(k)	Base Rental:	Lessee shall pay Base Rental as follows:

From June 1, 2007 to May 31, 2008: $19,791.20 per month;

From June 1, 2008 to May 31, 2009: $20,384.94 per month;

From June 1, 2009 to May 31, 2010: $20,996.49 per month;

From June 1, 2010 to May 31, 2011: $21,626.38 per month;

From June 1, 2011 to May 31, 2012: $22,275.17 per month;

From June 1, 2012 to May 31, 2013: $22,943.43 per month; and

From June 1, 2013 to May 31, 2014: $23,631.73 per month.

(l)	Deposit:	$23,631.73. Subject to Article 5.

(m)	Base Year:	2007

(n)	Use:	General office and commercial banking. Subject to Article 6.

(o)

Parking Privileges:               Lessee is authorized to take up to a maximum of twenty-nine (29) parking permits.  Lessee must take a minimum of twenty-two (22) non-reserved permits. Customer’s of Lessee’s retail bank shall receive 30 minutes of free parking with proper validation by Lessee. The visitor parking rates currently in effect are $1.50 per 20-minutes, with a maximum $10.00 per-day rate. Except as relates to the free 30-minute validated parking privilege, Lessor may, in its sole discretion, modify the visitor parking rates for the Building from time to time during the term of the Lease. Lessor shall designate, at a location in the immediate  area of the Plaza entry, three (3) reserved parking spaces “For Manhattan Banc Customers Only”. Lessee shall receive a 20% discount when purchasing $1,000.00 worth of visitor parking validation in advance. Subject to Article 32.

Lessee’s initials:
Reviewed:
Lessor’s initials:

(p)	Current Monthly Parking Permit Charges: Reserved Permits at $105.00 / Non-Reserved Permits at $65.00. Subject to Exhibit “F.”

(q)	Lessor’s Construction Allowance: $292,770.00 ($45.00 per usable square foot of Premises). Subject to Exhibit “C.”

(r)

Normal Hours:      Monday through Friday, from 7:30 a.m. to 6:30 p.m., Saturday, from 9:00 a.m. to 1:00 p.m., excepting state and/or federal holidays.  Lessee shall have access to the Premises twenty-four (24) hours, seven (7) days a week.  Subject to Exhibit “D.”

Section 1.2             General Conditions.

(a)           Unless this Lease provides for a contrary standard, whenever in this Lease the consent or approval of the Lessor or Lessee is required, such consent or approval shall not be unreasonably withheld or delayed (except, however, with respect to any Lessor consent, for matters which could possibly have an adverse effect on the Building’s plumbing, heating, mechanical, life safety, ventilation, air conditioning or electrical systems, which could affect the structural integrity of the Building, or which could affect the exterior appearance of the Building, Lessor may withhold such consent or approval in its sole discretion but shall act in good faith); and

(b)           Unless a contrary standard or right is set forth in this Lease, whenever the Lessor or Lessee is granted a right to take action, exercise discretion, or make an allocation, judgment or other determination, Lessor or Lessee shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated tenant and a sophisticated landlord concerning the benefits to be enjoyed under this Lease.

Section 1.3             Lease of Premises.  Lessor leases to Lessee, and Lessee leases from Lessor, the Premises.

ARTICLE 2 - TERM

Section 2.1             Effective Date.  This Lease shall become effective (the “Effective Date”) upon the approval of the Lessor’s lender on the Property (if lender’s prior approval is required) and when signed by Lessor and Lessee), but the Lease shall automatically become invalid, null and void if Lessee fail to obtain all necessary approvals to become a federally insured bank by October 1, 2007 (however, even though the Lease shall become invalid, null and void because of Lessee’s failure to obtain the necessary approvals to become a federally insured bank, the Letter of Credit that shall be provided to Lessor pursuant to Section 5.2 of the Lease shall not become invalid, but rather, Lessor shall be permitted to draw down on entire amount of the Letter of Credit to as liquidated damages representing Construction Costs incurred by Lessor as part of this Lease and future loss of Rent and Lessor shall be entitled to no further damages or compensation as a result of termination of the Lease.  All of the terms, conditions, covenants, rules and regulations of the Lease (other than the payment of Rent) shall apply as of the Effective Date.

Section 2.2             Commencement Date.  The Term of this Lease and the Rent shall commence on the date indicated in Section 1.1(j) (the “Commencement Date”).  The Term of this Lease and the Rent shall commence on June 1, 2007, even though the Lessee Improvements to the Premises may not be completed by said date.

ARTICLE 3 - RENT

Section 3.1             Payment of Base Rental.  Lessee shall pay the Base Rental, in advance, without prior notice, demand or billing statement, on or before the first day of each calendar month during the entire Term.  Concurrently with Lessee’s execution of this Lease and the submission thereof for Lessor’s execution, Lessee shall pay to Lessor the Base Rental payable hereunder for one full calendar month of the Term as set forth in Section 1.1(k).  On the Commencement Date, Lessee shall pay to Lessor the prorated Base Rental attributable to the month in which the Commencement Date occurs on a date other than the first day of a calendar month.

Section 3.2             Governmental Assessments.  In addition to the Base Rental, Lessee shall pay, prior to delinquency, all personal property taxes, charges, rates, duties and license fees assessed against or levied upon Lessee’s occupancy of the Premises, or upon any Lessee Improvements, trade fixtures, furnishings, equipment or other personal property contained in the Premises (collectively, “Personal Property”).  Lessee shall cause such Assessments upon Personal Property to be billed separately from the property of Lessor.  Lessee hereby agrees to indemnify, defend and hold Lessor harmless from and against the payment of all such Assessments.

Section 3.3             Special Charges for Special Services.  Lessee agrees to pay to Lessor, within ten (10) days following written demand, all charges, including labor costs, for any services, goods and/or materials, which shall include Lessor’s ten percent (10%) (excluding TI’s) administrative cost surcharge thereon, furnished by Lessor at Lessee’s request which are not otherwise required to be furnished by Lessor under this Lease without separate charge or reimbursement.

Section 3.4             Definition of Rent.  Any and all payments of Base Rental (including any and all increases thereof) and any and all taxes, fees, charges, costs, expenses, insurance obligations, late charges, interest, and all other payments, disbursements or reimbursements which are attributable to, payable by or the responsibility of Lessee under this Lease (herein collectively referred to as the “Additional Rent”), constitute “rent” within the meaning of California Civil Code Section 1951(a).  Base Rental and Additional Rent are herein collectively referred to as “Rent.”  Any Rent payable to Lessor by Lessee for any fractional month shall be prorated based on a three hundred sixty-five (365) day year.  All payments owed by Lessee under this Lease shall be paid to Lessor in lawful money of the United States of America at the Lessor’s Address for Payment of Rent set forth in Section 34.1 or such other address as Lessor notifies Lessee in writing from time to time.  All payments shall be paid without deduction, setoff or counterclaim.

Section 3.5             Late Charge.  Lessee acknowledges that the late payment of Rent will cause Lessor to incur damages, including administrative costs, loss of use of the overdue funds and other costs, the exact amount of which would be impractical and extremely difficult to ascertain.  Lessor and Lessee agree that if Lessor does not receive a payment of Rent within five (5) days after the date that such payment is due, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of the delinquent amount, or the sum of twenty-five dollars ($25.00), whichever is greater, as liquidated damages for the damages which Lessor is likely to incur for the thirty (30) day period following the due date of such payment.  Further, all portions of Rent not paid within thirty (30) days following its due date and all late charges associated therewith shall bear interest at the Interest Rate (as defined below) beginning on the thirty-first (31st) day following the due date of such Rent and continuing until such Rent, late charges and interest are paid in full.  Acceptance of the late charge, and/or interest by Lessor shall not cure or waive Lessee’s default, nor prevent Lessor from exercising, before or after such acceptance, any and all of the rights and remedies for a default provided by this Lease or at law or in equity.  Payment of the late charge and/or interest is not an alternative means of performance of Lessee’s obligation to pay Rent at the times specified in this Lease.  Lessee shall pay Lessor a fee of thirty dollars ($30.00) for each non sufficient funds check that Lessor shall receive from Lessee.  The term “Interest Rate” shall mean the lower of (x) the maximum interest rate permitted by law or (y) five percentage points above the rate publicly announced from time to time by Bank of America N.T. & S.A. (or if Bank of America N.T. & S.A. ceases to exist, then the largest bank headquartered in the State of California) (“Bank”) as its Reference Rate.  If the use of the announced Reference Rate is discontinued by the Bank, then the reference to Reference Rate shall mean the announced rate, charged by the Bank which is from time to time substituted for such Reference Rate.  Whenever interest is required to be paid under this Lease, the interest shall be calculated from the date the payment was due (unless a late charge is assessed by Lessor, in which case the interest shall be calculated from the thirty-first (31st) day following the date the payment was due) or should have been due if correctly assessed or estimated (or any overcharge paid), until the date payment is made or the refund is paid or is credited against Rent next due.  However, there shall not be any credit against Rent unless expressly allowed by the terms of this Lease.

Section 3.6             Acceleration of Base Rental Payments.  In the event a late charge becomes payable pursuant to Section 3.5 of this Lease for three (3) payments of any one or more elements of Rent within a twelve (12) month period, then all subsequent Rent payments shall immediately and automatically become payable by Lessee quarterly, in advance, by cashier’s check, instead of monthly.

Section 3.7             Disputes as to Payments of Rent.  Lessee agrees to pay the Rent required under this Lease within the time limits set forth in this Lease.  If Lessee receives from Lessor an invoice or statement, which invoice or statement is sent by Lessor in good faith, and Lessee in good faith disputes whether all or any part of such Rent is due and owing, Lessee shall nevertheless pay to Lessor the amount of the Rent indicated on the invoice or statement until Lessee receives a final judgment from a court of competent jurisdiction (or when arbitration is permitted or required, receives a final award from an arbitrator) relieving or mitigating Lessee’s obligation to pay such Rent.  In such instance where Lessee disputes its obligations to pay all or part of the Rent indicated on such invoice or statement, Lessee shall, concurrently with the payment of such Rent, provide Lessor with a letter or notice entitled “Payment Under Protest,” specifying in detail why Lessee is not required to pay all or part of such Rent.  Lessee will be deemed to have waived its right to contest any past payment of Rent unless it has filed a lawsuit against Lessor (or when arbitration is permitted or required, filed for arbitration and has served Lessor with notice of such filing), and has served a summons on Lessor, within two (2) years of such payment.  Until an Event of Default by Lessee occurs, Lessor shall continue to provide the services and utilities required by this Lease.

ARTICLE 4 – OPERATING EXPENSE ADJUSTMENTS

Section 4.1             Operating Expense Adjustments.  Lessee shall pay to Lessor, in addition to the Base Rental due pursuant to Section 3.1, an Operating Expense Adjustment during each successive calendar year of the Term after the Base Year, in the manner and at the times herein provided.  Such payments shall become due and owing when the Pro Rata Share of the aggregate annual Operating Expenses for any subsequent year of the Term exceeds the Pro Rata Share of the aggregate annual Operating Expenses for the Base Year (the “Excess Operating Expenses”).  Should the Termination Date be other than the last day of a subsequent year of the Term, Operating Expense Adjustment for such year shall be prorated.  This Article shall survive the termination of this Lease for a period of two years.

Section 4.2             Procedure for Payment of Operating Expense Adjustments.  Lessee shall pay any Excess Operating Expenses, as follows:

(a)           Commencing on the Commencement Date, Lessor may, from time to time but not more than twice annually, by ten (10) days notice to Lessee, reasonably estimate in advance the amounts Lessee shall owe on a monthly basis for Excess Operating Expenses for any full or partial calendar year of the Term.  In such event, Lessee shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Lessee’s payment of Base Rental.  Such estimate may be reasonably adjusted from time to time by Lessor by written notice to Lessee.

(b)           Within one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as practicable, Lessor shall provide a statement (the “Statement”) to Lessee showing:  (i) the amount of actual Operating Expenses for such calendar year, (ii) any amount paid by Lessee toward Excess Operating Expenses during such calendar year on an estimated basis, and (iii) any revised estimate of Lessee’s obligations for Excess Operating Expenses for the current calendar year.

(c)           If the Statement shows that Lessee’s estimated payments were less than Lessee’s actual obligations for Excess Operating Expenses for such year, Lessee shall pay the difference, whether or not the Term has expired or terminated.  If the Statement shows an increase in Lessee’s estimated payments for the current calendar year, Lessee shall pay the difference between the new and former estimates, for the period from January 1 of the current calendar year through the month in which the Statement is sent.  Lessee shall make such payments within thirty (30) days after Lessor sends the Statement.

(d)           If the Statement shows that Lessee’s estimated payments exceeded Lessee’s actual obligations for Excess Operating Expenses, Lessee shall receive a credit of such difference against payments by Lessee next due.  If the Term shall have expired and no further payments of Excess Operating Expenses by Lessee shall be due, Lessee shall receive a refund of such difference within thirty (30) days after Lessor sends the Statement.

(e)           So long as Lessee’s obligations hereunder are not materially adversely affected, Lessor reserves the right to reasonably change, from time to time, the manner or timing of the foregoing payments.  No delay by Lessor in providing the Statement (or separate Statements) shall be deemed a default by Lessor or a waiver of Lessor’s right to require payment of Lessee’s obligations for actual or estimated Excess Operating Expenses; provided that Lessee may not be charged in respect of any recalculation of or additional Operating Expenses incurred more than two (2) years prior to the year in which Lessor proposed to include such expenses, and all statements shall be initially rendered within twelve (12) months of the end of each year.

(f)            If the Term commences other than on January 1, or ends other than on December 31, Lessee’s obligations to pay estimated and actual amounts toward Excess Operating Expenses for such first or final calendar years shall be prorated to reflect the portion of such years included in the Term.  Such proration shall be made by multiplying the total estimated or actual (as the case may be) Excess Operating Expenses for such calendar years by a fraction, the numerator of which shall be the number of days of the Term during such calendar year, and the denominator of which shall be 365.

Section 4.3             Certain Defined Terms.  “Lessee’s Pro Rata Share” means the ratio of the Rentable Area of the Premises to the Rentable Area of the Building, both of which are subject to adjustment should there be an actual change in the size of the Premises or a change in the rentable area of the Building.  “Operating Expenses” are defined to be the sum of all costs, expenses, and disbursements, of every kind and nature whatsoever, and the Taxes, incurred by Lessor in connection with the ownership, management, use, maintenance, operation, administration and repair of all or any portion of the Building or the Property and all areas appurtenant thereto which provide access to or otherwise benefit the Building, including, but not limited to, the following:

(a)           All utility costs not otherwise charged (pursuant to Section 3.3) directly to Lessee or any other tenant of the Property;

(b)           All wages and benefits and costs of employees or independent contractors or employees of independent contractors engaged in the operation, supervision, maintenance and security of the Building;

(c)           All expenses for janitorial, maintenance, security and safety services;

(d)           Except as provided below and only to the extent allowed under subsection (j), all repairs to, replacements of, and physical maintenance of the Building, including the cost of all supplies, uniforms, equipment, tools and materials;

(e)           All license, permit and inspection fees required in connection with the operation of the Building;

(f)            All reasonable auditor’s or accounting fees and costs incurred in connection with the operation, maintenance, repair and replacement of the Building;

(g)           All reasonable legal fees and costs incurred in connection with the operation, maintenance, repair and replacement of the Building;

(h)           All reasonable fees for management services provided by a management company and/or by Lessor and/or an agent of Lessor;

(i)            The annual amortization of costs, including financing costs, if any, incurred by Lessor after completion of the Building for any capital improvements installed or paid for by Lessor and required by any new (or change in) laws, rules or regulations of any governmental or quasi-governmental authority;

(j)            The annual amortization of costs, including financing costs, if any, of any equipment, device or capital improvement purchased or incurred as a labor-saving measure or to affect other economies in the operation or maintenance of the Building (provided the annual amortized cost does not exceed the actual cost savings realized and such savings do not redound primarily to the benefit of any particular tenant);

(k)           All insurance premiums and other charges (including, without limitation, unreimbursed reasonable deductible amounts) incurred by Lessor with respect to the insuring of the Building including, without limitation, the following to the extent carried by the Lessor:  (i) fire and extended coverage insurance, windstorm, hail and explosion; (ii) riot attending a strike, civil commotion, aircraft, vehicle and smoke insurance; (iii) public liability, bodily injury and property damage insurance; (iv) elevator insurance; (v) workers’ compensation insurance for the employees specified in Section 4.3(b) above; (vi) boiler and machinery insurance, sprinkler leakage, water damage, property, burglary, fidelity and pilferage insurance on equipment and materials; (vii) loss of rent, rent abatement, rent continuation, business interruption insurance, and similar types of insurance; (viii) earthquake insurance; and (ix) such other insurance as is customarily carried by operators of other comparable first-class office buildings in Southern California;

(l)            Such other usual costs and expenses incurred by Lessor and which are paid by other landlords for the purpose of providing for the on-site operation, supervision, management, security, servicing, maintenance, repair and replacement of first-class office buildings in Southern California;

(m)          All actual taxes, assessments, levies, charges, water and sewer charges, rapid transit and other similar or comparable governmental charges (collectively, “Taxes”) levied or assessed on, imposed upon or attributable to the calendar year in question (i) to the Building, and/or (ii) to the operation of the Building, including, but not limited to, Taxes against the Building, personal property taxes or assessments levied or assessed against the Building, plus any tax measured by gross rentals received from the Building, together with any costs incurred by Lessor, including attorneys’ fees, in contesting any such Taxes but excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the State of California or the United States, or any City or other governmental authority, or by their respective agencies, branches or departments provided that, if at any time during that Term there shall be levied, assessed or imposed on Lessor or the Building by any governmental entity, any general or special, ad valorem or specific excised capital levy or other taxes on the payments received by Lessor under this Lease or other leases affecting the Building and/or any license fee, excise or franchise taxes measured by or based, in whole or in part, upon such payments, and/or transfer, transaction, or taxes based directly or indirectly upon the transaction represented by this Lease or other leases affecting the Building, and/or any occupancy, use, per capita or other taxes, based directly or indirectly upon the use or occupancy of the Premises or the Building, then all such taxes shall be deemed to be included within the definition of the term Taxes;

(n)           All costs associated with those improvements, systems, signage, equipment, and installations that are designed by Lessor to serve or benefit the Building by facilitating the flow of traffic into or out of the Building and/or the parking structure(s) of the Building, whether or not located within, adjacent to, or near the Building and/or the parking structure(s) of the Building, amortized over their useful lives in connection with any capital items;

(o)           Any building system maintenance contracts, insurance or other class of operating expense, unless such maintenance cost, insurance coverage or class of operating expense was carried during the Base Year or, in the alternative, the Base Year Operating Expenses have been grossed up to include what such maintenance, insurance or other operating costs would have cost had they been incurred during the Base Year; and

(p)           Any recalculation of or additional costs incurred more than two (2) years prior to the year in which Lessor proposed such costs be charged.

Notwithstanding the foregoing, Operating Expenses shall not include the following expenses:

(1)   wages, salaries or fringe benefits paid to any employees above the grade of building manager, or where employees devote time to properties other than the Building, the portion properly allocated to such other properties;

(2)   leasehold improvements, alterations and decorations which are made in connection with the preparation of any portion of the Building for occupancy by a new tenant, or which improvements, alterations and decorations are not generally beneficial to all tenants of the Building;

(3)   services performed for any tenant (other than Lessee) of the Building, whether at the expense of Lessor or such tenant, to the extent that such services are in excess of the services which Lessor is required to furnish under this Lease;

(4)   costs incurred in connection with the making of repairs or replacements which are the obligation of another tenant or occupant of the Building;

(5)   advertising, marketing, promotional, public relations or brokerage fees, commissions or expenditures

(6)   financing and refinancing costs in respect of any mortgage or security interest placed upon the Building or any portion thereof, including payments of principal, interest, finance or other charges, and any points and commissions in connection therewith;

(7)   interest or penalties for any late or failed payments by Lessor under any contract or agreement unless resulting from Lessee’s failure to pay when and as due Lessee’s share of Operating Expenses;

(8)   rent or other charges payable under any ground or underlying lease;

(9)   costs of electrical or other utilities services furnished directly to any premises of other tenants of the Building if such service is separately metered for the Premises and such costs are separately charged to such other tenants;

(10) costs incurred in connection with Lessor’s preparation, negotiation, dispute resolution and /or enforcement of leases, including court costs and attorneys’ fees and disbursements in connection with disputes with prospective tenants, employees, consultants, management agents, leasing agents, purchasers or mortgagees;

(11) costs incurred in connection with any additions to or expansions of the Building;

(12) costs of repairs, restoration or replacements occasioned by fire or other casualty or caused by the exercise of the right of eminent domain, whether or not insurance proceeds or condemnation award proceeds are recovered or adequate for such purposes;

(13) expenditures for capital improvements or replacements except as allowed under Subsections (i) and (j) above;

(14) the cost of performing, correcting defects in, or inadequacies of, the Lessor’s work or of otherwise correcting defects (including latent defects) in the Building;

(15) the cost to make improvements, alterations and additions to the Building which are required in order to render the same in compliance with existing laws, rules, orders regulations and/or directives including the ADA;

(16) the cost of environmental monitoring, compliance, testing and remediation performed in, on, about and around the Building;

(17) any costs in the nature of fees, fines or penalties arising out of Lessor’s breach of any obligation (contractual or at law and including, without limitation, costs, fines, interest, penalties and costs of litigation incurred as a result of late payment of Taxes and /or utility bills), including attorney’s fees related hereto;

(18) any costs, charges or expenses in the nature of licenses, permits or inspection fees that are not part of routine maintenance or result from the act, omission or negligence of Lessor or another tenant;

(19) depreciation;

(20) amounts paid to subsidiaries or affiliates of Lessor for services rendered to the Building to the extent such amounts exceed the competitive costs for delivery of such services were they not provided by such related parties;

(21) management fees to the extent in excess of competitive rates;

(22) sculpture, paintings and other works of art.

If the Building does not have at least ninety-five percent (95%) of the usable area of the Building occupied during the entirety of any calendar year during the Term, then the Operating Expenses for such calendar year period shall be deemed to be equal to the total of (x) the Operating Expenses, that vary in amounts based upon the occupancy level of the building, including, but not limited to, janitorial, maintenance, utilities and property management, which would have been incurred by Lessor if ninety-five percent (95%) of the usable area of the Building had been occupied for the entirety of such calendar year (y) the actual Taxes as defined in Section 4.3(m) and (z) all other Operating Expenses incurred in such calendar year.  The annual amortization of costs as required above shall be determined by Lessor.  Operating Expenses shall be computed according to the cash or accrual basis of accounting, as Lessor may elect in accordance with generally accepted accounting principles employed by Lessor consistently applied.  Lessor shall have the right, in its discretion, to allocate and prorate any portion or portions or all of the Operating Expenses on a building-by-building basis, then Lessee’s Pro Rata Share shall, as to the portion of Operating Expenses so allocated, be based on the ratio of the Rentable Area of the Premises to the Rentable Area of the Building.

Section 4.4             Review of Operating Expenses.  So long as no Event of Default (as defined in Article 17) has occurred, which remains uncured, Lessee shall have the right, at Lessee’s own expenses, for a period of one hundred eighty (180) days following receipt of each Statement, and after paying Lessor in full the amount indicated due and owing on said Statement, to inspect, at Lessor’s office during normal business hours, Lessor’s books and records directly related to the Operating Expenses for the preceding calendar year period in question (the “Inspection”). Lessee shall choose an independent firm or certified public accountant of national standing with commercial real estate experience (not being compensated on a contingency fee basis) to conduct the Inspection.  Lessee’s Inspection shall be completed within ten (10) business days after commencement thereof. Lessee agrees that any records reviewed or information obtained as part of the Inspection shall constitute confidential information of Lessor, which shall not be disclosed to anyone other than the accountants performing the Inspection, the principals of Lessee receiving said information, and their counsel and other representatives.  Lessee shall cause the firm or accountant chosen by Lessee to conduct the Inspection to sign a confidentiality agreement to provide all records reviewed or information obtained remain at all times confidential information of the Lessor. Disclosure of such confidential information to any other person by either Lessee or Lessee’s agent performing the Inspection may, at Lessor’s election, constitute a material breach of this Lease.  Lessee shall pay Lessor, on demand and as Additional Rent, Lessor’s invoice for (i) the photocopying of documents; and (ii) any other reasonable expense of Lessor incidental to Lessee’s Inspection. A copy of the results of Lessee’s Inspection shall be delivered to Lessor within thirty (30) days after Lessee’s completion of the Inspection. Lessee shall be entitled to no more than one (1) Inspection per calendar year.  If Lessee shall not have availed itself of such Inspection, Lessee shall be deemed to have accepted as final and determinative the amounts shown on the Statement.  If Lessee shall have availed itself of its right to inspect the books and records, and then disputes the accuracy of the information set forth in Lessor’s books and records with respect to the Statement, Lessee shall no later than six (6) months after receipt of the Statement (or its right to contest such charges shall be deemed waived) institute arbitration proceedings against Lessor in an arbitration proceeding governed by the rules of the American Arbitration Association to collect and recover any overpayments made by Lessee, and Lessee shall, within ten (10) days of having instituted such arbitration proceeding, serve Lessor with a copy of the complaint filed in such proceeding.  Lessee shall be precluded from contesting Operating Expenses and Lessor’s computations of the amounts payable by Lessor or Lessee pursuant to this Article 4 unless an arbitration complaint is filed and served within the aforesaid periods of time.

If Lessee institutes such arbitration proceedings, then the arbitrator shall have the power to, and shall inquire into and determine, not only whether or not Lessee was overcharged for any Excess Operating Expenses, but whether or not Lessee was undercharged for such Excess Operating Expenses.  At the conclusion of the arbitration, the arbitrator shall issue a ruling as to what the Excess Operating Expenses should have been had Lessor strictly complied with the provisions of this Lease.  If Lessor overcharged Lessee for Excess Operating Expenses, the amount of the overcharge shall be returned to Lessee within thirty (30) days following the conclusion of the arbitration.  If the arbitrator determines that Lessee was undercharged for Excess Operating Expenses, Lessee shall pay the amount of such undercharge to Lessor within thirty (30) days following the issuance of the arbitration ruling.

Should the arbitrator find errors in excess of three percent (3%) of the Statement, then Lessor shall be responsible for all reasonable fees and costs incurred by Lessee with respect to the arbitration proceeding.  Should the arbitrator find errors below three percent (3%) of the Statement, then Lessee shall be responsible for all reasonable fees and costs incurred by Lessor with respect to the arbitration proceeding.

Section 4.5             Disproportionate Operating Charges.  Notwithstanding Sections 4.1 through 4.4 above, in the event Lessor should incur an Operating Expense during Lessee’s Term that Lessor reasonably determines was incurred by reason of Lessee’s specific use and/or occupancy of the Premises or the Additional Premises, which expense was materially disproportionate to the ordinary building Operating Expenses but for such use and/or occupancy by Lessee (a “Disproportionate Operating Charge”), then Lessor shall not include said Disproportionate Operating Charge within the Building Operating Expenses to calculate Lessee’s Pro Rata Share pursuant to Section 4.3 above, but rather, Lessee shall pay Lessor one hundred percent of the delta over and above said ordinary Operating Expenses as the same shall be determined by Lessor.

ARTICLE 5 - SECURITY DEPOSIT AND LETTER OF CREDIT

Section 5.1             Security Deposit.  Concurrently with Lessee’s execution of this Lease and submission thereof for Lessor’s execution, Lessee shall pay the Deposit to Lessor, which Deposit shall be held by Lessor as security, for the full and faithful performance of Lessee’s covenants and obligations under the Lease.  The Deposit is not an advance Base Rental deposit, an advance payment of any other kind, or a measure of Lessor’s damages in case of Lessee’s default.  If Lessee fails to comply with the full and timely performance of any or all of Lessee’s covenants and obligations set forth in this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, then Lessor may, from time to time, without notice to Lessee and without waiving any other remedy available to Lessor, use the Deposit, or any portion of it, to the extent necessary to cure or remedy such failure or to compensate Lessor for any or all damages sustained by Lessor resulting from Lessee’s failure to comply fully and timely with its obligations pursuant to this Lease.  Lessee shall immediately pay to Lessor on demand the amount so applied in order to restore the Deposit to its original amount, and Lessee’s failure to immediately do so shall constitute a default under this Lease.  If Lessee is in compliance with the covenants and obligations set forth in this Lease at the time which is sixty (60) days following the time of both the expiration (or earlier termination) of this Lease and Lessee’s vacating of the Premises, Lessor shall return the Deposit to Lessee promptly thereafter.  Lessor shall not be required to maintain the Deposit separate and apart from Lessor’s general or other funds, and Lessor may commingle the Deposit with any of Lessor’s general or other funds.  Lessee shall not at any time be entitled to interest on the Deposit.  Lessee hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of the law, now or hereafter in effect, which (i) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (ii) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Lessor may, in addition, claim those sums specified in this Article 5 above and/or those sums reasonably necessary to compensate Lessor for any loss or damage caused by Lessee’s default of this Lease, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code.

Section 5.2             Letter of Credit. Concurrently with Lessee’s execution of this Lease, Lessee shall deliver to Lessor, as protection for the full and faithful performance by Lessee of all of its obligations under this Lease and for all losses and damages Lessor may suffer (or which Lessor reasonably estimates that it may suffer) as a result of any breach or default by Lessee under this Lease, an irrevocable and unconditional negotiable standby letter of credit (the “Letter of Credit”), in the form attached hereto as Exhibit ”G” and containing the terms required herein, payable in the City of Los Angeles, California, running in favor of Lessor and issued by a solvent, nationally recognized bank with a long term rating of BBB or higher, under the supervision of the Superintendent of Banks of the State of California, or a national banking association, in the amount equal to $292,995.00 ($45.00 per usable square feet of Premises) (the “Letter of Credit Amount”).  The Letter of Credit shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be fully assignable by Lessor, its successors and assigns, (iii) permit partial draws and multiple presentations and drawings, and (iv) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590.  In addition to the foregoing, the form and terms of the Letter of Credit (and the bank issuing the same (the “Bank”) shall be acceptable to Lessor, in Lessor’s sole discretion.  Lessor, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following shall have occurred or be applicable:  (A) such amount is due to Lessor under the terms and conditions of this Lease, or (B) Lessee has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Lessee under the Bankruptcy Code, or (D) the Bank has notified Lessor that the Letter of Credit will not be renewed or extended through the LC Expiration Date, or (E) Lessee shall have failed to obtain all necessary approvals to become a federally insured bank by July 1, 2007.

The Letter of Credit will be honored by the Bank regardless of whether Lessee disputes Lessor’s right to draw upon the Letter of Credit.  The Letter of Credit shall be maintained in effect for the sum of $292,995.00 until the last calendar day of the ninth (9th) full calendar month following the Commencement Date, and then the Letter of Credit shall be reduced to the sum of $146,497.50, and shall continue in said amount until the last calendar day of the eighteen (18th) full calendar month following the Commencement Date, whereupon the Letter of Credit shall then expire (the “LC Expiration Date”).

The Letter of Credit shall provide that Lessor, its successors and assigns, may, at any time and without notice to Lessee and without first obtaining Lessee’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Lessor of its rights and interests in and to this Lease.  In connection with any such transfer of the Letter of Credit by Lessor, Lessee shall, at Lessee’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Lessee shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.  Lessee further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Lessor nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the LC Expiration Date, Lessor will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Lessor, as applicable, not later than sixty (60) days prior to the expiration of the Letter of Credit), which shall be irrevocable and automatically renewable as above provided through the LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Lessor in its sole discretion.  However, if the Letter of Credit is not timely renewed, or if Lessee fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Section 5.2, Lessor shall have the right to present the Letter of Credit to the Bank in accordance with the terms of this Section 5.2, and the proceeds of the Letter of Credit may be applied by Lessor against any Rent payable by Lessee under this Lease that is not paid when due and/or to pay for all losses and damages that Lessor has suffered or that Lessor reasonably estimates that it will suffer as a result of any breach or default by Lessee under this Lease.  Any unused proceeds shall constitute the property of Lessor and need not be segregated from Lessor’s other assets.

Lessee hereby acknowledges and agrees that Lessor is entering into this Lease in material reliance upon the ability of Lessor to draw upon the Letter of Credit upon the occurrence of any breach or default on the part of Lessee under this Lease.  If Lessee shall breach any provision of this Lease or otherwise be in default hereunder, Lessor may, but without obligation to do so, and without notice to Lessee, draw upon the Letter of Credit, in part or in whole, to cure any breach or default of Lessee and/or to compensate Lessor for any and all damages of any kind or nature sustained or which Lessor reasonably estimates that it will sustain resulting from Lessee’s breach or default of this Lease, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code.  The use, application or retention of the Letter of Credit, or any portion thereof, by Lessor shall not prevent Lessor from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Lessor shall not first be required to proceed against the Letter of Credit, and shall not operate as a limitation on any recovery to which Lessor may otherwise be entitled. Lessee agrees not to interfere in any way with payment to Lessor of the proceeds of the Letter of Credit, either prior to or following a “draw” by Lessor of any portion of the Letter of Credit, regardless of whether any dispute exists between Lessee and Lessor as to Lessor’s right to draw upon the Letter of Credit.  No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner.  Lessee agrees and acknowledges that (i) the Letter of Credit constitutes a separate and independent contract between Lessor and the Bank, (ii) Lessee is not a third party beneficiary of such contract, (iii) Lessee has no property interest whatsoever in the Letter of Credit or the proceeds thereof, and (iv) in the event Lessee becomes a debtor under any chapter of the Bankruptcy Code, neither Lessee, any trustee, nor Lessee’s bankruptcy estate shall have any right to restrict or limit Lessor’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

Lessor and Lessee acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7.  The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto, and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

ARTICLE 6 - USE

Section 6.1             Restriction on Use.  Lessee shall not do or permit to be done in or about the Property, nor bring, keep or permit to be brought or kept therein, anything which is prohibited by the attached Exhibits “E” and “F” or by any standard form fire insurance policy or which will in any way increase the existing rate of, or affect, any fire or other insurance upon the Building or its contents, or which will cause a weight load or stress on the floor or any other portion of the Premises in excess of the weight load or stress which the floor or other portion of the Premises is designed to bear.  Lessee, at Lessee’s sole cost, shall comply with all laws (as defined in Section 21.2) affecting the Premises, and with the requirements of any Board of Fire Underwriters or other similar body now or hereafter instituted, and shall also comply with any order, directive or certificate of occupancy issued pursuant to any Laws, which affect the condition, use or occupancy of the Premises, including, but not limited to, any requirements of structural changes related to or affected by Lessee’s acts, occupancy or use of the Premises.  The judgment of any court of competent jurisdiction or the admission of Lessee in any action against Lessee, whether or not Lessor is a party to such action, shall be conclusive as between Lessor and Lessee in establishing such violation.  Lessee shall not conduct retail operations from the Premises or use the Premises for medical or dental offices or for any other office purpose which is different from the office operations permitted by Lessor of its other tenants in the Building.

Section 6.2             Compliance by Other Lessees.  Lessor shall not be liable to Lessee for any other occupant’s or tenant’s failure to conduct itself in accordance with the provisions of this Article 6, and Lessee shall not be released or excused from the performance of any of its obligations under this Lease in the event of any such failure.

ARTICLE 7 - ALTERATIONS AND ADDITIONS

Section 7.1             Lessee’s Rights To Make Alterations.  Following the date on which Lessee first occupies the Premises, Lessee, at its sole cost and expense, shall have the right upon receipt of Lessor’s consent, to make alterations, additions or improvements to the Premises if such alterations, additions or improvements are made in accordance with this Article 7, are normal for general office use, do not adversely affect the utility or value of the Premises or the Building for future tenants, do not alter the exterior appearance of the Building, are not of a structural nature, do not require excessive removal expenses and are not otherwise prohibited under this Lease (collectively, “Alterations”).  All such Alterations shall be made in conformity with the requirements of Section 7.2 below and at the option of Lessor with Lessor’s contractors.  Once the Alterations have been completed, such Alterations shall thereafter be included within the designation of Lessee Improvements and shall be treated as Lessee Improvements.

Section 7.2             Installation of Alterations.  Provided the Lessor shall have previously given Lessee written approval and consent to Alterations, any Alterations installed by Lessee during the Term shall be done in strict compliance with all of the following:

(a)           No such work shall proceed without Lessor’s prior approval of (i) Lessee’s contractor(s); (ii) certificates of insurance from a company or companies approved by Lessor, furnished to Lessor by Lessee’s Contractor(s), for combined single limit bodily injury and property damage insurance covering comprehensive general liability and automobile liability, in an amount not less than One Million Dollars ($1,000,000.00) per person and per occurrence and endorsed to show Lessor as an additional insured, and for workers’ compensation as required by law, endorsed to show a waiver of subrogation by the insurer to any claims Lessee’s contractor may have against Lessor, Lessor’s agents, employees, contractors and other tenants of the Building (provided, however, nothing in this Section 7.2(a) shall release Lessee of its other insurance obligations hereunder); and (iii) detailed plans and specifications for such work.

(b)           All such work shall be done in a first-class workmanlike manner and in conformity with a valid building permit and all other permits and licenses when and where required, copies of which shall be furnished to Lessor before the work is commenced, and any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, or not reasonably satisfactory to Lessor, shall be promptly replaced and corrected at Lessee’s expense.  Lessor’s approval or consent to any such work shall not impose any liability upon Lessor.  No work shall proceed until and unless Lessor has received at least ten (10) days notice that such work is to commence.

(c)           Lessee shall immediately reimburse Lessor for any expense incurred by Lessor in reviewing and approving the plans and specifications for such work or by reason of any faulty work done by Lessee or Lessee’s contractors, or by reason of delays caused by such work, or by reason of inadequate cleanup.

(d)           Lessee or its contractors will in no event be allowed to make plumbing, mechanical or electrical improvements to the Premises, or any structural modification to the Building without first obtaining Lessor’s written consent, which Lessor can withhold in its sole and absolute discretion.  Lessee may not make changes to, or install, acoustical or integrated ceilings, or partitions over 5’10” in height without first obtaining Lessor’s written consent.

(e)           All work by Lessee shall be scheduled through Lessor and shall be diligently and continuously pursued from the date of its commencement through its completion; and

(f)            Lessee shall obtain any bonds required by Lessor pursuant to Article 9 of this Lease.

Section 7.3             Alterations and Improvements - Treatment at End of Lease.  All Alterations and Lessee Improvements made by or for Lessee, whether temporary or permanent in character, made either by Lessor or Lessee, including, but not limited to, all air-conditioning or heating systems, paneling, decorations, cabling, partitions and railings (except furniture or movable trade fixtures installed at the expense of Lessee) shall become the property of the Lessor and shall remain upon, and be surrendered with, the Premises as a part thereof at the termination of this Lease, without compensation to Lessee; provided, however, that at the election of Lessor, exercisable by notice to Lessee given at least sixty (60) days prior to the end of the Lease Term, Lessee shall, at Lessee’s sole expense, prior to the expiration of the Term (or within ten (10) days following the earlier termination of this Lease), remove from the Premises the Alterations and/or Lessee Improvements (or that portion of the Alterations and/or Lessee Improvements) required by Lessor to be removed, and repair all damage to the Premises caused by such removal.  Lessor shall have the right, upon reasonable notice to Lessee, to enter and fully inspect the entire Premises just prior to the expiration of the Term or earlier termination of this Lease to determine the condition of the Premises, and to ascertain what removals, if any, Lessor shall require of Lessee pursuant to the terms hereof.

All of Lessee’s Personal Property, including, but not limited to, moveable furniture, trade fixtures and equipment, not attached to the Building or the Premises, shall be completely removed by Lessee prior to the expiration of the Term (or within ten (10) days following the earlier termination of this Lease), provided, however, that Lessee shall repair all damage caused by such removal prior to the expiration of the Term (or within ten (10) days following the earlier termination of this Lease), and provided further, that any of Lessee’s Personal Property not so removed shall, at the option of Lessor, be deemed abandoned by Lessee and shall automatically become the property of Lessor (whereupon Lessor shall then be permitted to retain and/or dispose the same, or any part thereof, in any manner whatsoever, without liability to Lessee).

ARTICLE 8 - LESSEE’S REPAIRS AND CLEANING OBLIGATIONS

Section 8.1             Lessee’s Repairs and Cleaning Obligations.  Lessee shall, at Lessee’s sole cost and expense, keep the Premises in good, clean and sanitary condition and repair at all times during the Term.  Lessee’s promise to keep the Premises in good, clean and sanitary condition and repair shall survive the expiration or earlier termination of this Lease.  All damage or breakage to any part or portion of the Premises, and all damage or breakage to any portion of the Property caused by the willful or negligent act or omission of Lessee or Lessee’s agents, employees, contractors, licensees, directors, officers, partners, trustees, visitors or invitees (collectively, “Lessee’s Employees”), shall be promptly repaired or replaced by Lessee, at Lessee’s sole cost and expense, to the satisfaction of Lessor. Lessor may make any repairs or replacements which are not made by Lessee within a reasonable amount of time (except in the case of emergency when such repairs or replacements can be made immediately), and charge Lessee for the cost of such repairs and replacements.  Lessee shall be solely responsible for the design and function of all of Lessee Improvements whether or not installed by Lessor at Lessee’s request.  Lessee waives all rights to make repairs or replacements to the Premises or to the Property at the expense of Lessor, or to deduct the cost of such repairs or replacements from any payment owed to Lessor under this Lease. If upon expiration or earlier termination of this Lease Lessee shall have failed to leave the Premises in good, clean and sanitary condition and repair, reasonable wear and tear excepted, then Lessor may use any portion of the Deposit necessary to compensate Lessor for costs, charges and expenses incurred by Lessor for Lessee’s failure to comply with its obligations stated herein.

ARTICLE 9 - NO LIENS BY LESSEE

Section 9.1             No Liens by Lessee.  Lessee shall at all times keep the Premises, the Building and the Property free from any liens arising out of any work performed or allegedly performed, materials, furnished or allegedly furnished or obligations incurred by or for Lessee.  At any time Lessee either desires or is required to make any Alterations, Lessor may, in addition to the provisions of Article 7, require Lessee, at Lessee’s sole cost and expense, to obtain and provide to Lessor performance and payment bonds in a form and by a surety acceptable to Lessor and in an amount not less than one and one-half (1-1/2) times the estimated cost of such Alterations to insure Lessor against liability from mechanics’ and materialmen’s liens and to insure completion of the work and may also require such additional items or assurances as Lessor in its sole discretion may deem reasonable or desirable.  Lessee agrees to indemnify, defend, protect, and hold Lessor harmless from and against any and all claims for mechanics’, materialmen’s or other liens in connection with any Alterations, repairs, or any work performed, materials furnished or obligations incurred by or for Lessee.  Lessor reserves the right to enter the Premises for the purpose of posting such notices of non-responsibility as may be permitted by law, or desired by Lessor.

ARTICLE 10 - LESSOR’S MAINTENANCE AND REPAIR OBLIGATIONS

Section 10.1           Scope of Lessor’s Repairs.  So long as no Event of Default (as defined in Article 17) has occurred, which remains uncured, Lessor shall maintain and repair the structural elements and the public and common areas of the Building as the same may exist from time to time, at all times in a manner consistent with first class office buildings in the Building’s market area.  Lessor shall have no obligation to make repairs under this Article 10 until a reasonable time after receipt of written notice of the need for such repairs.  In no event shall any payments owed by Lessee under this Lease be abated on account of Lessor’s failure to make repairs under this Article 10.

ARTICLE 11 - BUILDING SERVICES

Section 11.1           Standard Building Services.  Subject to the full performance by Lessee of all of Lessee’s obligations under this Lease, Lessor shall furnish the Premises with the standard building services and utilities as set forth in the attached Exhibit “D.”

Section 11.2           Additional Services.  Lessee agrees to pay immediately on demand all reasonable charges imposed by the Lessor from time to time for all building services and utilities supplied to or used by Lessee in excess of or in addition to those standard building services and utilities which Lessor agrees to provide to Lessee in accordance with Exhibit “D” (said excess and additional building services and utilities are referred to as “Additional Services”).  If Lessee is a habitual user of such Additional Services, Lessor may at any time cause a switch and/or metering system to be installed at Lessee’s expense (which expense Lessee shall pay within ten (10) business days of receipt of an invoice from Lessor covering the cost of such switch or metering system and the installation thereof) to measure the amount of building services, utilities and/or Additional Services consumed by Lessee or used in the Premises.  Lessee agrees to pay Lessor, within five (5) business days, for all such Additional Services consumed as shown by said meters, at the rates charged for such services by the local public or private utility furnishing the same, if applicable, plus any additional expense incurred by Lessor in keeping records or accounts of the Additional Services so consumed.

Section 11.3           Lessor’s Right to Cease Providing Services.  Lessor reserves the right in its sole and absolute discretion with respect to item (a) below, and in its reasonable discretion with respect to item (b) below, but in no event in a manner that substantially interferes with Lessee’s normal business operations at the Premises, to reduce, interrupt or cease service of the heating, air conditioning, ventilation, elevator, plumbing, electrical systems, telephone systems and/or utilities services of the Premises, the Building or the Property, for any or all of the following reasons or causes:

(a)           any accident, emergency, governmental regulation, or Act of God, including, but not limited to, any cause set forth in Article 29, or

(b)           the making of any repairs, replacements, additions, alterations or improvements to the Premises or the Property until said repairs, additions, alterations or improvements shall have been completed.

No such interruption, reduction or cessation of any such building services or utilities shall constitute an eviction or disturbance of Lessee’s use or possession of the Premises or Property, or an ejection or eviction of Lessee from the Premises, or a breach by Lessor of any of its obligations, or entitle Lessee to be relieved from any of its obligations under this Lease, or result in any abatement of Rent.  In the event of any such interruption, reduction, or cessation, Lessor shall use reasonable diligence to restore such service where it is within Lessor’s reasonable control to do so.

ARTICLE 12 - ASSIGNMENT AND SUBLETTING

Section 12.1           Right to Assign and Sublease.  Lessor and Lessee recognize and specifically agree that this Article 12 is an economic provision, like Rent, and that the Lessor’s right to recapture, and to share in profits, is granted by Lessee to Lessor in consideration of certain other economic concessions granted by Lessor to Lessee.  Lessee may voluntarily assign its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, upon first obtaining Lessor’s prior written consent (except that no consent of Lessor shall be required for an assignment to an entity which acquires all or part of Lessee, or which is acquired in whole or in part by Lessee, or which is controlled directly or indirectly by Lessee, or which entity controls, directly or indirectly, Lessee (hereafter a “Qualified Financial Institution”), but only if (i) Lessee is not then in default of this Lease, (ii) such assignment or sublease does not conflict with or result in a breach of the permitted Use of the Premises, and (iii) such proposed assignee or sublessee of Lessee’s proposed assignment or sublease is not:

(a)           a governmental entity or an educational institution;

(b)           a person with whom Lessor has negotiated for space in the Building or in Lessor’s other buildings in Continental Park during the twelve (12) month period ending with the date Lessor receives notice of such assignment, encumbrance or subletting;

(c)           a present tenant in the Building or other space or building in Continental Park;

(d)           a person whose tenancy in the Building or other space or building in Continental Park would violate any exclusivity arrangement which Lessor has with any other space or building in Continental Park;

(e)           a person whose business operations are not comparable to the business operations of the then tenants in the Building leasing space similar to the Premises.

Any assignment, encumbrance or sublease without Lessor’s prior written consent other than to a Qualified Financial Institution shall be voidable, at Lessor’s election, and shall constitute a default by Lessee.  No consent to an assignment, encumbrance or sublease shall constitute a further waiver of the provisions of this Article 12.

Section 12.2           Procedure for Assignment and Sublease/Lessor’s Recapture Rights.  Lessee shall advise Lessor by notice of (a) Lessee’s intent to assign, encumber or sublease this Lease, (b) the name of the proposed assignee or sublessee, and evidence reasonably satisfactory to Lessor that such proposed assignee or sublessee satisfies Section 12.1 of this Lease, and (c) the terms of the proposed assignment or subletting.  Lessor shall, within thirty (30) days of receipt of such notice, and any additional information requested by Lessor concerning the proposed assignee’s or sublessee’s financial responsibility, elect one of the following:

(i)            Consent to such proposed assignment, encumbrance or sublease; or

(ii)           Refuse such consent, which refusal shall be on reasonable grounds.

Section 12.3           Conditions Regarding Consent to Sublease and Assignment.  As a condition for obtaining Lessor’s consent to any assignment, encumbrance or sublease, if Lessor so requests, Lessee shall require that the assignee or sublessee remit directly to Lessor on a monthly basis, all rent due to Lessee by said assignee or sublessee.  Lessee shall pay upon demand Lessor’s processing costs and attorneys’ fees incurred in determining whether to give such consent, not to exceed One Thousand Dollars ($1,000.00).  Notwithstanding any permitted assignment or subletting, Lessee shall at all times remain directly, primarily and fully responsible and liable for all payments owed by Lessee under this Lease and for compliance with all obligations under the terms, provisions and covenants of this Lease.  If for any proposed assignment or sublease, Lessee receives rent or other consideration (including, but not limited to, sums paid for the sale or rental of Lessee’s personal property or sums paid in connection with the supply of electricity or HVAC), either initially or over the term of the assignment or sublease, in excess of the rent required by this Lease, or, in the case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, Lessee shall pay to Lessor as additional rent fifty percent (50%) of all of the excess of each such payment of rent or other consideration received by Lessee within five (5) days of its receipt.  Furthermore, for any proposed sublease, the sublease agreement (a) shall require Lessee and Sublessee to send Lessor copies of any and all notices concerning the Premises that either party shall send to one another, and (b) shall require Sublessee to obtain a waiver of subrogation against Lessor from Sublessee’s insurers.  Lessor’s consent, if granted, to any assignment or sublease shall be deemed limited solely to said original assignment or sublease, and Lessor reserves the right to consent or to withhold consent with respect to any further or additional assignments, sublets or other transfers of the Lease.

Section 12.4           Termination of Sublease upon Lease Termination.  If at any time prior to the expiration or termination of an approved Sublease the Lease shall expire or terminate for any reason whatsoever (or Lessee’s right to possession shall terminate without termination of the Lease), then the Sublease shall simultaneously expire and terminate. However, Sublessee agrees, at the election and upon the written demand of Lessor, and not otherwise, to attorn to Lessor for the remainder of the term of the Sublease, such attornment to be upon all of the terms and conditions of the Lease, with such reasonable modifications as Lessor may require (and if the Base Rental set forth in the Sublease is greater than the Base Rental set forth in the Lease then Sublessee agrees that the Base Rental set forth in the Sublease shall be substituted as the Base Rental to be paid to Lessor). The foregoing provisions of this Section 12.4 shall apply notwithstanding that, as a matter of law, the Sublease may otherwise terminate upon the termination of the Lease, and shall be self-operative upon such written demand of the Lessor, and no further instrument shall be required to give effect to said provisions; provided, however, Sublessee agrees to execute an attornment agreement, in the form and substance acceptable to Lessor, pursuant to which Sublessee confirms that the obligations owed to Lessee under the Sublease shall become obligations to Lessor for the balance of the term of the Sublease.

Section 12.5           Affiliated Companies/Restructuring of Business Organization.  Occupancy of all or part of the Premises by a parent or wholly-owned subsidiary company of Lessee or by a wholly-owned subsidiary company of Lessee’s parent company (collectively, “affiliated companies”) shall not be deemed an assignment or subletting provided that any such affiliated companies were not formed as a subterfuge to avoid the obligations of this Article 12.

ARTICLE 13 - SUBSTITUTED PREMISES

Section 13.1           Substituted Premises.  Intentionally deleted.

ARTICLE 14 - INDEMNIFICATION; INSURANCE

Section 14.1           Indemnification.  Lessee shall, at its expense, protect, defend, indemnify and hold Lessor and Lessor’s agents, contractors, licensees, employees, directors, officers, partners, trustees and invitees (collectively, “Lessor’s Employees”) and any and all of Lessor’s lessors and mortgagees (whose names shall have been furnished to Lessee) harmless from and against any and all claims, arising out of or in connection with Lessee’s use of the Premises, the Building or the Property, the conduct of Lessee’s business, any activity, work or things done, permitted or allowed by Lessee in or about the Premises or the Property, Lessee’s or Lessee’s Employees’ nonobservance or nonperformance of any statute, ordinance, rule, regulation or other Law, or any negligence or willful act or failure to act of Lessee or Lessee’s Employees.  Lessor shall, at its expense, protect, defend, indemnify and hold Lessee and Lessee’s agents, contractors, licensees, employees, directors, officers, partners, trustees and invitees (collectively, Lessee’s Employees”) harmless from and against any and all claims, arising out of or in connection with Lessor’s use of the Building or the Property, the conduct of Lessor’s business, any activity, work or things done, permitted or allowed by Lessor in or about the Property, Lessor’s or Lessor’s Employees’ nonobservance or nonperformance of any statute, ordinance, rule, regulation or other Law, or any negligence or willful act or failure to act of Lessor or Lessor’s Employees.  This indemnity shall survive the expiration or earlier termination of this Lease.

Section 14.2           Insurance.  Effective as of the Effective Date, Lessee shall have the following insurance obligations:

(a)           Liability Insurance.  Lessee shall obtain and keep in full force a policy of commercial general liability and property damage insurance (including automobile, personal injury, broad form contractual liability and broad form property damage) under which Lessee is named as the insured and Lessor, Lessor’s Employees and all of Lessor’s lessors and mortgagees (whose names from time to time shall have been furnished to Lessee) are named as additional insureds under which the insurer agrees to indemnify, protect, defend, and hold Lessor, its managing agent and all such lessors and mortgagees harmless from and against any and all costs, expenses and liabilities arising out of or based upon the indemnification obligations of this Lease.  The minimum limits of liability shall be a combined single limit with respect to each occurrence of not less than Two Million Dollars ($2,000,000.00).  The Lessee’s policy shall contain a separation of insureds clause identical in form and substance to the Separation of Insureds clause contained in the standard ISO form #CGOO 01 (11-88) and shall not otherwise eliminate cross-liability.  The policy also shall be primary coverage for Lessee and Lessor for any liability arising out of Lessee’s and Lessee’s Employees’ use, occupancy, maintenance, repair and replacement of the Premises and all areas appurtenant thereto.  Such insurance shall provide that it is primary insurance and not “excess over” or contributory with any other valid, existing and applicable insurance in force for or on behalf of Lessor.  Not more frequently than once each year, if, in the opinion of Lessor’s lender or of the insurance consultant retained by Lessor, the amount of public liability and property damage insurance coverage at that time is not adequate, Lessee shall increase the insurance coverage as reasonably required by either Lessor’s lender or Lessor’s insurance consultant consistent with insurance generally required to be maintained by landlords and tenants in the business of Lessee.

(b)           Lessee’s Property Insurance.  Lessee, at its cost, shall maintain on all of its Personal Property, Lessee Improvements and Alterations, in, on, or about the Premises, a policy of standard fire and extended coverage insurance, with theft, negligence, water damage, fire damage, vandalism and malicious mischief endorsements, to the extent of at least full replacement value or replacement cost without any deduction for depreciation.  Such proceeds shall be used by Lessee exclusively for the repair, replacement and restoration of such Personal Property, Lessee Improvements and Alterations.  The “full replacement value” of the improvements to be insured under this Article 14 shall be determined by the company issuing the insurance policy at the time the policy is initially obtained.  Not less frequently than once every three (3) years, Lessor shall have the right to notify Lessee that it elects to have the replacement value redetermined by an insurance company or insurance consultant.  The redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results by the company.  The insurance policy shall be adjusted according to the redetermination.

(c)           Worker’s Compensation.  Lessee shall maintain Worker’s Compensation and Employer’s Liability insurance as required by law with Employer’s Liability limits as required by law.

(d)           Business Income.  Lessee shall maintain loss of income and business interruption insurance in such amounts as will reimburse Lessee for direct or indirect loss of earnings, attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils, but in no event in an amount less than the Rent and all additional rent payable hereunder for twelve (12) months.

(e)           Other Coverage.  Lessee, at its cost, shall maintain such other insurance as Lessor may reasonably require from time to time.

(f)            Insurance Criteria.  All the insurance required under this Lease shall:

(i)            Be issued by insurance companies admitted in the State of California, with a financial rating of at least an A:XIII status as rated in the most recent edition of Best’s Insurance Reports;

(ii)           Be issued as a primary policy as respects any insurance maintained by the Lessor, and that any such insurance maintained by the Lessor is excess and noncontributory with this policy, provided the loss is caused by the negligence of the named insured.

(iii)          Contain an endorsement requiring thirty (30) days’ written notice from the insurance company to both parties and to Lessor’s lender before cancellation or change in the coverage, scope, or amount of any policy; and

(iv)          With respect to property loss or damage by fire or other casualty, a waiver of subrogation must be obtained, as required by Section 14.4.

(g)           Evidence of Coverage.  As evidence of the insurance coverage required herein, except worker’s compensation, Lessee shall provide Lessor with endorsements from the insurance policies naming Lessor and Lessor’s affiliates, subsidiaries, successors, assigns, directors, officers, shareholders, partners, members, employees and lenders (“Lessor’s Parties”) as additional insured parties with respect to the coverage required.  Said endorsements, together with evidence of payment of premiums, shall be deposited with Lessor at least ten (10) days prior to the date which Lessor estimates the Commencement Date will occur, and on renewal of the policy not less than thirty (30) days before expiration of the term of the policy.  Lessor shall have the right to require Lessee to provide a certified copy of the actual insurance policy.

(h)           No Limitation of Liability.  The insurance obligations of Lessee hereunder, and/or the limits on such insurance as described herein shall in no event waive, release or discharge Lessee of any or all other obligations and liabilities of Lessee contained in this Lease or otherwise.

Section 14.3           Assumption of Risk.  Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to Lessee’s Personal Property, Lessee Improvements and Alterations or injury to persons, in, upon or about the Premises and/or the Property from any cause (except for damage or injury caused by the gross negligence or willful misconduct of Lessor) and Lessee hereby waives all such claims against Lessor.  Lessor and Lessor’s Employees shall not be liable for any damage to any of Lessee’s Personal Property by theft or otherwise.  Lessee shall give prompt notice to Lessor in case of fire or accidents in the Premises or in the Building.  Further, with the exception of Lessor’s gross negligence or willful misconduct, Lessor and Lessor’s Employees shall have no liability to Lessee or any of Lessee’s Employees for any damage, loss, cost or expense incurred or suffered by any of them (including, without limitation, damage to Lessee’s business).

Section 14.4           Allocation of Insured Risks/Subrogation.  Lessor and Lessee release each other from any claims and demands of whatever nature for damage, loss or injury to the Premises and/or the Building, or to the other’s property in, on or about the Premises and the Building, that are caused by or result from risks or perils insured against under any insurance policies required by this Lease to be carried by Lessor and/or Lessee and in force at the time of any such damage, loss or injury.  Lessor and Lessee shall cause each insurance policy obtained by them or either of them to provide that the insurance company waives all right of recovery by way of subrogation against either Lessor or Lessee in connection with any damage covered by any policy.  Neither Lessor nor Lessee shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease.  If an insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact.  The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost.  If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation with respect to the particular insurance involved.

Section 14.5           Lessor’s Insurance:  Lessor shall insure the Building throughout the Lease Term with a policy of standard fire and extended coverage insurance to the extent of at least full replacement value or replacement cost without any deduction for depreciation.  In addition, Lessor shall obtain and keep in full force a policy of commercial general liability and property damage insurance coverage applicable to the common areas of the Property.

ARTICLE 15 - DAMAGE OR DESTRUCTION

Section 15.1           Loss Covered by Insurance.  If, at any time prior to the expiration or termination of this Lease, the Premises or the Building or the Property is wholly or partially damaged or destroyed by a casualty, the loss to Lessor from which is fully covered (except for the normal deductible) by insurance maintained by Lessor or for Lessor’s benefit, which casualty renders the Premises totally or partially inaccessible or unusable by Lessee in the ordinary conduct of Lessee’s business, then (provided that Lessor shall not be required to use the proceeds of such insurance for the purposes described in subsections (a) and (b) below):

(a)           Repairs Which Can Be Completed Within One Year.  Within sixty (60) days of notice to Lessor of such damage or destruction, Lessor shall provide Lessee with notice of its determination of whether the damage or destruction can be repaired within one (1) year of such damage or destruction without the payment of overtime or other premium.  If all repairs to such Premises or Building or Property can, in Lessor’s judgment, be completed within one (1) year following the date of notice to Lessor of such damage or destruction without the payment of overtime or other premium, Lessor shall, at Lessor’s expense, subject to Section 15.4 below, repair the same to substantially their former condition and this Lease shall remain in full force and effect and a proportionate reduction of Base Rental and Operating Expense Adjustment shall be allowed Lessee for such portion of the Premises as shall be rendered inaccessible or unusable to Lessee, and which is not used by Lessee, during the period of time that such portion is unusable or inaccessible and not used by Lessee; provided, that if the portion of the Premises accessible and usable by Lessee, does not permit the conduct of Lessee’s ordinary business at the Premises in substantially the manner and scope conducted prior to such casualty, Lessee shall receive a complete rental abatement.

(b)           Repairs Which Cannot Be Completed Within One Year.  If all such repairs to the Premises or Building or Property cannot, in Lessor’s judgment, be completed within one (1) year following the date of notice to Lessor of such damage or destruction without the payment of overtime or other premium, Lessor shall notify Lessee of such determination and Lessor may, at Lessor’s sole and absolute option,  given within sixty (60) days after notice to Lessor of the occurrence of such damage or destruction. If Lessor does not elect to make the repairs, then either Lessor or Lessee may, by written notice to the other no later than ninety (90) days after the occurrence of such damage or destruction. If Lessor elects to make the repairs, Lessee may then elect to terminate this Lease as of the date of the occurrence of such damage or destruction upon written notice to Lessee within five (5) days of Lessee’s receipt of Lessor’s notice that Lessor elects to make the repairs, or, if Lessee should not elect to terminate the Lease, then Lessor shall repair such damage or destruction to substantially their former condition at Lessor’s expense, and in such event, this Lease shall continue in full force and effect, but the Base Rental shall be proportionately reduced in the amount and for the duration as hereinabove provided in Section 15.1(a).

Section 15.2           Loss Not Covered By Insurance.  If, at any time prior to the expiration or termination of this Lease, the Premises or the Building or the Property is totally or partially damaged or destroyed from a casualty, which loss to Lessor is not fully covered (except for any deductible) by insurance maintained by Lessor or for Lessor’s benefit, and which damage renders the Premises inaccessible or unusable to Lessee in the ordinary course of its business, Lessor may, at its option, upon written notice to Lessee within sixty (60) days after notice to Lessor of the occurrence of such damage or destruction, and subject to Section 15.4 below, elect to repair or restore such damage or destruction to substantially their former condition, or Lessor may elect to terminate this Lease (provided Lessor shall not be required to use said insurance proceeds, if any, for the purposes described in this Section 15.2).  If Lessor elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect but the Base Rental shall be proportionately reduced as provided in Section 15.1(a).  If Lessor does not elect by notice to Lessee to repair or restore such damage, this Lease shall terminate.

Section 15.3           Substantial Damage; Damage During Final Year.  Notwithstanding anything to the contrary contained in Section 15.1 or 15.2:

(a)           If the Building is damaged or destroyed to the extent that, in Lessor’s sole judgment, the cost to repair and/or restore the Building would exceed twenty-five percent (25%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed, then Lessor shall have the right to terminate this Lease by written notice thereof to Lessee;

(b)           If the Premises or the Building or the Property are wholly or partially damaged or destroyed within the final twelve (12) months of the Term of this Lease, and no renewal rights have been exercised by Lessee prior to such damage or destruction, then Lessor shall have the right to terminate this Lease by written notice thereof to Lessee; or

(c)           If the Premises or the Building or the Property are wholly or partially damaged or destroyed within the final twelve (12) months of the Term of this Lease, and no renewal rights have been exercised by Lessee prior to such damage or destruction, and if, as a result of such damage or destruction, Lessee is denied access or use of the Premises for the conduct of its business operations for a period of ten (10) consecutive business days, then, Lessee may, at its option, by giving Lessor written notice no later than sixty (60) days after the occurrence of such damage or destruction, elect to terminate this Lease.

Section 15.4           Exclusive Remedy.  This Article 15 shall be Lessee’s sole and exclusive remedy in the event of damage or destruction to the Premises and/or the Building, and Lessee, as a material inducement to Lessor’s entering into this Lease, irrevocably waives and releases Lessee’s rights under California Civil Code Sections 1932(2) and 1933(4) and any other applicable existing or future law permitting the termination of a lease agreement in the event of damage to, or destruction of, any part or all of the Premises and/or Building.  No damages, compensation or claim shall be payable by Lessor for any inconvenience, any interruption or cessation of Lessee’s business, or any annoyance, arising from any damage to or destruction of all or any portion of the Premises or the Building. In no event shall Lessor have any obligation to repair or restore any of Lessee’s personal property, trade fixtures or Alterations.

ARTICLE 16 - EMINENT DOMAIN

Section 16.1           Permanent Taking - When Lease Can Be Terminated.  If the whole of the Premises or Building, or so much of the Premises or Building as to prevent Lessee from conducting its ordinary business at the Premises in substantially the manner and scope then conducted at the Premises is taken, or access to the Premises or the Building or parking is materially and adversely affected by a taking, under the power of eminent domain, this Lease shall automatically terminate as of the date of final judgment in such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier.  A sale by Lessor under threat of condemnation shall constitute a “taking” for the purpose of this Article 16.  No award for any partial or entire taking shall be apportioned and Lessee assigns to Lessor all awards which may be made in such taking or condemnation, together with all rights of Lessee to such award, including, without limitation, any award of compensation for the value of all or any part of the leasehold estate created hereby; provided that nothing contained in this Article 16 shall be deemed to give Lessor any interest in or to require Lessee to assign to Lessor any award made to Lessee for (a) the taking of Lessee’s Personal Property, or (b) interruption of or damage to Lessee’s business, or (c) Lessee’s unamortized cost of the Lessee Improvements to the extent paid for by Lessee; provided further that Lessee’s award shall in no event diminish the award to Lessor.

Section 16.2           Permanent Taking - When Lease Cannot Be Terminated.  In the event of a partial taking which does not result in a termination of this Lease under Section 16.1, Base Rental and Lessee’s share of Building Operating Expenses shall be proportionately reduced based on the portion of the Premises rendered unusable, and Lessor shall restore the Premises or the Building.

Section 16.3           Temporary Taking.  No temporary taking of the Premises or any part of the Premises and/or of Lessee’s rights to the Premises or under this Lease shall terminate this Lease or give Lessee any right to any abatement of any payments owed to Lessor pursuant to this Lease, any award made to Lessee by reason of such temporary taking shall belong entirely to Lessee; provided, however, in no event shall an award to Lessee reduce any award to Lessor.  A temporary taking lasting more than forty-five (45) days shall be deemed to constitute a permanent taking.

Section 16.4           Exclusive Remedy.  This Article 16 shall be Lessee’s sole and exclusive remedy in the event of a taking or condemnation.  Lessee hereby waives the benefit of California Code of Civil Procedure Section 1265.130.

Section 16.5           Release Upon Termination.  Upon termination of this Lease pursuant to this Article 16, Lessee and Lessor hereby agree to release each other from any and all obligations and liabilities with respect to this Lease except such obligations and liabilities which arose or accrued prior to such termination.

ARTICLE 17 - DEFAULTS

Section 17.1           Default by Lessee.  Each of the following shall be an “Event of Default” (sometimes referred to herein as a “default”) by Lessee and a material breach of this Lease:

(a)           Lessee shall fail to make any payment owed by Lessee under this Lease, as and when due, and the Lessor shall have delivered a Notice to Pay or Quit.  Any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure;

(b)           Lessee shall fail to observe, keep or perform any of the terms, covenants, agreements or conditions under this Lease that Lessee is obligated to observe or perform, other than that described in subsection (a) above, for a period of thirty (30) days after notice to Lessee of said failure; provided, however, that if the nature of Lessee’s default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default under this Lease if Lessee shall commence the cure of such default so specified within said thirty (30) day period and diligently prosecute the same to completion within sixty (60) days after the original notice to Lessee of said failure.  Such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure.

(c)           Lessee shall (i) make any general arrangement or assignment for the benefit of creditors; (ii) become a “debtor” as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days.  Provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect; or

(d)           The vacating or abandonment of the Premises by Lessee.

Section 17.2           Default by Lessor.  Lessor shall not be in default in the performance of any obligation required to be performed under this Lease unless Lessor has failed to perform such obligation within thirty (30) days after the receipt of notice from Lessee specifying in detail Lessor’s failure to perform; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are required for its performance, then Lessor shall not be deemed in default if it shall commence such performance within thirty (30) days and thereafter diligently pursue the same to completion within sixty (60) days after the original Notice to Lessor of such failure.  Lessee shall have no rights as a result of any default by Lessor until Lessee also gives thirty (30) days’ notice to any person who has a recorded interest pertaining to the Building or the Property and who has previously requested such notice in a document delivered to and acknowledged by Lessee and to whom Lessee has agreed to provide a cure right, specifying the nature of the default.  Such person shall then have the right to cure such default, and Lessor shall not be deemed in default if such person cures such default within thirty (30) days after receipt of notice of the default, or within such longer period of time as may reasonably be necessary to cure the default not exceeding an additional thirty (30) days.  If Lessor or such person does not cure the default, Lessee may exercise such rights or remedies as shall be provided or permitted by law to recover any damages proximately caused by such default.  Lessee agrees that, in the event that it becomes entitled to receive damages from Lessor, Lessee shall not be allowed to recover from Lessor consequential damages or damages in excess of the out-of-pocket expenditures incurred by Lessee as a result of a default by Lessor.  In any event, it is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Lessor hereunder (including any successor lessor) and any recourse by Lessee against Lessor shall be limited solely and exclusively to the interest of Lessor in and to the Property and Building, and neither Lessor, nor any of its constituent partners, shall have any personal liability therefor, and Lessee hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Lessee.

ARTICLE 18 - LESSOR’S REMEDIES AND RIGHTS

Section 18.1           Termination of Lease.  In case of an Event of Default by Lessee, Lessor shall have the right, in addition to all other rights available to Lessor under this Lease or now or later permitted by law or equity, to terminate this Lease by providing Lessee with a notice of termination.  Upon termination, Lessor may recover any damages proximately caused by Lessee’s failure to perform under this Lease, or which are likely in the ordinary course of business to be incurred, including any amount expended or to be expended by Lessor in an effort to mitigate damages, as well as any other damages to which Lessor is entitled to recover under any statute now or later in effect. Lessor’s damages include the worth, at the time of any award, of the amount by which the unpaid Rent for the balance of the Term after the time of the award exceeds the amount of the Rent loss that the Lessee proves could be reasonably avoided.  The worth at the time of award shall be determined by discounting to present value such amount at one percent (1%) more than the discount rate of the Federal Reserve Bank in San Francisco in effect at the time of the award.  Other damages to which Lessor is entitled shall bear interest at the Interest Rate.

Section 18.2           Continuation of Lease.  In accordance with California Civil Code Section 1951.4 (or any successor statute), Lessee acknowledges that in the event Lessee has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Lessor does not terminate Lessee’s right to possession, and Lessor may enforce all its rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease.  Acts of maintenance or preservation or efforts to re-let the Premises or the appointment of a receiver upon initiative of Lessor to protect Lessor’s interest under this Lease shall not constitute a termination of Lessee’s right to possession.

Section 18.3           Right of Entry.  In case of an Event of Default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to enter the Premises and remove all persons and personal property from the Premises, such property being removed and stored in a public warehouse or elsewhere at Lessee’s sole cost and expense for at least thirty (30) days, and after such thirty (30) day period, Lessor shall have the right to discard or otherwise dispose of such property without liability therefor to Lessee or any other person.  No removal by Lessor of any persons or property in the Premises shall constitute an election to terminate this Lease.  Such an election to terminate may only be made by Lessor in writing, or decreed by a court of competent jurisdiction.  Lessor’s right of entry shall include the right to remodel the Premises and re-let the Premises.  All costs incurred in such entry and re-letting shall be paid by Lessee.  Rents collected by Lessor from any other tenant which occupies the Premises shall be offset against the amounts owed to Lessor by Lessee.  Lessee shall be responsible for any amounts not recovered by Lessor from any other tenant which occupies the Premises.  Any payments made by Lessee shall be credited to the amounts owed by Lessee in the sole order and discretion of Lessor, irrespective of any designation or request by Lessee.  No entry by Lessor shall prevent Lessor from later terminating this Lease by written notice.  Notwithstanding anything to the contrary set forth in this Lease, Lessor shall not have the right to take possession of any of Lessee’s business records or the records of personal property located on the Premises of any customer of Lessee or any third party.  Furthermore, any rights and remedies granted to Lessee under this Lease or at law are subject to the power of the Office of the Comptroller of the Currency, Federal Deposit Insurance Corporation and any other bank regulatory agencies to enter upon and assume control of the Premises and of any personal property located thereon.

Section 18.4           Remedies.  Lessee hereby waives, for itself and all persons claiming by and under Lessee, all rights and privileges which it might have under any present or future law to redeem the Premises or to continue this Lease after being dispossessed or ejected from the Premises.  The rights and remedies of Lessor set forth in this Lease are not exclusive, and Lessor may exercise any other right or remedy available to it under this Lease, at law or in equity.

Section 18.5           Lessor’s Right to Assign.  Lessor shall have the right to sell, encumber, convey, transfer and/or assign any and all of its rights and obligations under this Lease.

ARTICLE 19 - ATTORNEYS’ FEES

Section 19.1           Attorneys’ Fees.  If either Lessor or Lessee commences or engages in, or threatens to commence or engage in, any action, litigation, arbitration or proceeding against the other party arising out of or in connection with this Lease, the Premises, the Building or the Property, including, but not limited to, any action or proceeding (a) for recovery of any payment owed by either party under this Lease, or (b) to recover possession of the Premises, or (c) for damages for breach of this Lease, or (d) relating to the enforcement or interpretation of either party’s rights or obligations under this Lease (whether in contract, tort, or both), or (e) relating to any proceeding where either party is requesting a determination of rights and responsibilities under the Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys’ fees and other costs and expenses incurred in connection with the action, litigation, arbitration or proceeding, including any attorney’s fees, costs and expenses incurred in preparation of said action, litigation, arbitration or proceeding, and also incurred on collection and appeal.  If Lessor becomes involved in any action, litigation, arbitration or dispute, threatened or actual, by or against anyone not a party to this Lease, but arising by reason of, or related to, any act or omission of Lessee or Lessee’s Employees, Lessee agrees to pay Lessor’s reasonable attorneys’ fees and other costs incurred in connection with the action, litigation, arbitration or dispute, regardless of whether an action, lawsuit or arbitration proceeding is actually filed.  If Lessee becomes involved in any action, litigation, arbitration or dispute, threatened or actual, by or against anyone not a party to this Lease, but arising by reason of or related to any act or omission of Lessor or Lessor’s Employees, Lessor agrees to pay Lessee’s reasonable attorneys’ fees and other costs incurred in connection with the action, litigation, arbitration or dispute, regardless of whether an action, lawsuit or arbitration proceeding is actually filed.

ARTICLE 20 - SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT

Section 20.1           Obligations of Lessee.  This Lease and the rights granted to Lessee by this Lease are and shall be subject and subordinate at all times to (a) all ground or underlying leases affecting all or any part of the Property now or later existing and all amendments, renewals, modifications, supplements and extensions of this Lease, and (b) all deeds of trust or mortgages now or later affecting or encumbering all or any part of the Property and/or any ground or underlying leasehold estate; provided, however, that if Lessor elects at any time to have Lessee’s interest in this Lease be or become superior, senior or prior to any such instrument, then upon receipt by Lessee of written notice of such election, this Lease shall be superior, senior and/or prior to such instrument.  Lessee shall immediately execute all instruments and other documents required or desired by any lender or Lessor confirming the subordination and/or superiority, as applicable, of this Lease to such mortgage, deed of trust, ground or underlying lease.

Section 20.2           Lessor’s Right to Assign.  Lessor’s interest in this Lease may be assigned to any mortgagee or trust deed beneficiary as additional security.  Nothing in this Lease shall empower Lessee to do any act without Lessor’s prior written consent which can, shall or may encumber the title of the owner of all or any part of the Property.

Section 20.3           Attornment by Lessee.  In the event of the cancellation or termination of any or all ground or underlying leases affecting all or any part of the Building in accordance with its terms or by the surrender thereof, whether voluntary, involuntary or by operation of law, or by summary proceedings, or in the event of any foreclosure of any or all mortgages or deeds of trust encumbering all or any part of the Building by trustee’s sale, voluntary agreement, deed in lieu of foreclosure, or by the commencement of any judicial action seeking foreclosure, Lessee, at the request of the then landlord under this Lease, shall attorn to and recognize (a) the ground or underlying lessor, under the ground or underlying lease being terminated or canceled, and (b) the beneficiary or purchaser at the foreclosure sale, as Lessee’s landlord under this Lease, and Lessee agrees to execute and deliver at any time upon request of such ground or underlying lessor, beneficiary, purchaser or their successors, any and all instruments to further evidence such attornment.  Lessee hereby waives its right, if any, to elect to terminate this Lease or to surrender possession of the Premises in the event of any such cancellation or termination of such ground or underlying lease or foreclosure of any mortgage or deed of trust.

Section 20.4           Non-Disturbance.  Notwithstanding any of the provisions of this Article 20 to the contrary, Lessee shall be allowed to occupy the Premises subject to the conditions of this Lease, and this Lease shall remain in effect until an Event of Default occurs or until Lessee’s rights hereunder are terminated because of an Eminent Domain proceeding pursuant to Article 16 or because of the occurrence of damage and destruction pursuant to Article 15.  Lessor agrees that it will endeavor to obtain and deliver to Lessee a non-disturbance in favor of Lessee from the present mortgage holder of the Building.  Said non-disturbance agreement shall be in recordable form and may be recorded by Lessee at Lessee’s election and expense.

Section 20.5           Delivery of Instruments.  If Lessee fails to execute and deliver, within ten (10) days following request thereof by Lessor, any documents or instruments required by this Article 20, such failure may, at Lessor’s election, constitute a default under this Lease, which default, at Lessor’s option, shall not be curable.

ARTICLE 21 - RULES AND REGULATIONS

Section 21.1           Rules and Regulations.  Effective as of the Effective Date, Lessee shall faithfully observe and comply with the rules and regulations pertaining to the Property (“Rules”), a copy of which is attached to this Lease as Exhibit “E,” and all reasonable modifications and additions to the Rules from time to time put into effect by Lessor; provided, however, that no modifications or additions to the Rules shall materially interfere with Lessee’s permitted use of the Premises as set forth in Section 6.1.  Lessor shall not be responsible to Lessee for the nonperformance of any of the Rules by any other occupant or tenant of the Property.

Section 21.2           Certain Construction Requirements.  Prior to undertaking any physical work in or around the Premises, Lessee shall notify Lessor, in writing, of the exact nature and location of the proposed work and shall promptly supply such additional information regarding the proposed work as Lessor shall request.  After receipt of Lessee’s notice, Lessor may, to the extent appropriate, supply Lessee with the Building regulations and procedures for working in areas where there is a risk of coming into contact with materials or building systems which if not properly handled could cause health or safety risks, could damage such systems and/or the Building, or which could adversely impact any warranty relating thereto.  Lessee shall, at Lessee’s sole cost and expense, strictly comply with all such Building regulations and procedures established by Lessor and with all applicable Federal, state and local governmental statutes, ordinances, codes, rules, regulations, controls and guidelines (collectively, “Laws”).  Lessor shall have the right at all times to monitor the work for compliance with the Building regulations and procedures, the Rules and all Laws.  If Lessor determines that any applicable Laws or any Rules and/or any Building regulations or procedures are not being strictly complied with, Lessor may immediately require the cessation of all work being performed in or around the Premises until such time as Lessor is satisfied that the applicable Rules, Laws, regulations and procedures will be observed.  Lessor’s monitoring of any work in or around the Premises shall not be deemed a certification by Lessor of compliance with any applicable Laws, Rules, Building regulations or procedures or a waiver by Lessor of its right to require strict compliance with such Laws, Rules, regulations or procedures, nor shall such monitoring relieve Lessee from any liabilities relating to such work.

ARTICLE 22 - HOLDING OVER

Section 22.1           Surrender of Possession.  Lessee shall surrender possession of the Premises immediately upon the expiration of the Term or termination of this Lease.  If Lessee shall continue to occupy or possess the Premises after such expiration or termination without the consent of Lessor, then unless Lessor and Lessee have otherwise agreed in writing, Lessee shall be a tenant from month-to-month.  All the terms, provisions and conditions of this Lease shall apply to this month-to-month tenancy except those terms, provisions and conditions pertaining to the Term, and except that the Base Rental shall be immediately adjusted upward upon the expiration or termination of this Lease to equal the greater of (a) one hundred fifty percent (150%) of the then prevailing monthly rental rate for similar commercial space, as determined by Lessor, or (b) one hundred fifty percent (150%) of the Base Rental for the Premises in effect under this Lease during the month which includes the day immediately prior to the date of the expiration or termination of this Lease.  This month-to-month tenancy may be terminated by Lessor or Lessee upon thirty (30) days’ prior notice to the other party.  In the event that Lessee fails to surrender the Premises upon such termination or expiration, then Lessee shall indemnify, defend and hold Lessor harmless against all loss or liability resulting from or arising out of Lessee’s failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after said termination or expiration and any related attorneys’ fees and brokerage commissions.

Section 22.2           Payment of Money After Termination.  No payment of money by Lessee to Lessor after the termination of this Lease by Lessor, or after the giving of any notice of termination to Lessee by Lessor which Lessor is entitled to give Lessee under this Lease, shall reinstate, continue or extend the Term of this Lease or shall affect any such notice given to Lessee prior to the payment of such money, it being agreed that after the service of such notice or the commencement of any suit by Lessor to obtain possession of the Premises, Lessor may receive and collect, when due, any and all payments owed by Lessee under this Lease, and otherwise exercise any and all of its rights and remedies.  The making of any such payments by Lessee or acceptance of same by Lessor shall not waive such notice of termination, or in any manner affect any pending suit or judgment obtained.

ARTICLE 23 - INSPECTIONS AND ACCESS

Section 23.1           Inspections and Access.  Lessor may enter the Premises at all reasonable hours by means of a master key or otherwise for any reasonable purpose.  If Lessee shall not be personally present to open and permit an entry into the Premises at any time when such entry by Lessor is necessary or permitted under this Lease, Lessor may enter by means of a master key without liability to Lessee except for any failure to exercise due care for Lessee’s Personal Property, and without affecting this Lease.

ARTICLE 24 - NAME OF BUILDING AND CONTINENTAL PARK

Section 24.1           Name of Building.  Lessee shall not use any name, insignia or logotype of the Building or Continental Park for any purpose other than for designating Lessee’s address.  Lessee shall not use any picture of the Building, the Property or Continental Park in its advertising, stationery or any other manner unless approved by Lessor.  Lessor expressly reserves the right in Lessor’s sole and absolute discretion, at any time to change the name, insignia, logotype or street address of the Building or the Property without in any manner being liable to Lessee.

ARTICLE 25 - SURRENDER OF LEASE

Section 25.1           Surrender of Lease.  The voluntary or other surrender of this Lease by Lessee, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to it of Lessee’s interest in any or all such subleases or subtenancies.

ARTICLE 26 - WAIVER

Section 26.1           Waiver.  No obligation, term, covenant, or agreement in this Lease shall be deemed waived unless such waiver is in writing and signed by the party so waiving the same. The waiver by Lessor or Lessee of any term, covenant, agreement or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other term, covenant, agreement, condition or provision of this Lease, nor shall any failure to enforce compliance with any or all of the terms, covenants, agreements, conditions or provisions of this Lease (except as expressly provided in this Lease), or any custom or practice which may develop between the parties in the administration of this Lease, be construed to waive or lessen the right of Lessor or Lessee to insist upon the performance by the other in strict accordance with all of the terms, covenants, agreements, conditions and provisions of this Lease.  The subsequent acceptance by Lessor of any payment owed by Lessee to Lessor under this Lease, or the payment of Rent by Lessee, shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, agreement, condition or provision of this Lease, other than the failure of Lessee to make the specific payment so accepted by Lessor, regardless of Lessor’s or Lessee’s knowledge of such preceding breach at the time of the making or acceptance of such payment. No payment by Lessee, nor receipt by Lessor, of a lesser amount than the Rent or Additional rent required to be paid under this Lease will be deemed to be anything other than a payment on account of the earliest Rent or Additional Rent due hereunder.  No endorsement or statement on any check, or any letter accompanying any check or payment as Rent, will be deemed an accord and satisfaction. The delivery of Lessee’s keys to any employee or agent of Lessor will not constitute a termination of this Agreement unless Lessor has entered into a written agreement to that effect.

ARTICLE 27 - SALE BY LESSOR

Section 27.1           Sale by Lessor.  In the event Lessor shall sell, assign, convey or transfer all or a part of its interest in the Building or any part of the Property, Lessee agrees to attorn to such transferee, assignee or new owner, and upon consummation of such sale, conveyance or transfer, Lessor shall automatically be freed and relieved from all liability and obligations accruing or to be performed from and after the date of such sale, transfer or conveyance.  Lessor shall have the right to subdivide the Property into separate legal lots or parcels and, without materially and adversely affecting the obligations of Lessee, the right to reallocate and adjust the rights, duties and obligations of Lessor and Lessee hereunder so that, as between Lessor and Lessee, those rights, duties and obligations relate only to the lots or parcels on which the Building is located and on which sufficient parking facilities are located to comply with Lessor’s obligations under this Lease.  To the extent that those rights, duties and obligations cannot be equitably allocated to only one lot or parcel, Lessor may elect to record a reciprocal easement agreement appurtenant to the Building.  If Lessor records such an agreement, Lessee shall subordinate this Lease to that agreement.

ARTICLE 28 - NO LIGHT AND AIR EASEMENT

Section 28.1           No Light and Air Easement.  Any diminution or shutting off of light or air by any structure which may be erected on the land or upon lands adjacent to or in the vicinity of the Property shall not affect this Lease, abate any payment owed by Lessee under this Lease or otherwise impose any liability on Lessor.

ARTICLE 29 - FORCE MAJEURE

Section 29.1           Force Majeure.  Lessor shall not be chargeable with, liable for, or responsible to Lessee for anything or in any amount for any failure to perform or delay caused by:  fire; earthquake; explosion; flood; hurricane; the elements; Acts of God or the public enemy; actions, restrictions, limitations or interference of governmental authorities or agents; war; invasion; insurrection; rebellion; riots; strikes or lockouts; inability to obtain necessary materials, goods, equipment, services, utilities or labor; or any other cause whether similar or dissimilar to the foregoing which is beyond the reasonable control of Lessor; and any such failure or delay due to said causes or any of them shall not be deemed a breach of or default in the performance of this Lease by Lessor.

ARTICLE 30 - ESTOPPEL CERTIFICATES

Section 30.1           Estoppel Certificates.  Lessee shall, at any time and from time to time upon request of Lessor, within ten (10) days following notice of such request from Lessor, execute, acknowledge and deliver to Lessor in recordable form, a certificate (“Estoppel Certificate”) in writing in a form as Lessor or any of its lenders, prospective purchasers, lienholders or assignees may reasonably deem appropriate and which does not waive any rights of Lessee hereunder.  Lessee’s failure to deliver the Estoppel Certificate within this ten (10) day period may, at Lessor’s election, constitute a default hereunder which, at Lessor’s option, shall not be curable.

ARTICLE 31 - RIGHT TO PERFORMANCE

Section 31.1           Right to Performance.  All covenants, conditions and agreements to be performed by Lessee under this Lease shall be performed by Lessee at Lessee’s sole cost and expense.  If Lessee shall fail to perform any such covenant, condition or agreement on its part to be performed under this Lease, and such failure shall continue for three (3) days beyond any applicable grace period for performance after notice thereof to Lessee (provided that no notice shall be required in cases of emergency), Lessor may, but shall not be  obligated to do so, without waiving or releasing Lessee from any obligations of Lessee under this Lease, perform any such act on Lessee’s part to be made or performed as provided in this Lease.  Any performance by Lessor of Lessee’s obligations shall not waive or cure any Default of Lessee for such failure.  All costs incurred by Lessor with respect to any such performance by Lessor (including reasonable attorneys’ fees) shall be immediately paid by Lessee to Lessor.

ARTICLE 32 - PARKING FACILITIES

Section 32.1           Parking Facilities.  So long as Lessee complies with the terms, provisions and conditions of this Lease, Lessor shall maintain and operate, or cause to be maintained and operated, automobile parking facilities (“Parking Facilities”) in, adjacent to, or within a reasonable distance from the Building.  Lessee’s privileges during the term hereof with respect to the Parking Facilities shall be in accordance with the provisions of the attached Exhibit “F.”

ARTICLE 33 - SECURITY SYSTEMS

Section 33.1             Lessee’s Right to Install Security System.  If Lessee wishes to establish or install any automated and/or non-automated security system in, on or about the Premises, Lessee shall first notify Lessor of Lessee’s plan for any such system, and Lessor shall have the right to review and approve or disapprove said plan in Lessor’s discretion.  If Lessor approves any such plan and Lessee establishes or installs any automated and/or non-automated security system in, on or about the Premises (which shall then be considered a Lessee Improvement under this Lease) and should such system adversely affect the Premises or the Property or the desirability of the Premises or Building as office space, or as an office building, or have an adverse effect on other tenants, Lessor shall subsequently have the right to review Lessee’s security system from time to time and request Lessee to make changes in personnel and/or equipment.  Lessee shall make said requested changes immediately upon Lessor’s request.   Lessee shall have sole responsibility for the protection of itself, Lessee’s Employees and all property of Lessee and Lessee’s Employees located in, on or about the Premises or the Building or the Property, and the provisions of Section 14.3 shall, nevertheless, continue in full force and effect.

ARTICLE 34 - NOTICES

Section 34.1           Notices.  All notices, requests, consents, approvals, payments in connection with this Lease, or communications that either party desires or is required or permitted to give or make to the other party under this Lease, shall only be deemed to have been given, made and delivered, when (a) made or given in writing and personally served; or (b) deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid to the respective addresses of Lessee or Lessor as set forth below; or (c) delivered by overnight delivery Federal Express/Airborne/United Parcel Service/DHL Worldwide Express/California Overnight with charges prepaid, notice to be effective on delivery if confirmed by the delivery service.  Lessor or Lessee may from time to time designate other addresses for notice purposes by written notice to the other in accordance herewith.

Lessee’s Address for Notices (before occupancy):	Manhattan Bancorp.
2221 Rosecrans Ave, Suite 131
El Segundo, California 90245

Lessee’s Address for Notices (after occupancy):	Manhattan Bancorp.
2141 Rosecrans Avenue, Suite 1160
El Segundo, California 90245

Lessee’s Address for Billing Purposes:	Manhattan Bancorp.
2141 Rosecrans Avenue, Suite 1160
El Segundo, California 90245

Lessor’s Address for Notices:	The Plaza CP LLC
2041 Rosecrans Avenue, Suite 200
El Segundo, California 90245
Attention: Richard C. Lundquist

Copy to:	The Plaza CP LLC
2041 Rosecrans Avenue, Suite 200
El Segundo, California 90245
Attention: Leonard E. Blakesley, Jr.

Lessor’s Address For Payment of Rent:

(a) If the payment is made by first class mail:	The Plaza CP LLC
P.O. Box 80009
City of Industry, CA 91716-8009

(b) If the payment is made by overnight delivery:	The Plaza CP LLC
Attention: Lockbox #80009
19935 E. Walnut Drive
North Walnut, CA 91795

ARTICLE 35 - MISCELLANEOUS

Section 35.1           Authorization to Sign Lease.  If Lessee is a corporation, each individual executing this Lease on behalf of Lessee represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of Lessee in accordance with a duly adopted resolution of Lessee’s Board of Directors, and Lessee warrants and represents that this Lease is binding upon Lessee in accordance with its terms.  If Lessee is a corporation, Lessee shall, concurrently with its execution of this Lease, deliver to Lessor upon its request a certified copy of a resolution of its Board of Directors authorizing the execution of this Lease.  If Lessee is a partnership or trust, each individual executing this Lease on behalf of Lessee represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of Lessee in accordance with the terms of such entity’s partnership agreement or trust agreement, respectively, and Lessee warrants and represents that this Lease is binding upon Lessee in accordance with its terms.  If Lessee is a partnership or trust, Lessee shall, concurrently with its execution of this Lease, deliver to Lessor upon its request such certificates or written assurances from the partnership or trust as Lessor may request authorizing the execution of this Lease.

Section 35.2           Entire Agreement.  This Lease contains the entire agreement between the parties respecting the Premises and all other matters covered or mentioned in this Lease.  This Lease may not be altered, changed or amended except by an instrument in writing specifically designated as an amendment to this Lease and signed by both parties hereto. Lessee acknowledges and agrees that no prior information provided or statements made by Lessor or Lessor’s agents (“Prior Information”) have in any way induced Lessee to enter into this Lease, and that Lessee has satisfied itself of all its concerns prior to entering into this Lease by conducting an independent investigation of the validity of such Prior Information.

Section 35.3           Severability.  The illegality, invalidity or unenforceability of any term, condition or provision of this Lease shall in no way impair or invalidate any other term, provision or condition of this Lease, and all such other terms, provisions and conditions shall remain in full force and effect.

Section 35.4           Covenants and Conditions.  All provisions, whether covenants or conditions, on the part of Lessee shall be deemed to be both covenants and conditions.

Section 35.5           Gender, Definitions and Headings.  The words “Lessor” and “Lessee” as used herein shall include the plural as well as the singular and, when appropriate, shall refer to action taken by or on behalf of Lessor or Lessee by their respective employees, agents or authorized representatives.  Words in masculine or neuter gender include the masculine, feminine and neuter.  If there is more than one person constituting Lessee, the obligations hereunder imposed upon such persons constituting Lessee shall be joint and several.  The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.  Subject to the provisions of Articles 12 and 27, and except as otherwise provided to the contrary in this Lease, the terms, conditions and agreements of this Lease shall apply to and bind the heirs, successors, legal representatives and permitted assigns of the parties hereto.  Any reference to the word persons shall be deemed to include a corporation, a government entity, an individual, a general partnership, a limited partnership, a joint venture, a trust and/or an association.  This Lease shall be governed by and construed pursuant to the laws of the State of California.

Section 35.6           Exhibits and Riders.  The Exhibits and Riders are attached to this Lease, and are hereby incorporated by this reference and made a part of this Lease.  In the event a discrepancy, ambiguity or variance should exist between terms and conditions in the Lease Agreement and in the exhibits and/or riders thereto, then the terms and conditions of the Lease Agreement shall prevail and control.

Section 35.7           Modification for Lender.  Upon Lessor’s request, Lessee agrees to modify this Lease to meet the requirements of any or all lenders or ground lessors selected by Lessor who request such modification as a condition precedent to providing any loan or financing or to entering into any ground lease affecting or encumbering the Property or any part thereof, provided that such modification does not (a) increase Base Rental or other costs, (b) alter the Term, or (c) materially adversely affect Lessee’s rights under this Lease or materially increase Lessee’s obligations.

Section 35.8           Transportation System Management Program.  Lessee hereby covenants and agrees, at its sole cost and expense, to participate in and cooperate with the requirements of any and all government promulgated or sponsored transportation system management programs adopted for the Building and Property.

Section 35.9           Quiet Enjoyment.  Lessor covenants and agrees that Lessee, upon making all of Lessee’s payments as and when due under this Lease, and upon performing, observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, shall peaceably and quietly hold, occupy and enjoy the Premises during the Term of this Lease without hindrance or molestation from Lessor subject to the terms and provisions of this Lease.  Lessee covenants and agrees to comply with all rules and regulations of the Lease and with all Laws to enable other occupants of the Building to occupy and enjoy their premises without hindrance, molestation, intrusion and interference from Lessee.

Section 35.10         No Recordations.  Lessor and Lessee agree that in no event and under no circumstances shall this Lease be recorded by Lessee.

Section 35.11         Time is of the Essence.  Subject to the provisions of Article 29 of this Lease, time shall be of the essence of this Lease and of each of the provisions hereof.

Section 35.12         Cumulative Remedies.  No remedy or election provided, allowed or given by any provision of this Lease shall be deemed exclusive unless so indicated, but shall, whenever possible, be cumulative with all other remedies in law or equity.

Section 35.13         Bankruptcy.  In the event the estate created hereby shall be taken in execution or by other process of law, or if Lessee shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy law, or if a receiver or trustee of the property of Lessee shall be appointed by reason of Lessee’s insolvency or inability to pay its debts, or if any assignment shall be made of Lessee’s property for the benefit of creditors, then and in any of such events, Lessor may terminate this Lease by written notice to Lessee; provided, however, if the order of the court creating any of such disabilities shall not be final by reason of pendency of such proceeding, or appeal from such order, then Lessor shall not have the right to terminate this Lease so long as Lessee performs its obligations hereunder.

Section 35.14         Confidentiality.  This Lease document and the terms of this Lease, and the covenants, obligations and conditions contained in this Lease shall remain strictly confidential.  Lessee agrees to keep such terms, covenants, obligations and conditions strictly confidential and to not disclose such matters to any other landlord, tenant, prospective tenant or broker.  Provided, however, Lessee may provide a copy of this Lease to a non-party solely in conjunction with Lessee’s reasonable and good faith effort to secure an assignee or sublessee for the Premises, and may disclose the terms of the Lease or file the Lease in connection with any securities or other regulatory filings.

Section 35.15         Lessee’s Responsibility Regarding Hazardous Substances.

(a)           Prohibition.  Lessee shall not cause or permit the manufacture, generation, storage, use, transportation, treatment, incineration, disposal, discharge or release of any Hazardous Substance in, on, under, from or about the Premises or the Property.  Notwithstanding the preceding sentence, Lessee may store and use supplies (in amounts not exceeding quantities normally used for Lessee’s approved use of Premises) containing Hazardous Substances so long as such supplies (a) are of a type and chemical composition commonly associated with Lessee’s approved use of Premises, (b) are stored and used only in such quantities as are reasonably incidental to such use and in compliance with any manufacturer’s directions or warnings and all applicable Laws, and (c) are disposed of by Lessee in compliance with applicable Laws.  Lessee shall store and use all such supplies in a manner which reduces to the greatest extent reasonably practical the threat of any release of any Hazardous Substance and shall promptly and with reasonable care clean up any such release to the satisfaction of Lessor and any governmental authority having jurisdiction thereof.  In no event shall Lessee use or store any asbestos-containing materials or PCBs on or about the Property or the Premises.

(b)           Required Warnings.  Lessee shall give all warnings required by the California Safe Drinking Water and Toxic Enforcement Act of 1986 (California Health & Safety Code §§ 25249.5 et seq.), as amended from time to time, with respect to any exposures occurring in the Premises or as a result of Lessee’s use of the Premises or the Property.

(c)           Environmental Problems.  If Lessee knows or has reasonable cause to believe that any Hazardous Substance is located or will come to be located on the Premises or Property (an “Environmental Problem”), whether or not caused or permitted by Lessee, Lessee shall immediately notify Lessor.  Lessee shall exercise reasonable care to avoid any Lessee Related Environmental Problem (as such term is defined below).  Lessee shall give any and all notices of any Lessee Related Environmental Problem required by applicable Environmental Protection Laws, including, without limitation, any notice required by Section 103 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.) and any notice required by Sections 13271 or 13272 of the California Water Code, as each may be amended from time to time.  Lessee shall immediately give Lessor notice of any governmental investigation or any governmental or regulatory action, proceeding, order or decree relating to any Lessee Related Environmental Problem and, at Lessee’s expense, shall timely comply in all respects with any such order or decree, unless Lessor first notifies Lessee that Lessor intends to contest such order or decree.  Prior to commencing any corrective or remedial action with respect to any Environmental Problem (except for any such action taken to comply with an order or decree which Lessor has not elected to contest), Lessee shall obtain the consent of Lessor (which shall not be unreasonably withheld or delayed) and each governmental authority exercising jurisdiction with respect to such Environmental Problem.

(d)           Lessor’s Access to Information.  Within ten (10) business days after Lessor’s request therefor (or within such shorter time as may be reasonably required by Lessor), Lessee shall provide Lessor with any information reasonably requested by Lessor, to enable Lessor to comply with any applicable Environmental Protection Law.

“Environmental Protection Law” means any applicable Law governing the manufacture, generation, storage, use, transportation, treatment, incineration, disposal, discharge, threatened discharge, release or threatened release of any

Hazardous Substance, or otherwise relating to the protection of the environment or the health and safety of persons, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Water Pollution Prevention and Control Act (33 U.S.C. §§ 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the California Hazardous Substance Account Act (CA Health & Safety Code §§ 25300 et seq.), the California Hazardous Waste Control Act (CA Health & Safety Code §§ 25100 et seq.), the California Safe Drinking Water and Toxic Enforcement Act of 1986 (CA Health & Safety Code §§ 25249.5 et seq.) and the Porter Cologne Water Quality Control Act (CA Water Code §§ 13000 et seq.), as each may be amended from time to time.

“Hazardous Substance” means any hazardous, toxic, explosive, radioactive, infectious or dangerous substance, material, chemical, waste, contaminant or pollutant, including, without limitation, (a) any “hazardous substance” within the meaning of the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.) or the Carpenter-Presley-Tanner Hazardous Substance Account Act (CA Health & Safety Code §§ 25300 et seq.), as each may be amended from time to time, (b) any “hazardous waste” within the meaning of the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.), as amended from time to time, (c) any “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” within the meaning of the California Hazardous Waste Control Act (CA Health & Safety Code §§ 25100 et seq.), as amended from time to time, (d) any “hazardous substance”, “waste” or “sewage” as defined or used in the Porter Cologne Water Quality Control Act (CA Water Code §§ 13000 et seq.), as amended from time to time, (e) petroleum, including crude oil or any fraction thereof, (f) any natural gas, liquefied natural gas, natural gas liquid or synthetic gas usable for fuel (or mixtures of natural and synthetic gas), or (g) any other substance, material, chemical, waste, toxicant, pollutant or contaminant regulated by any applicable Environmental Protection Law.

“Lessee Related Environmental Problem” means any Environmental Problem resulting from or related to (a) any act or omission of Lessee or Lessee’s Employees, or (b) Lessee’s use of the Premises or any other part of the Property.

(e)           Indemnity by Lessee.  If Lessee breaches its obligations stated in this Section 35.15, or if the presence of Hazardous Substances in, upon, under or about the Premises or other portions of the Building or Property caused or permitted by Lessee, Lessee’s Employees or Lessee’s sublessees or their invitees results in the contamination of the Premises or other portions of the Building, or if contamination of the Premises or other portions of the Project by Hazardous Substances otherwise occurs for which Lessee may be liable to Lessor for damages resulting therefrom, then Lessee shall indemnify, defend and hold Lessor and Lessor’s Employees harmless from and against any and all liabilities, costs, expenses, claims, judgments, damages, penalties, fines or losses (including, without limitation, diminution in value of the Premises or other portions of the Building, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or other portions of the Building, damages arising from any adverse impact on marketing of space in the Premises or other portions of the Building, and sums paid in settlement of claims, attorneys’ fees, consultants’ fees and experts’ fees) which arise after the execution date of this Lease or during the Term of this Lease or after the Term of this Lease as a result of such contamination.  This obligation of Lessee to indemnify, defend and hold Lessor harmless shall survive and extend beyond the expiration or earlier termination of this Lease.

(f)            Indemnity by Lessor.  Lessor shall indemnify and hold Lessee harmless for any Hazardous Substance (as defined in Section 35.15(d) above), deriving or originating from use of the Premises prior to the commencement of the Lease, or introduced to the Building or Property during the Term from someone or a source other than Lessee or Lessee’s Employees.

Section 35.16         Nondiscrimination.  The Lessee herein covenants by and for himself, his heirs, executors, administrators and assigns, and all persons claiming under or through him, and this Lease is made and accepted upon and subject to the following conditions.  That there shall be no discrimination against or segregation of any person or group of persons on account of sex, marital status, race, color, religion, creed, national origin or ancestry, in the leasing, subleasing, transferring, use or enjoyment of the Premises, nor shall the Lessee himself, or any person claiming under or through him establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

Section 35.17         No Offer.  The preparation of this Lease and/or the submission of this Lease to Lessee shall not be deemed an offer to lease the Premises or any other premises to Lessee.  This Lease shall only become binding upon Lessor and Lessee when it is fully executed and a fully executed original Lease is delivered by Lessor to Lessee.

Section 35.18         Broker’s Commissions.  Lessor and Lessee each hereby represent and warrant to the other that it has not engaged or dealt with any real estate brokers, salesperson, finders or other persons entitled to any compensation relating to this Lease.  If Lessee’s or Lessor’s representation and warranty contained in this paragraph is inaccurate, then the party making the inaccurate representation hereby agrees to indemnify, defend, and hold the other harmless from and against any and all liabilities, costs and expenses (including, without limitation, attorneys’ fees) incurred in connection with the claims of any brokers, salespersons, finders or other persons.

Section 35.19         Joint and Several Obligations of Lessee.  If more than one individual or entity comprises Lessee, the obligations imposed on each individual or entity that comprises Lessee under this Lease shall  be joint and several.

Section 35.20         Jurisdiction and Enforcement.  The parties hereto agree that this Lease Agreement is made and entered into in the County of Los Angeles, State of California, and that all legal actions relating to this Lease Agreement shall be filed and entertained in the Courts in and for the County of Los Angeles, State of California.

Section 35.21         Compliance with Safety Regulations.  Lessee shall comply, and Lessee shall cause Lessee’s Employees to comply, with all safety, fire protection, and evacuation procedures and regulations established by Lessor or by any government agency.

Section 35.22         Modifications to Building.  Lessor may elect to make certain modifications and improvements to the Building that may cause the building load factor and the rentable area of the Premises to change. Should this occur, then Lessee understands that upon substantial completion of said modifications / improvements, the rentable square footage for the Premises may increase / decrease, and Base Rent will increase / decrease by the proportion the revised rentable square feet bear to the rentable square feet shown on Section 1.1(g) above.

Section 35.23         Electromagnetic Fields.  Lessor and Lessee hereby recognize and understand that the National Institute of Environmental Health Sciences (“NIEHS”) and the Department of Energy (“DOE”) have conducted research to understand the potential for health risks from exposure to extremely low frequency electric and magnetic fields (“ELF-EMF”), and that said research has lead the NIEHS and DOE to conclude: “Any scientific evidence to suggest that ELF-EMF exposure may pose health risk is weak (emphasis added).”  Because ongoing public concern over safety due to ELF-EMF exposure has prompted more research in this area, which research may subsequently conclude that adverse health effects may result from ELF-EMF exposure, Lessee hereby agrees that it shall not be entitled to claim any breach of warranty of quiet enjoyment, or any and all other damages, claims or losses based upon claims of injury or otherwise due to ELF-EMF exposure, it being deemed a material covenant on the part of Lessee, upon which Lessor relies in entering into this Lease, that Lessee hereby assumes the risk of any damage or injury to Lessee and to Lessee’s Employees flowing from ELF-EMF exposure.

Section 35.24         Ban on Smoking.  Lessee understands that Lessor’s ventilation system in the Building connects to more than one premises and/or to the Building’s common areas, and that the City of El Segundo bans tenants from smoking within their own premises whenever a landlord’s ventilation system connects to more than one premises or to the Building’s commons areas.  Therefore, to prevent second-hand smoke from traveling through the Building’s ventilation system and adversely affecting non-smoking tenants in other premises or common areas, Lessee agrees (1) that it will not permit any of Lessee’s Employees to smoke in the Premises or anywhere within the Building, and (2) that it will implement reasonable measures to direct Lessee’s Employees to smoke outside the Building.

Section 35.25         Financial Information Disclosure.  If reasonably required by Lessor, at any time and from time to time upon not less than thirty (30) days prior written request, Lessee shall deliver to Lessor (a) a current, accurate, complete, and detailed financial statement on Lessee to include a balance sheet, profit and loss statement, cash flow summary, and all accounting footnotes, prepared in accordance with generally accepted accounting principles consistently applied and certified by the Chief Financial Officer of Lessee to be a fair and true presentation of Lessee’s current financial position; (b) if reasonably required by Lessor, a current, accurate, complete, and detailed financial statement on Lessee audited by an independent Certified Public Accountant as of the end of the most recent fiscal year of Lessee; (c) current bank references for Lessee; and (d)  if available, a current Dun & Bradstreet Report about Lessee.  Lessee agrees that its failure to strictly comply with this Section shall constitute an Event of Default by Lessee under the Lease.

Section 35.26         Interior Signage.  Lessor will provide Lessee, if so requested by Lessee, and at Lessee’s cost (using building standard materials and design) the following interior signage:  (a) one (1) tenant suite sign located at the entrance to Lessee’s Premises; and (b) one (1) directory strip sign located in the Building lobby.  Both signs will be provided for the display of the name and location of the Lessee of the Building shown in Section 1.1(b), and Lessor reserves the right to exclude any other names therefrom.

Section 35.27         Restrictive Covenant.  During the Lease Term and during all extensions thereof, Lessee shall not use, nor shall Lessee permit its successors, assigns, officers, directors, shareholders, parent, affiliated and subsidiary corporations, or affiliated parties to use the Premises as a store, business, trade or profession (whether separately or as part of another entity) as a “salon” that engages in the sale, dispensing or providing, retail, or wholesale, of salon products and/or services, including, without limitation, facials, skin care treatments or products, massage, manicures, pedicures and hair styling. Lessee understands that by this reference Murad Salon, and Murad Salon’s successors and assigns, shall be deemed third party beneficiaries of said restrictive covenant.

Section 35.28         Rights Reserved by Lessor.  Provided that the exercise of such rights does not unreasonably interfere with Lessee’s occupancy of the premises, Lessor shall have the following rights:

(a)           Building and Property Operations.  To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building and Property, or any part thereof; to enter upon the Premises (after giving Lessee reasonable written notice thereof, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building and Property; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building and/or Property; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building and/or Property;

(b)           Security.  To take such reasonable measures as Lessor deems advisable for the security of the Building, the Property and its occupants, such as, but not limited to, evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Lessee’s right to enter when the Building is closed after normal business hours under such reasonable regulations as Lessor may prescribe from time to time;

(c)           Prospective Purchasers and Lenders.  Upon twenty-four (24) hours prior written notice, to enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and

(d)           Prospective Lessees.  At any time during the last three (3) months of the Term (or earlier if Lessee has notified Lessor in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants upon twenty-four (24) hours prior written notice.

Section 35.29         Expansion Option.  In the event the tenant presently in occupancy of Suite 110 in the Building (the “Expansion Space”, comprising            usable square feet,              rentable square feet) should vacate the Expansion Space prior to the termination or earlier expiration of this Lease, then Lessee shall have the option (“Expansion Option”) to lease said Expansion Space subject to the following terms and conditions:

(a)           The Expansion Space shall be added to the Premises demised under the Lease for a term commencing on the Expansion Space Commencement Date (defined below) and expiring upon the expiration or earlier termination of the Lease, and the term “Premises” used in the Lease shall thereafter be deemed to include the Expansion Space;

(b)           The “Expansion Space Commencement Date” for the Expansion Space shall be the date which is the earlier of (i) the date Lessee, or any person occupying any of the Expansion Space with Lessee’s permission, commences business operations from the Expansion Space, or (ii) the date on which the Expansion Space is delivered to Lessee in broom-clean condition;

(c)           The Base Rental and Operating Expense Adjustment to be paid by Lessee for the Expansion Space shall be the Base Rental and Operating Expense Adjustment then in effect for the Premises, on a rentable square foot basis; furthermore, Lessee’s Pro Rata Share of Operating Expenses shall be appropriately increased to reflect the addition of the Expansion Space to the Premises;

(d)           Lessee shall not have the right to exercise the Expansion Option if at the time of exercise thereof, or on the Expansion Space Commencement Date, Lessee is in default beyond any applicable notice and cure period; and

(e)           Lessor and Lessee shall execute and deliver appropriate documentation to memorialize the addition of the Expansion Space to the Premises hereunder and the terms and conditions of the Lease with respect to the Expansion Space, but any failure by Lessor or Lessee to execute and deliver any such documentation shall not change any of the terms and conditions provided herein.

Section 35.30         Monument Sign.  Lessor grants Lessee the nonexclusive right to display its name in the building standard font on the monument sign of the Building (the “Monument Sign”) subject to the following provisions:

(a)           Lessee’s right to display its name on the Monument Sign shall be automatically withdrawn by Lessor, without further notice to Lessee, sixty (60) days following the Commencement Date hereof, unless Lessee shall prior thereto pay Lessor the amount Lessor shall invoice Lessee for the cost to fabricate and install Lessee’s  name on the Monument Sign;

(b)           Lessee’s right to display its name on the Monument Sign shall be withdrawn by Lessor following fifteen (15) days written notice to Lessee by Lessor if Lessee (a) occupies less than 3,000 rentable square feet of the Building; (b) sublets, in the aggregate, more than 4,380 rentable square feet of the premises, (c) assigns the Lease, other than to a Qualified Financial Institution, or (d) is in default of this Lease under Article 17 hereof;

(c)           Lessee shall pay to Lessor, from time to time and within thirty (30) days after receipt of written demand, Lessee’s portion of all expenses incurred  by Lessor  that  are  attributable  to  the  lighting  (if applicable), maintenance, cleaning and repair of the Monument Sign during the period of time that Lessee’s name is on the Monument Sign.  Lessee’s portion of such expenses shall be calculated by Lessor by dividing such expenses equally among all lessees and occupants that have signs on the Monument Sign;

(d)           Commencing as of the Commencement Date (and prorated if the Commencement Date occurs on a date other than the first day of a calendar month), Lessee shall pay to Lessor rent for the sign, in advance, without prior notice, demand or billing statement, on or before the first day of each calendar month during the lease Term, in the sum of Two Hundred Dollars ($200.00) per month,

(e)           Lessor shall have the right to relocate, redesign, and/or reconstruct the Monument Sign from time to time as determined by Lessor in Lessor’s sole discretion; and

(f)            Upon termination and/or expiration of the Lease Term, Lessor shall permanently remove Lessee’s name from the Monument Sign, repair any damage to the Monument Sign that may result from the removal of Lessee’s name, and charge Lessee for all expenses and costs incurred in connection with said removal and repair.

The design, size, specifications, graphics, materials, colors, and lighting (if applicable) of the Exterior Identity Sign shall be determined by Lessor in Lessor’s sole discretion.

remainder of page intentionally left blank

IN WITNESS WHEREOF, the parties acknowledge that each has carefully read each and every provision of this agreement and that each has fully entered into this agreement as of the date first appearing above of its own free will and volition.

“LESSOR”		“LESSEE”

The Plaza CP LLC		Manhattan Bancorp.
a California limited liability company		a California corporation

By:	The Plaza CP Corporation
a Delaware corporation
its Managing member

By:	/s/ Richard C. Lundquist	By:	/s/ Jeffrey M. Watson
Richard C. Lundquist
	President	Print Name: Jeffrey M. Watson

Title: President and CEO

By:	/s/ Leonard E. Blakesley, Jr.	By:
Leonard E. Blakesley, Jr.
	Secretary	Print Name:

Title:

LIST OF EXHIBITS

A-1	Building

A-2	Legal Description

A-3	Continental Park

B	Intentionally Deleted

C	Construction Work Letter

C-1	Minimum Building Standard Lessee Improvement Finishes and Materials

C-2	Premises

C-3	Conduct of the Work and Rules of the Site

C-4	Continental Construction Project Close Out Package Acceptance Checklist

D	Building Standard Services and Utilities

E	Rules & Regulations

F	Parking Facilities

G.	Letter of Credit

BUILDING

EXHIBIT “A-1”

1

LEGAL DESCRIPTION OF LAND

PARCEL 1:

THE SURFACE AND THAT PORTION OF THE SUBSURFACE WHICH LIES ABOVE A PLANE 450 FEET BELOW THE MEAN LOW WATER LEVEL OF THE PACIFIC OCEAN (AS SAID MEAN LOW WATER LEVEL IS ESTABLISHED BY U.S. COAST AND GEODETIC SURVEY BENCH ALONG THE SHORELINE) OF THE FOLLOWING DESCRIBED PROPERTY, SITUATED IN THE CITY OF EL SEGUNDO, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, TO WIT:

PARCEL 4, IN THE CITY OF EL SEGUNDO, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS SHOWN ON PARCEL MAP NO. 12659, FILED IN BOOK 124 PAGE 52 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM ALL OIL, GAS, ASPHALTUM AND OTHER HYDROCARBONS AND OTHER MINERALS, WHETHER SIMILAR TO THOSE HEREIN SPECIFIED OR NOT, WITHIN OR THAT MAY BE PRODUCED FROM SAID LAND, PROVIDED, HOWEVER, THAT THE SURFACE OF SAID LAND SHALL NEVER BE USED FOR EXPLORATION, DEVELOPMENT, EXTRACTION, REMOVAL OR STORAGE OF SAID OIL, GAS, ASPHALTUM AND OTHER HYDROCARBONS AND OTHER MINERALS, AND FURTHER PROVIDED NO INSTALLATION CONSTRUCTED THEREON SHALL BE DISTURBED IN ANY MANNER IN EXTRACTING SAID RESERVED MINERALS, AS RESERVED IN DEED FROM STANDARD OIL COMPANY OF CALIFORNIA, RECORDED DECEMBER 20, 1960, AS INSTRUMENT NO. 1622, IN BOOK D-1069 PAGE 595, OFFICIAL RECORDS.

PARCEL 2:

A NON-EXCLUSIVE RIGHT FOR VEHICULAR AND PEDESTRIAN USE TO AND FROM THE SOUTHERLY 12.50 FEET OF PARCELS 2 AND 3 OF SAID PARCEL MAP NO. 12659, FILED IN BOOK 124 PAGE 52 OF PARCEL MAPS, AS DISCLOSED IN THAT CERTAIN INSTRUMENT BY AND BETWEEN CONTINENTAL DEVELOPMENT CORPORATION, TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, STATE OF CALIFORNIA PUBLIC EMPLOYEES RETIREMENT SYSTEMS AND UNION BANK, RECORDED MARCH 29, 1985, AS INSTRUMENT NO. 85-342807, OFFICIAL RECORDS.

[more commonly known as:	2101 / 2121 / 2141
Rosecrans Avenue
El Segundo, California]

EXHIBIT “A-2”

1

CONTINENTAL PARK

AVIATION BOULEVARD
3601 AVIATION BLVD.
CONTINENTAL PARK TERRACE
2361 ROSECRANS AVE.
PARKING STRUCTURE
ROSECRANS AVENUE
810 DOUGLAS ST.
2321 ROSECRANS AVE.
2301 ROSECRANS AVE
1700 ROSECRANS AVE.
750 DOUGLAS ST.
METRO GREEN LINE DOUGLAS ST.
DOUGLAS STREET
2231 ROSECRANS AVE.
831 DOUGLAS ST.
2221 ROSECRANS AVE.
2221 PARK PLACE
2750 PARK PLACE
2201 PARK PLACE
2201 ROSECRANS AVE
2175 PARK PLACE
PARK PLACE
500 APOLLO ST
540 APOLLO ST.
560 APOLLO ST.
APOLLO STREET
MARKET PLACE
PARKING STRUCTURE 2145 PARK PLACE
2120 PARK PLACE
841 APOLLO ST.
PARKING STRUCTURE 870 NASH ST.
THE PLAZA AT CONTINENTAL PARK
2141
2121 ROSECRANS AVE.
2101
1500
2121 PARK PLACE
830 NASH ST.
NASH STREET
PARKWAY
831 NASH ST.
PARKING STRUCT.
2041 ROSECRANS AVE
PARKVIEW

CONTINENTAL PARK

A Continental Development Corporation Project
2041 Rosecrans Avenue, El Segundo, California 90245
310/640-1520 - Fax: 310/414-8279
www.continentaldevelopment.com

EXHIBIT “A-3”

1

NOTICE OF COMMENCEMENT DATE

Intentionally Deleted

EXHIBIT “B”

1

CONSTRUCTION WORK LETTER

THIS CONSTRUCTION WORK LETTER (the “Agreement”) supplements the Lease to which this Agreement is attached.  The terms used herein shall have the same meanings as set forth in the Lease, unless such meanings are expressly contradicted herein.  In addition, all rights and remedies of Lessor and Lessee under the Lease shall apply in the event of a default in any of the provisions of this Agreement, and this Agreement is hereby made a part of the Lease.

1.             Construction of Base Building

1.1           Base Building Improvements.  Lessor has constructed and Lessee hereby accepts as constructed the Base Building Improvements consisting of a parking facility and building shell and core (collectively the “Base Building Improvements”).  The building shell and core includes the following:  (a) bare, trowel finished, concrete slab floors; (b) finished core area, including elevators and common area elevator lobbies, toilet rooms, electrical rooms, telephone rooms, janitorial closets, exit stairs and mechanical shafts; (c) primary heating, ventilation and air conditioning service stubbed out to the floor, including main supply air duct, base building digital control system (where applicable) for the HVAC and heating hot water supply mains (Lessee’s HVAC improvements to the Premises shall properly and without special requirements, interface and integrate with the Base Building HVAC and its Direct Digital Control System. Such interface and integration, as well as the design of the HVAC system for the Premises, including the distribution thereof shall be consistent and compatible with Lessor’s operating requirements and use only a proportionate share of the Building system’s capacity); (d) primary fire sprinkler system in open floor plan configuration (any modification to such sprinkler system for the Lessee shall be a part of the Lessee Improvements); (e) main electrical panels on each floor including breakers but no distribution; and (f) primary distribution for the fire safety system required by applicable code for unoccupied buildings (including the primary fire sprinkler system and alarms). Lessor, at Lessor’s sole cost and expense, shall also provide Lessee with a glass door entry per Lessor’s design, dimension and specification shown on the drawing attached hereto as Exhibit “C-5”. Modification and connection to the fire safety system for the Premises, as occupied, shall be a part of the Lessee Improvements. Any and all modifications to the Base Building Improvements mandated or otherwise required by application and/or interpretation of any federal, state, local or other applicable governmental statutes, ordinances, codes, rules, regulations, controls or guidelines (collectively, “Laws”) as a result of Lessee’s use of, and/or the construction of the Lessee Improvements (as defined in Section 1.2 below) within, the Premises shall be a part of the Lessee Improvements.  Thereafter, Lessee shall furnish and install within the Premises those improvements and items of general construction (the “Lessee Improvements”) shown on the plans and specifications diligently prepared by Lessee and approved by Lessor and Lessee pursuant to Section 2 below, in compliance with all applicable codes and regulations.  No portion or element of the Lessee Improvements in the sole judgment of Lessor, shall in any way be in conflict with or adversely impact the Building or any of its systems. All Lessee Improvements shall be constructed pursuant to this Work Letter.

1.2           Lessee Improvements.  Lessee shall construct and install (collectively, “construct”) the Improvements to the Premises as set forth herein (the “Lessee Improvements”) pursuant to plans and specifications mutually approved by the Lessor and Lessee and prepared by the Building Architect.  The Lessee Improvements shall consist of, at a minimum, the “Building Standard Improvements” (which Building Standard Improvements are set forth in Exhibit “C-1” attached hereto and made a part hereof) in order to construct a standard office in the Premises, together with an HVAC control system (as specified by Lessor) which shall be connected to the Base Building HVAC control system in accordance with Lessor’s specifications and such other improvements as specified in the “Final Plans” (as hereinafter defined) or required by Law.  The cost of preparing the plans and specifications for the Lessee Improvements and the cost of constructing the Lessee Improvements shall, except as otherwise provided herein, be borne by Lessee.

1.3           Lessor Supplied Improvements.  Lessor shall supply certain items of the Lessee Improvements including, but not limited to, partial distribution HVAC ductwork, electrical runs to lights, partial sprinkler system piping and sprinkler heads, window coverings and perimeter wall, core wall and column wrap drywall, which shall be valued in accordance with Lessor’s schedule of values for such items which Lessor shall have prepared for the Building for use by Lessee and other tenants.  Lessor shall receive credit against the Lessor’s Construction Allowance in an amount equal to the aggregate of the values of all such items supplied by Lessor to Lessee based on Lessor’s schedule of values for such items.

2.             Plans and Specifications.

2.1           Schematic Drawings.  If the Schematic Drawings depicting the layout of the Premises and the location of the Lessee Improvements therein (the “Schematic Drawings”) have already been prepared and approved by Lessor and Lessee prior to the full execution of this Lease (which includes this Agreement), then same shall be attached hereto as Exhibit “C-5”) and made a part hereof.  If the Schematic Drawings are not attached as Exhibit “C-5” hereto at the time this Lease is fully executed, then the following procedure shall be used to prepare and approve of the Schematic Drawings.  No later than five (5) days following the full execution of this Lease, Lessee shall meet with the Architect and provide such information as is necessary or appropriate for the Architect to prepare the Schematic Drawings.  Such Schematic Drawings, upon completion thereof (which in no event shall be more than thirty (30) days after the execution of this Lease), shall be submitted to Lessor and Lessee for approval.  Within five (5) days after Lessee’s receipt of such Schematic Drawings, Lessee shall notify Lessor and Architect of the changes, if any, which Lessee desires to make to such Schematic Drawings, which notice shall be in writing and shall identify with specificity the changes which Lessee desires to make and shall attach a copy of the Schematic Drawings initialed by Lessee and showing the desired changes

EXHIBIT “C”

1

(the “Lessee’s Schematic Notice”).  Within a reasonable time following Lessor’s receipt of the Schematic Drawings and Lessee’s Schematic Notice (but Lessor shall not be obligated to respond earlier than five (5) days after Lessor’s receipt of the Schematic Drawings and Lessee’s Schematic Notice), Lessor shall either approve or disapprove thereof.  If Lessor disapproves, Lessor shall specify in writing the changes which Lessor requires and the Schematic Drawings shall be revised by the Architect to reflect those changes described in Lessee’s Schematic Notice which are not disapproved by Lessor and such other items needed to satisfy Lessor’s objections thereto.  At Lessor’s request, upon completion of the revised Schematic Drawings, Lessor and Lessee shall initial same, thereby acknowledging their approval of the form of such Schematic Drawings.

2.2           Final Plans.  Upon completion of the Schematic Drawings as revised in accordance with Paragraph 2.1 above, the Architect shall prepare final plans and specifications and working drawings (collectively the “Final Plans”) based upon and incorporating such Schematic Drawings as revised as provided hereinabove.  Upon completion of the Final Plans, same shall be submitted to Lessor and Lessee for approval.  If Lessor consents in writing thereto, such Final Plans may exclude certain finish specifications (such as, the color of paint or the color or design of wall or floor coverings) so long as such specifications are not needed in order to submit the Final Plans for Permits (as hereinafter defined) and so long as such specifications are delivered to Lessor for Lessor’s approval thereof within thirty (30) days after delivery to Lessor of the Final Plans.  Such finish specifications shall not be incorporated into the Lessee Improvements until same are approved by Lessor in writing.  Within ten (10) days after Lessee’s receipt of the Final Plans, Lessee shall notify Lessor and the Architect of the changes, if any, which Lessee desires to make to such Final Plans, which notice shall be in writing and shall identify with specificity the changes which Lessee desires to make and shall attach a copy of the Final Plans initialed by Lessee and showing the desired changes (the “Lessee’s Final Notice”).  Without Lessor’s prior consent, which shall not be unreasonably withheld or delayed, Lessee shall not change any portion of the Final Plans which incorporate the improvements depicted in the Schematic Drawings, as revised in accordance with Paragraph 2.1 above, or which is a natural progression of such improvements.  Within a reasonable time following Lessor’s receipt of the Final Plans and Lessee’s Final Notice (but Lessor shall not be obligated to respond earlier than ten (10) days after Lessor’s receipt of such Final Plans and Lessee’s Final Notice), Lessor shall approve or disapprove thereof.  If Lessor disapproves, Lessor shall identify in writing and with specificity the reason for Lessor’s disapproval, and the Final Plans shall be revised by the Architect to reflect those changes described in Lessee’s Final Notice which are not disapproved by Lessor and such other items needed to satisfy Lessor’s objections thereto.  The improvements depicted on the Final Plans, as so revised, shall constitute the “Lessee Improvements.”  At Lessor’s request, upon completion of the revised Final Plans, Lessor and Lessee shall initial same, thereby acknowledging their approval of the form of such Final Plans.

2.3           Standard of Review by Lessee.  Lessee agrees that any changes which it desires to make as set forth in Lessee’s Schematic Notice and Lessee’s Final Notice shall be reasonable and made in good faith.  In the event Lessor and Lessee have any differences with respect to changes each desires to make to the Schematic Drawings or Final Plans, Lessor and Lessee shall promptly meet and use good faith efforts to resolve the differences.

2.4           Accuracy of Plans and Specifications.  Notwithstanding the fact that Lessor shall review and denote revisions to the Schematic Drawings and Final Plans, and that Lessor shall have designated or approved of the Architect, Lessor shall not be liable in any way to Lessee or any other person or entity for any deficiencies in the Schematic Drawings or Final Plans, delays in the preparation and/or delivery thereof, or any errors or omissions by the Architect, nor shall same constitute a warranty or guaranty that the Final Plans are complete or accurate, or that the improvements depicted therein will comply with any Laws, or are sufficient for Lessee’s use or business.

3.             Permits.  As soon as practicable following completion of the Final Plans, Lessee shall submit the Final Plans to all appropriate governmental authorities, pay the appropriate filing fees, and attempt to obtain all permits and approvals (the “Permits”) necessary or appropriate to allow the construction of the Lessee Improvements.  If, as part of the procedure of obtaining or attempting to obtain Permits, any governmental agencies or authorities request changes in the Final Plans, the Final Plans shall be modified to incorporate such changes unless Lessor or Lessee do not approve thereof, which approval shall not be unreasonably withheld.  The Architect shall promptly revise the Final Plans as required by such governmental agencies or authorities unless such required revisions are reasonably disapproved of by Lessor or Lessee.  If such Permits are not obtained within ninety (90) days following Lessor’s or the Architect’s submission of the Final Plans for such Permits, then Lessor shall have the option of terminating this Lease at any time thereafter upon at least ten (10) days’ prior written notice thereof to Lessee.  In the event of such termination, Lessee shall immediately pay all costs and expenses of the Architect relating to the preparation and completion of the Schematic Drawings and Final Plans for Permits, together with all fees and costs of submitting the Final Plans for Permits, and each party shall otherwise be released of all further liability arising under this Lease (except for those liabilities accruing prior to the termination).  Except as provided above, Lessor and Lessee shall otherwise each bear its own costs to the date of such termination.

2

4.             Construction.  Lessee’s approved general contractor, Greg Holwick Construction, Inc. (the “General Contractor”), shall construct the Lessee Improvements in accordance with the Final Plans for which Permits are issued as well as in accordance with all terms and conditions set forth in this Exhibit “C” and the attached Exhibit “C-1” (Minimum Building Standard Lessee Improvement Finishes & Materials) and Exhibit “C-3” (Conduct of The Work & Rules of the Site).  Lessor or such General Contractor shall commence and thereafter complete the construction of the Lessee Improvements in a reasonably diligent and first-class manner.  Furthermore, Lessee shall be required to use the following sub-contractors: Pyro-Comm for fire-life-safety systems, Qualco Fire Protection for sprinklers, Western Allied for DDC controls, R&R for electrical, and either ACCO, Western Allied, Air-Tech or Control Air for mechanical.  Lessor and Lessor’s General Contractor shall notify Lessee’s architect in writing of any changes in construction of the Premises due to field conditions or Building modifications that may occur and no such changes shall be made (whether or not they affect the cost of construction) without the Lessee’s consent, which consent shall not be unreasonably withheld unless such changes are necessary to preserve the structural integrity of the Building or Leased Premises or any Building Systems.  Before commencing any improvements or alterations work in the Premises, Lessee shall require all contractors of Lessee performing such work in the Premises to carry and maintain, at no expense to Lessor, any or all of the following insurance policies as determined by Lessor written by companies acceptable to Lessor:

(i)            Commercial general liability insurance, which shall name Lessee and Lessor as additional insureds, in such amounts as required by Lessor and with any endorsements that Lessor requires;

(ii)           Worker’s compensation insurance in such amounts required by law and covering all persons employed by said contractor and engaged in the work;

(iii)          [If applicable] comprehensive automobile liability insurance in such amounts as required by Lessor; and

(iv)          Insurance against such other perils or legal risks and in such amounts as Lessor may from time to time establish.  Upon Lessor’s request, Lessee shall furnish to Lessor duplicate original counterparts of any or all insurance policies required pursuant to this paragraph.

5.             Costs of Construction – Lessee Improvements.  Lessee shall pay all construction costs which shall be defined as all costs and expenses incurred in the construction of the Lessee Improvements, (“Construction Costs”) in excess of the amount of the Lessor’s Construction Allowance, which shall be $45.00 per usable square foot of Premises (“Lessor’s Construction Allowance”).  Costs shall include, in addition to any other items or costs set forth elsewhere in this Construction Work Letter, without limitation the costs of:  (a) the Architect, engineers and space planners (including design fees and costs);  (b) materials including acquiring, fabricating or constructing such materials as may be required; (c) all fees and charges associated with plan check and permitting of the Lessee Improvements;  (d) testing and inspection, trash removal, contractor’s fees and general conditions;  (e) changes in the Base, Shell and Core work when such changes are required by the Construction Drawings, including all direct architectural and/or engineering fees and expenses incurred in connection therewith;  (f)  any changes to the Construction Drawings or Lessee Improvements;  (g) any repair of damage to the Building caused by Lessee or General Contractor in connection with the construction and installation of the Lessee Improvements;  (h) sales and use taxes; and (i) reimbursement to Lessor in a sum equivalent to five percent (5%) of the total Cost of Construction as and for Lessor’s Project Management Fee.  The Construction Costs after deduction of the Lessor’s Construction Allowance is referred to herein as the “Lessee’s Construction Costs.” Lessor shall pay Lessee the Lessor’s Construction Allowance within fifteen (15) days of completion of the Lessee Improvements, Lessee’s delivery to Lessor of all applicable items outlined in that certain attachment to this Exhibit and entitled “Continental Construction Project Close Out Package Acceptance Check List,” attached hereto as Exhibit “C-4”, and following receipt of a complete and accurate invoice package that shall contain:

(a)           satisfactory evidence of Lessee’s payment towards said Lessee’s Construction  Costs (inclusive of all Change Orders, as defined in Section 6); and

(b)           a certification of the status of completion of the Lessee Improvements by the Architect (and Lessee shall provide Lessor with the opportunity to make an inspection of the same); and

(c)           copies of unconditional waivers and releases from Lessee’s General Contractor, subcontractors and materialmen of all liens covering the work and materials subject to the Lessee Improvements.

 6.            Change Orders.  Lessor shall not be obligated to consent to, or make, any changes or additions requested by Lessee to the Final Plans once such Final Plans have been approved by Lessor and Lessee.  Any such changes or additions requested by Lessee and consented to by Lessor (“Change Orders”) shall be at the sole cost and expense of Lessee, and the increased cost of construction of the Lessee Improvements, including such Change Orders, shall be the responsibility of Lessee.  Lessee shall also be responsible for all costs and expenses resulting from or arising out of any delay in completing the construction of the Lessee Improvements as a result of such Change Orders. As compensation to Lessor for supervision of such Change Orders, the costs and expenses of the Change Orders shall also include an amount equal to fifteen percent (15%) of said costs and expenses.

7.             Close Out Package.  Lessee acknowledges, at completion of construction, that the definition of “Final Plans and Specifications” includes the preparation and the delivery of all applicable items to Lessor outlined in

3

that certain attachment to this Exhibit and entitled “Continental Construction Project Close Out Package Acceptance Check List,” which is attached hereto as Exhibit “C-4”.  Lessee further understands and acknowledges that the items provided in said check-list may be supplemented and/or amended by Lessor, from time to time, at Lessor’s sole discretion, to correspond to the particular construction project for Lessee.

8.             No Miscellaneous Charges.  Neither Lessee nor the Contractor shall be charged for parking or for the use of electricity, water, toilet facilities and elevators during the construction of the Lessee Improvements.

9.             Life-Fire Safety Codes, Etc.  Subject to Section 1.1 above, in the event that the Building and/or the Premises, as constructed, do not comply with life-fire safety codes, physical handicap codes, and/or earthquake safety codes in effect on the date of the Lease, and a result of such non-compliance the costs of designing and constructing the Lessee Improvements increases over what it would have been had the Building and Premises been in compliance with such codes, then Lessor shall pay and bear those increased costs in addition to (and not as part of) the Lessor’s Construction Allowance.

10.           Description Of Depreciable Construction Costs. Lessee agrees that Lessor’s Tenant Improvement Allowance shall be applied towards the demolition and removal costs of the existing tenant improvements in the Premises (if applicable) and towards the cost of new separately depreciable building components (which shall be owned by Lessor) not related to the operation of the building as a whole, all of which shall be detailed on Exhibit “Z” attached hereto. Should no Exhibit “Z” be attached to the Lease at the time the parties shall execute this Lease then the following procedure shall be used to prepare and approve said Exhibit “Z” hereafter. No later than fifteen (15) days following Lessee’s occupancy of the Premises, Lessee shall provide Lessor with any and all information Lessor may reasonably request to enable Lessor to prepare said Exhibit “Z,” which the parties understand Lessor shall prepare in such a manner as to detail the items (e.g., window coverings, carpeting, mill work, etc.), construction work and other costs/charges Lessor shall designate as “depreciable building components not related to the operation of the Building as a whole.”  Such exhibit shall thereafter be attached to the Lease, following Lessee’s consent of the same (which consent shall not be unreasonably withheld, delayed or conditioned).  Should Lessee fail to consent to Lessor’s exhibit within fifteen (15) of Lessor’s delivery of the same to Lessee, such failure shall be an “Event of Default” by Lessee.

4

MINIMUM BUILDING STANDARD LESSEE IMPROVEMENT

FINISHES & MATERIALS

2101/2121/2141 Rosecrans (Plaza)

(Revised 10/03/03)

The tenant improvements shall be constructed in accordance with Owner’s Building Standard Tenant Improvements, as follows:

06200 - FINISH CARPENTRY

A.            TELEPHONE BACKBOARD:

Fire-rated 4’-0” x 4’-0” x 3/4” with 3” radius corners, painted Building Standard gray.

(Allowance - One (1) per Tenant space)

B.            LUNCH ROOM CABINETS:

Furnish and install upper and lower plastic laminate faced cabinets and countertop, Melamine lined interiors. (Note: Countertop to have waterfall “dam” edge.)  Include cutout for sink and backing for wall hung cabinets.  Cabinet Laminate:  Pionite WX041-S, Anigre.  Counter Top:  Pionite AE021-S, Graphite Spectrum.

(Allowance - 8’  lineal feet in the lunch room for tenant space over 10,000 usable sq. ft.)

08120 - ALUMINUM DOOR FRAMES

08210 - WOOD DOORS

08710 - FINISH HARDWARE

A.            TENANT INTERIOR DOOR:

Doors - 3’-0” x 8’-0” solid particle board core, 1¾” thick plain sliced  maple wood veneer, pre-finished with clear satin open coat finish, pre-machined for lever handle latchset located 3’-6” above finish floor, and pre-fit.  Doors to be manufactured with 10” bottom rail.

Door Frames - 3’-0” x 8’-0” Western Integrated aluminum frame, anodized clear aluminum finish.

Latch Set - Schlage D53PD Rhodes lever handle cylindrical bored latchset, 630 finish.

Hinges - Two (2) pairs of fully mortised hinges per door, Stanley FBB179, 4½” x 4,” 630 finish.

Door Stop - Floor mounted door stop, Trimco W1213ES or Quality 331E5 630 finish, with spacers where required.

(Allowance -One (1) door assembly per 500 sq. ft. of  useable  floor area.)

Sidelights – 18” w x 8’ – 0” height to match adjacent door Timely of equal: 3/8” clear tempered glass; color clear anodized; sidelight to be integral part of door frame.

(Allowance - One (1) per interior door.)

B.            TENANT ENTRY DOOR:

Door - 3’-0” x 8’-0” solid particle board core, 1¾” thick plain sliced  maple wood veneer, pre-finished with clear satin open coat finish, pre-machined for lever handle lockset located 3’-6” above finish floor, pre-fit, and labeled with a twenty (20) minute fire rating.  Doors to be manufactured with 10” bottom rail.

Door Frame - 3’-0” x 8’-0” Western Integrated aluminum frame, clear anodized aluminum finish, with twenty (20) minute fire rated label.

Lockset - Schlage L9453 lockset with 03 lever, 630 finish.

Hinges - Two (2) pairs of fully mortised hinges per door, Stanley FBB179 4½” x 4,” 630 finish.

EXHIBIT “C-1”

1

Closer - Norton 8502 closer with factory sprayed aluminum finish, control arm DN Tenant’s side of door.

Door Stop -Floor mounted door stop, Trimco W1213ES or Quality 331E5 630 finish, with spacers where required.

(Allowance - Minimum required by code - one (1) door assembly for less than 3,000 sq. ft. of usable floor area; or two (2) door assemblies for more than 3,000 sq. ft. of usable floor area.)

09100 - METAL SUPPORT SYSTEM

09250 - GYPSUM WALLBOARD

A.            STANDARD INTERIOR PARTITIONS:

Furnish and install partitions with 2 ½” x 25 gauge metal studs at 24” on center, one layer of 5/8” thick type “X” drywall on each side to underside of 8’-8” ceiling tile (at floors above the ground floor.)  Provide seismic bracing as required, and control joints and control joint sealants in partitions, as recommended by gypsum wall board manufacturer.  All joints are to be taped; visible joints to be spackled and sanded ready for painting.

(Allowance - One (1) linear foot for each 20 usable square feet of floor area.)

B.            GROUND FLOOR INTERIOR PARTITIONS

Furnish and install partitions with 2 ½” x 20 gauge metal studs at 16” on center, one layer of 5/8” thick type “X” drywall on each side to underside of 12’-0”± ceiling tile.  Provide seismic bracing as required, and control joints, and control joint sealants in partitions, as recommended by gypsum wall board manufacturer.  All joints are to be taped, visible joints to be spackled and sanded ready for painting.

(Allowance - One (1) linear foot for each 20 usable square feet of floor area.

C.            DEMISING PARTITIONS

Furnish and install partitions with 2½” x  25 gauge metal studs at 24” on center, slab to slab, at floors above the ground floor, with one layer of 5/8” thick type “X” drywall on each side.  Provide 2½” thick full batt sound insulation, seismic bracing as required, and control joints and control joint sealants in partitions, as recommended by gypsum wall board manufacturer.  All joints are to be taped; visible joints to be spackled and sanded ready for painting.  Caulk joint between bottom of wall board and the floor.

(Allowance - One half (½) of the cost of demising partitions shall be allocated between adjacent tenants.)

D.            GROUND FLOOR DEMISING PARTITIONS

Furnish and install extra height partitions, (15’ ± to underside of slab), with 2½” x  18 gauge metal studs at 16” on center, slab to slab, with one layer of 5/8” thick type “X” drywall on each side.  Provide 2½” thick full batt sound insulation, seismic bracing as required, and control joints and control joint sealants in partitions, as recommended by gypsum wall board manufacturer.  All joints are to be taped; visible joints to be spackled and sanded ready for painting.  Caulk joint between bottom of wall board and the floor.

(Allowance - One half (½) of the cost of demising partitions shall be allocated between adjacent tenants.)

E.             PUBLIC (TUNNEL) CORRIDOR PARTITIONS

Furnish and install tunnel corridor partitions at floors above the ground floor, with 2½” x  25 gauge metal studs at 24” on center, with one layer of 5/8” thick type “X” drywall on each side. Provide full 2½” thick sound attenuating fire blanket insulation 2½” thick full batt sound insulation.  All joints are to be taped; visible joints to be spackled and sanded ready for painting.  Caulk joint between bottom of wall board and the floor.

(Allowance - One half (½) of the cost of public corridor partitions shall be allocated to that portion of a tenant’s space contiguous with the corridor.)

2

F.             GROUND FLOOR PUBLIC (TUNNEL) CORRIDOR PARTITIONS

Furnish and install tunnel corridor partitions at the ground floor with 2½” x  25 gauge metal studs at 24” on center, with one layer of 5/8” thick type “X” drywall on each side. Provide full 2½” thick sound attenuating fire blanket insulation.  All joints are to be taped; visible joints to be spackled and sanded ready for painting.  Caulk joint between bottom of wall board and the floor.

(Allowance - One half (½) of the cost of public corridor partitions shall be allocated to tenants. )

G.            WINDOW MULLION CLOSURE

Furnish and install one window mullion closure, as detailed, from sill to top of window pocket.

(Allowance - One (1) for each 750 usable square feet of  floor area.)

Building Standard demising Partition Alternate gypboard modules & stud spacing - Furnish and install 40” wide gypboard with 20” stud spacing in lieu of specified 48” wide gypboard and 24” stud spacing, to facilitate handling for standard demising partitions.

H.                                    TENANT MODULAR FURNITURE

Overhead storage or binder bins for Tenant installed modular furniture must be attached to a system panel.  Binder bins or overhead storage units cannot be attached directly to any interior or demising wall partitions.

09510 - ACOUSTICAL CEILING

A.            ACOUSTICAL CEILING

Furnish and install 2’ x 2’ suspended ceiling system, USG Interiors, Inc., Donn Fine Line ceiling grid system, with Armstrong beveled Tegular Cirrus  ceiling tile, continuous within demised premises.  Grid system finish shall be white with white slots.  Provide compression posts and seismic bracing, and hanger wires for light fixtures, as required.  Include the cost of cutting tile for sprinklers, exit signs, and all other similar ceiling penetrations.  Permanent markings to be made on the floor to assure that grid will line up when the walls are removed.  Main runners to run east west.

(Allowance - All ceilings within demised area.)

B.            WALL ANGLES

Furnish and install Donn wall angles at ceiling penetrations and perimeter of walls that penetrate ceiling.

(Allowance - All ceilings within demised area.)

09650 - RESILIENT FLOORING

A.            VINYL COMPOSITION TILE

Furnish and install Armstrong Standard Excelon tile.  Provide floor preparation as required.  Color to be selected from Lessor’s standard samples.

(Allowance for 10% of the useable floor area)

B.            BASE @ VCT FLOORING

Furnish and install 2½” top set cove rubber base, Burke or equal.  Color to be selected from Lessor’s standard samples.

(Allowance - All walls at VCT areas.)

C.            FLOORING TRANSITION REDUCER STRIP

Furnish and install vinyl reducer strips at transitions between carpet and VCT flooring.  Color as selected from Owner’s standard samples.

3

(Allowance - All carpet to VCT floor transitions.)

09680 - CARPET

A.            CARPETING & PAD

Furnish and install Building Standard carpet by Designweave Design Basics Artiste. 30 oz. cut pile installed over Nova 5/16” pad, or Designweave Z6356-Techno – Loop Pile Graphic, 26 oz. .  Provide floor preparation as required.  Color to be selected from Lessor’s standard samples

(Allowance - Aggregate carpet and pad plus gluedown carpet allowance is 90% of the usable floor area.)

B.            GLUE-DOWN CARPETING

Furnish and install Designweave Centrepoint 26 oz. level loop pile.  Color to be selected from Lessor’s standard samples.

(Allowance - Aggregate carpet and pad plus gluedown carpet allowance is 90% of the usable floor area.)

C.            CARPET BASE

Furnish and install 2½” top set straight rubber carpet base, Burke or equal.  Color to be selected from Owner’s standard samples

(Allowance - All walls at carpeted areas.)

09900 - PAINTING

A.            PARTITION WALL PAINT

Paint walls with two coats of water-base flat paint, (eggshell finish not allowed).  Color to be selected from Owner’s standard samples.

(Allowance - All exposed surfaces of building standard partitions including column wraps, perimeter sill walls, and tenant side of building core walls and corridors.)

12512 - VERTICAL LOUVER BLINDS

A.            VERTICAL LOUVER BLINDS - ABOVE GROUND FLOOR

Re-use existing hardware, furnish and install new 3½” perforated PVC louver blades manufactured by Sunstop, color white.  Replace missing end caps, pulleys and weights, and other accessories, matching existing hardware, as required

(Allowance - One (1) per each exterior ground floor window.)

B.            VERTICAL LOUVER BLINDS - GROUND FLOOR

Vertical louver blinds not allowed on ground floor for any interior courtyard space.

(Allowance – None.)

15200 - FIRE SPRINKLER HEAD REPLACEMENT

A.            SPRINKLER HEAD REPLACEMENT

Furnish and install a new replacement brushed nickel plated escutcheon, ceiling-mounted, semi-recessed fire sprinkler head to match existing.

(Allowance - As required)

4

15400 - PLUMBING:

A.            BUILDING STANDARD SINK (SK-1)

Furnish and install 18 gauge, self-rimming stainless steel sink with crumb cup and strainer, Elkay Lustertone, ADAR 2521, or equal by Just.  Include cost of punching sink for filtered water dispenser, and 75 LF each of waste, insulated water supply, and vent piping, and one core drilling for waste line.  Work on the drain lines in the plenum space below to be based on no tenant improvements in place that would inhibit access.

B.            BUILDING STANDARD FAUCET (SK-1)

Furnish and install gooseneck spout with wristblade handles and flexible hose spray, chrome plated finish, Speakman SC-5795, or equal by Elkay, and connect to piping.

C.            BUILDING STANDARD FILTER UNIT (WF-1)

Furnish and install a single cartridge filter assembly, Everpure QC4 BH, or equal below the sink and connect to piping.

D.            BUILDING STANDARD WATER HEATER (EWH-1)

Furnish 120V, 1.5 KW, 10 gallon capacity, electric water heater suitable for mounting under counter top, Lochinvar JRC0010E, or equal by A.O. Smith, and connect to piping.

E.             BUILDING STANDARD EXPANSION TANK (ET-1)

Furnish and install a pre-pressurized diaphragm-type expansion tank for potable water system, IAPMO/ASME rated.

F.             BUILDING STANDARD GARBAGE DISPOSAL

Furnish and install Maytag Model No. FB20 with integral magnetic switch lid.  under-sink garbage disposal, and connect to drain line.  (Note: separate wall switch is not required.)

(Allowance - One (1) each of above items in the lunch room, for tenant space over 10,000 usable sq. ft.)

15500 - HEATING, VENTILATING AND AIR CONDITIONING (HVAC):

A.            INTERIOR ZONE VAV TERMINAL UNITS

Furnish and install one pressure independent VAV terminal unit, and specified ductwork from main supply air duct.  See specifications for complete description of work.

(Allowance - One VAV unit per Interior Zone, area not to exceed 1,500 square feet.)

B.            PERIMETER ZONES VAV TERMINAL UNITS

Furnish and install one pressure independent VAV terminal unit, and specified ductwork from main supply air duct.  The VAV terminal unit manufacturer shall furnish and install 120V/24V transformer and wiring. See specifications for complete description of work.

(Allowance - One VAV unit per Perimeter Zone, area not to exceed 1,000  usable square feet.)

C.            SUPPLY AIR DIFFUSERS

Furnish and install diffuser, grille and ductwork from perimeter fan coil duct or VAV terminal unit to supply air diffuser.

(Allowance - One per 250 usable square feet.)

D.            RETURN AIR GRILLES

Furnish and install return air grilles.

(Allowance - One per 250 usable square feet.)

5

E.             PATCH EXISTING UNUSED DUCT TAPS.

Patch unused duct taps in the main supply air ductwork.

(Allowance - All unused taps on the main supply air ducts.)

F.             TRANSFER  AIR BOOTS

Furnish and install transfer air boots through non-rated slab to slab walls.

(Allowance - One per demising wall)

15950 - BUILDING MANAGEMENT CONTROL SYSTEM

A.            THERMAL SENSOR

Furnish and install one thermal sensor for each interior and each perimeter zone, and connect  to core and shell building management control system interface panel.

(Allowance - One thermal sensor per zone.)

B.            VAV CONTROL CONTROLLER

Furnish and install one Teletrol TSC-LE controller, air flow sensor, air flow station, and Belimo 24V AC bi-directional damper operator , and connect to core and shell building management control system interface panel.

(Allowance - One per Tenant Improvement Building Standard VAV Zone.)

C.            FAN COIL CONTROLLER

Furnish and install one Teletrol TSC-LE controller, current sensor and switch, and connect to core and shell building management control system interface panel.

(Allowance - One prorate portion of usable square feet area served per fan coil unit.)

D.            LIGHTING CIRCUIT CONTROLLER

Furnish and install one Teletrol controller for each lighting circuit, and connect to core and shell building management control system interface panel.

(Allowance - One  per lighting circuit.)

E.             POWER CIRCUIT TRANSFORMER & TRANSDUCER

Furnish and install one current transformer and Watt transducer for each 208-120V or 277-480V electrical power circuit, and connect to core and shell building management control system interface panel, to monitor and record electrical energy consumption.

(Allowance - One each per power circuit.)

16000 - ELECTRICAL

A.                                    DUPLEX WALL RECEPTACLES

Furnish and install wall mounted duplex outlet, complete with J-box, conduit and wire for 110 volt service.  Outlet to be white color, Leviton Decora Series.

(Allowance - One per 200 sq. ft. of usable floor area, and one per Building Standard telephone backboard.)

B.                              GFI ELECTRICAL RECEPTACLES

Furnish and install GFI wall mounted duplex outlet, complete with J-box, conduit and wire for 110 volt service.  Outlet to be white color, Leviton Decora Series.

6

(Allowance - For each Lunch Room provided for tenant spaces over 10,000 usable square feet: one each per garbage disposal and water heater; and one per countertop circuit.)

C.                                    MODULAR FURNITURE POWER CONNECTION

Furnish and install wall mounted J-box, conduit, and wire for specified number of required circuits to supply power to tenant provided modular furniture.  Installation shall comply with applicable code.  For installation of furniture not adjacent to a wall or column, the electrical connection shall be provided via a floor core.  Power poles are not allowed.  Note:  this requirement also applies to any and all telephone or data cabling to be installed in modular furniture.

(Allowance – None)

D.                                    TELEPHONE OR DATA WALL OUTLET

Furnish and install one double-gang outlet box in stud wall, 3/4” empty conduit stubbed above ceiling, with pull wire, at each work station.

(Allowance - Approximately one (1) per 200 sq. ft. of usable floor area.)

E.                                      LIGHT SWITCHES

Furnish and install two single pole, wall-mounted bilevel switching (A/B).  Switches shall be white in color, rocker type, decora series by Leviton.

(Allowance - One pair per 400 sq. ft. of usable floor area.)

F.                                      AUDIBLE FIRE ALARM DEVICE

Furnish and install one wall-mounted building standard audible fire alarm, connected to fire alarm system.

(Allowance - Minimum to meet code.)

G.                                    VISUAL FIRE ALARM DEVICE

Furnish and install one wall-mounted building standard strobe light visual alarm, connected to fire alarm system.

(Allowance - Minimum to meet code.)

H.                                    VOLUNTARY ALTERNATE - COMBINATION FIRE ALARM

Furnish and install wall-mounted building standard combination strobe light and audible alarm, connected to fire alarm system, in lieu of separate units, as required by code.

(Allowance - Minimum to meet code.)

I.                                         EXIT SIGN

Furnish and install Lithonia, Precise Collection, green color lettering, connected to emergency power circuit, as required by code.

(Allowance - The lesser of one (1) per 1,500 sq. ft. of usable floor area or the minimum number required by Code.)

J.                                      2’ x 4’ LIGHT FIXTURE

Furnish and install Lithonia “Paramax” 2PM3 GA 332-18S 277V, 2’ x 4’ fully-recessed, 3” deep, 18 cell parabolic fluorescent light fixture, complete with electronic ballasts, necessary lighting circuit conduit and wiring; and three factory installed, GE F32T8/SP35 Trimline or Sylvania FO32/735 Octron  T8 3500Kº lamps, with a CRI of 75.  Pairs of fixtures to be connected in a slave/master configuration to meet Title 24 requirements, and to provide for sharing of one of the electronic ballasts between the pairs of fixtures.

7

(Allowance - One (1) per 100 sq. ft. of  usable floor area or as required by code.)

K.                                    2’ X 2’ LIGHT FIXTURE

Furnish and install one 2’ x 2’ fully-recessed, 3” deep, 9 cell parabolic fluorescent light fixture, same series as 2’ x 4’ Lithonia fixture noted above, complete with electronic ballasts, necessary lighting circuit conduit and wiring; and three factory installed GE F32T8/U6/SP35 Trimline or Sylvania FO32/735/6 Octron T8 3500Kº lamps, with a CRI of 75. (Note: Pricing should take into account conduit and wire already in place for 277 Volt lighting circuits, which is to be utilized to the extent

(Allowance - None.)

L.            EMERGENCY LIGHTING CIRCUIT CONNECTIONS

Furnish and install required conduit and wire and connect lighting fixture to emergency lighting circuit.

(Allowance - Minimum required by Code)

M.           VAV TERMINAL UNIT & FAN COIL TRANSFORMERS

Furnish and install one 120 Volt / 24 Volt transformer, conduit and 120 Volt wiring, on each VAV terminal unit and each Fan Coil Unit.

(Allowance - One per Perimeter Zone VAV Terminal Unit. [Perimeter Zone area not to exceed 1,000 square feet.] One per Interior Zone VAV Terminal Unit.  [Interior Zone area not to exceed 1,000 square feet.]  One per existing Fan Coil Unit.)

Note: It is the responsibility of the Lessee to install faceplates for telephone, television, data or other similar purposes, utilizing the Leviton Decora Series.  If a faceplate is not available within this manufacturer’s line for a special purpose, then Lessee may install a custom plate.  The custom plate may need to be a Leviton Decora Series antenna plate modified to suit the purpose, but in any event must match the Decora white finish.  If other than a standard or modified Leviton Decora Series plate, a color sample of the plate must be submitted to Landlord for approval prior to ordering and installing.

8

PREMISES

* ALL FURNITURE SHOWN FOR REFERENCE ONLY. TO BE PROVIDED BY TENNANT.

KITCHEN 9'-7"X12'-10"
OFFICE 1 12'-0"X15'-4"
CONFERENCE 11'-7"X12'-6"
OFFICE 2 15'-0"X9'-8"
OFFICE 3 15'-0"X9'-8"
OFFICE 4 15'-0"X9'-8"
OFFICE 5 15'-0"X9'-8"
OFFICE 6 15'-0"X9'-3"
OFFICE 7 318 SQ. FT.
OPEN WORK AREA
CONFERENCE ROOM 14'-9"X23'-6"
SERVER 5'-9"X11'-3"
STORAGE 8'-6"X11'-3"
OFFICE 8 13'-0"X14'-8"
OPEN WORK AREA
OFFICE 9 13'-0"X14'-8"
VAULT 13'-6"X5'-8"
NEW ACCOUNTS
OFFICE 13 10'-0"X10'-0"
OFFICE 10 13'-0"X9'-8"
WAITING ROOM
TELLER AREA
OFFICE 14 10'-0"X10'-0"
OFFICE 11 152 SQ. FT.
OPEN WORK AREA
OFFICE 12 176 SQ. FT.

Note: the cross-hatched space shown above (presently common area lobby space) shall be made a part of the Premises. Lessor, at Lessor’s sole cost and expense, shall improve the cross-hatched space by constructing all necessary demising walls, and by providing HVAC, dropped ceiling, lighting, fire/life/safety equipment and a glass-entry door to the space. The design of the lobby and entrance to the Premises shall be as shown on Exhibit “C-5”.

EXHIBIT “C-2”

1

CONDUCT OF THE WORK

& RULES OF THE SITE

The following requirements shall apply to the conduct of the work and the operations of the Contractor.

1.             Conditions Precedent to Start of Work

Before Contractor may move materials, equipment, personnel, or any other items on the site, Contractor must have delivered to Lessor:

a.                                       a fully executed Contract Agreement with Lessee to perform the work of constructing the Lessee Improvements, and

b.                                      a Certificate of Insurance conforming to the requirements of the Lease.  At no time shall the Contractor perform work at the project site without the insurance in force as required by the Lease.

2.             Non-Exclusive Use Sites & Facilities

Other contractors may be at work at the site.  Contractor shall schedule its work so it does not interfere with, or impede the progress of other work at the site, including work done by Lessor’s own forces.  Any work that is in conflict shall be rescheduled by the Contractor without any Lessor liability for costs or expenses incurred in connection with such rescheduling.

3.             Building Keying Requirements

Contractor shall contact Lessor’s Project Manager at the start of construction for instructions on the permanent building keying.  All permanent keying to be established by Lessor and the tenant during the hardware submittal approval process.

4.             Lessor Approval to Start Work

Contractor will not be allowed to move into an area of the Building other than the Premises until approval is given by Lessor.

5.             Contractor Storage Areas

Materials and tool storage will be limited to the areas for which access has been granted.  Space available to Contractor for his job office, lock-ups, etc., will be in the areas for which access has been granted by Lessor.

6.             Contractor Clean-up

Contractor, at his expense, must clean up the work area recurrently on a daily basis and deposit all non-hazardous rubbish and waste material in containers located in the loading dock area, provided by the Lessor.  The Lessor will pay all costs associated with the rental, and transportation of the containers, and the disposal costs.  No open fires or rubbish burning is allowed.  Do not pour any materials or liquids down the building sanitary waste or storm drain lines.

7.             Delivery & Distribution of Materials & Equipment

a.                                       All material deliveries and debris removal shall be made as expeditiously as possible through the loading dock and service elevators, where applicable.  The Building has no dedicated freight elevators. All elevators are passenger/freight elevators, which the Contractor shall be responsible for protecting during use for construction purposes.

b.                                      Materials may need to be delivered from exterior of Building by crane or fork lift and brought over balconies through sliding glass doors.  The Contractor and/or Lessee will be responsible for protecting existing improvements on the exterior, and responsible for repairing any damage caused by any Contractor or subcontractor activities on the exterior of the Buildings.  The location and scheduling of such hoisting is to be approved in advance by Lessor’s Project Manager. The loading dock area may be utilized for material deliveries with Lessor’s approval.

c.                                       As conditions permit, the elevators will be available for use under the following conditions.  Service elevators cannot be monopolized during Normal Hours.  Contractor will be afforded

EXHIBIT “C-3”

1

these facilities at such times during Normal Hours as is convenient to the Lessor. If these facilities are not available to Contractor during Normal Hours, Contractor shall make arrangements with the Lessor for use outside of Normal Hours.

d.                                      Contractor will be afforded unloading areas as prearranged with the Lessor’s Project Manager.  All materials unloaded at these areas will be moved to the area of use immediately, and shall not be stored or used in a way which adversely impacts use of the Building.  Contract shall relocate any stored materials or equipment which interfere with the operation of the Building or other contractors at the Building.

8.             Protection of Existing Improvements

a.                                       At the start of Construction, and throughout the course of Construction, Contractor shall provide damp walk-off mats at entrances to construction areas from freight elevator and stairwells and shall protect all existing and new walls and flooring where needed, as directed by Lessor’s Project Manager, including protecting carpeted areas by covering with Masonite, if Lessor deems it necessary.

b.                                      Lessee and/or Contractor shall also be responsible for damage caused by Contractor or his subcontractors to any other new or existing work.  Any such damages will be promptly repaired at no cost and to the satisfaction of the Lessor.

9.             Designated Storage Areas

a.                                       Any activity that in Lessor’s judgment materially interfere with existing tenants’ use of the their space, because of the noise or offensive odors generated, other disruptive activities, or health hazards created such as x ray work, must be done outside of Normal Hours, or other late or week-end non-office activities in the Building.

b.                                      Contractor will be afforded on-site storage areas for materials and equipment, if available, in areas designated by Lessor’s project manager. Any stored material, shed, office, etc., which interferes with orderly progress of the work, or the operation of the building, shall promptly be relocated or removed from the site as directed by Lessor.  An approved flammable liquid storage locker shall be provided by the Contractor to store all flammables left on site.  Paints and thinners must be brought to site as needed and not stockpiled on the floor.  No linseed oil products may be used without expressed prior written permission of the Lessor.  Rags used with flammable materials shall not be stored on site.  Contractor is solely responsible for the safe-keeping and protection of all his stored material and that of his subcontractors.

10.           Compliance With Codes, Laws & Regulations

Contractor shall comply with all applicable codes, laws and regulations pertaining to the Construction, including all safety and health regulations.  Spray painting may not be done during the day, without specific written permission from Lessor.  Permits, if required, must be secured from the Fire Department for any spray application and work must comply with all Fire Department regulations and those of other regulatory agencies having jurisdiction, including AQMD.

11.           Delay or Interference With Other Work at the Site

a.                                       Contractor will not engage in any labor practice that may delay or otherwise impact other work at the Building.

b.                                      The Contractor shall in no way interfere with or endanger the normal pedestrian and vehicular traffic adjacent to the project site, nor interrupt the flow of traffic in and out of the Building.  The Contractor shall provide his own traffic control personnel as required, at its expense.

12.           Designated Parking Areas

There will be designated parking on site made available for Contractor and subcontractor personnel, in areas designated by the Lessor’s project manager.

2

13.           Contractor Access to the Site & Work Area

Contractor and all subcontractor personnel, materials, tools and equipment are to enter and exit the building only through the service entrance and elevator, and are to go to the work floor(s) on the service elevators or stairwells only.  Use of the passenger elevators is expressly prohibited in all circumstances.  Lessor may at any time initiate a check-in/check-out system, for all people and materials in the Building, and the Contractor agrees to cooperate with any such system. Contractor shall secure its own work space after working hours, at the earliest opportunity.

14.           Verifying Existing Conditions

Before ordering material or doing work which is dependent upon existing building conditions for proper size or installation, the Contractor shall verify all dimensions by taking measurements at the site and shall be responsible for correctness of same.  If there are any conflicts, notify CDC’s project manager.

15.           Food Consumption on Site

The Lessor will control any vending machines, concessions, etc., permitted onsite at the Building.  Food shall be consumed in designated areas only, which the Contractor must keep in a cleaned-up condition and shall provide waste receptacle for workers’ use.

16.           Identification Signs

Contractor shall not be permitted any identifying signage except for informational and directional signage as approved by the Lessor prior to installation

17.           Contractor’s On-Site Supervision

At all times during his construction activities, Contractor shall have supervisory personnel onsite.  Such supervisory personnel shall be fully authorized to coordinate and authorize Contractor’s work, and respond for the Contractor, as necessary, so that all work proceeds in a timely and well-ordered fashion.  Contractor may be requested to carry a Lessor two-way radio to facilitate communications.

18.           Cutting & Patching

No cutting or patching of Lessor’s premises or installations, or those of any building occupant, shall be permitted without Lessor’s prior written consent.

Requests for permission to do cutting shall included explicit details and description of work.  Such cutting and patching shall not diminish the structural integrity of the building components or systems. Contractors should be aware that the Building floor slabs are post-tensioned concrete.  Any x-ray work required, in connection with the cutting and patching, must be done outside of Normal Hours, and will require scheduling five days in advance to allow notification of other tenants.

19.           Work in Occupied Areas

If any work is to be done in occupied areas, such work is to be done only with Lessor’s explicit written permission, when and as directed by Lessor.  Such work is to be done only under the direct supervision of a competent member of the Contractor’s staff.  The area is to promptly be repaired and returned to a fully functioning, complete, and clean condition.

20.           Work on Base Building Systems

All Life/Safety systems of the Building are to be maintained, and all of the Contractor’s work is to be properly interfaced with and connected to the Base Building systems as required by the Lease and Laws, or by Building operation.  All construction is to be done in such a way as to protect all Base Building operations and warranties.

21.           Final Cleanup

In addition to cleaning requirements described elsewhere, the Contractor shall, in preparation for substantial completion or occupancy of the project by each individual tenant, shall coordinate its final cleaning with Lessor’s final cleaning operations in the Contractor’s work area.  Contractor may utilize Lessor’s cleaning contractor, the cost for which the Contractor would negotiate and pay for directly.

3

22.           Verifications of Conditions

Before the Contractor starts work in the Premises, Contractor shall ascertain that the area is in a safe and sanitary condition, and shall maintain the area as necessary, (at Contractor’s sole cost and expense), in a safe and sanitary condition, and to standards meeting all applicable Laws.

23.           Weekly Coordination/Job Progress Meetings

Lessor will require weekly coordination/job progress meetings.  The Contractor shall attend with a representative empowered to speak and act on the Contractor’s behalf.  The Contractor shall be responsible for preparing all meeting minutes, which designate the  responsible party for follow-up, and for distribution of those minutes within 48 hours of meeting.

24.           As-Built Drawings

Contractor shall maintain a complete set of marked-up construction drawings prints, neatly drawn and legibly lettered, and used exclusively for the purpose.  Such as-built drawings, which are subject to Lessor inspection without notice, shall be prepared contemporaneously with all changes and additions to the Project. The as-built drawings shall be submitted to the Lessor’s project manager, prior to final payment in the required CADD form with paper copies as required.

25.           Punch List Preparation

The Contractor shall notify Lessor’s Project Manager at least one week in advance of completion of construction.  A walk through and punch list shall be made on each job for distribution by Contractor.

26.           Notification of Injuries

Lessor’s Project Manager shall be promptly notified in writing of any accident or injury to its personnel, representatives, assigns, visitors or any other persons on the premises, which result from the Contractor’s activities.

27.           Coordination of Non-Regular Work Activities

All construction or on-site activity during other than Normal Hours will be coordinated before-hand with the Lessor.  Except in an emergency, a minimum of 24 hours notice will be required.

28.           Coordination of Work With Assigned Subcontractors

Contractor shall provide electrical power to the DDC controls as soon as possible to allow timely completion of that work.  If necessary, provide separate circuits for the purpose. When lights are installed and circuits activated, the lights must be connected to the DDC Control System.  The cost of lights left on after Normal Hours will be assessed against the Contractor and deducted from the contract sum.

29.           Site Prohibitions

No smoking is allowed in the building according to State Law.

No radios, or other amplified sound devices are allowed at the project site, and no pets or other animals are allowed on site, including parking areas.

No sunflower or other seeds, chewing tobacco, drugs or alcohol are allowed on site.

No persons impaired by drugs or alcohol are allowed on site.

30.           Amendment to These Rules

These rules may be unilaterally amended or revised by Lessor from time to time and Lessor shall give Lessee notice thereof.

4

CONTINENTAL CONSTRUCTION PROJECT CLOSE OUT PACKAGE ACCEPTANCE CHECK LIST

Continental Construction Project Close Out Package Acceptance Check List

Job Name:

Job Number:

Project Manager:

Contractor:

Date of City Final:

No Closeout Package Required (Explanation)

	Date	Date		Initials	Initials	Date	Initials
Item	Received	Rejected	Reason	(Const)	(PMgmt)	Complete	(Const)
Reproducible As Builts *
Architectural
Mechanical
Electrical
Plumbing
Fire / Life / Safety
Fire Sprinkler
Architectural Finish Specifications / Samples
Other Specifications

Key to Extinguisher Cabinets
Keys to Electrical Panels

Manufacturer Manuals & Equipment Cut Sheets
Warranties
Signed City Inspection Cards
Copies of Original Permit Set of Plans
Copies of Final/Unconditional Lien Releases

Follow Up Notes:

NOTES:

1.                                       List of all subcontractors must be provided with the closeout package. A sub list shall also be provided at the beginning of the job. The list shall include: Company Name, Address, Contact person, Phone #, Fax #, Email Address, Contractor’s License # City Business License #, Supervisor’s Name and Phone #.

2.                                       The Permit Application Card with building and fire inspection sign off.

3.                                       City Permit Inspection Card with signoff signatures for building and fire.

4.                                       Permit Set of Plans to be submitted in good & legible condition. (Not to be used as scrap paper or a doodle pad).

5.                                       As Built Plans legibly marked with any changes, stamped with the contractors identifying stamp and stamped as, AS BUILT or RECORD SET and signed by the job superintendent or the job project manager with their name clearly printed adjacent to the signature. Two sets of plans, one shall be reproducible.

6.                                       Fire Life Safety Permit Set stamped with the installing contractors identifying stamp and stamped as, AS BUILT and signed by the installing craft supervisor or Project Manager with their name clearly printed adjacent to the signature. Two sets, one (1) shall be reproducible.

7.                                       Fire Sprinkler Permit Set stamped with the installing contractors identifying stamp and stamped as, AS BUILT and signed by the installing craft supervisor or project manager with their name clearly printed adjacent to the signature. Two sets, one (1) shall be reproducible.

8.                                       Mechanical Permit Set stamped with the installing contractors identifying stamp and stamped as, AS

EXHIBIT “C-4”

1

BUILT and signed by the installing craft supervisor or project manager with their name clearly printed adjacent to the signature. Two sets, one (1) shall be reproducible.

9.                                       Air Balance Report stamped with the testing contractors identifying stamp signed by the test mechanic with their name clearly printed adjacent to the signature. Two sets. Note: Some buildings require “Certified Air Balance Reports.” The Air Balance Report shall have an accompanying drawing referencing each VAV and diffuser.

10.                                 Electrical Permit Set stamped with the installing contractors identifying stamp and stamped as, AS BUILT and signed by the installing craft supervisor or project manager with their name clearly printed adjacent to the signature. Two sets, one (1) shall be reproducible.

11.                               Electrical Panel Schedules:  A current “as connected” Typed copy to be installed at the electrical panel and one copy of the same, included with the close out packages.

12.                                 Plumbing Permit Set stamped with the installing contractors identifying stamp and stamped as, AS BUILT and signed by the installing craft supervisor or project manager with their name clearly printed adjacent to the signature. (Must show supply line shut offs & cleanouts locations, etc) Two sets, one (1) shall be reproducible.

13.                                 Operating Manuals and Equipment Warranties: Original Copies of all equipment operating manuals and equipment warranties showing the start up dates. All warranties shall be dated as the date the General Contractors Warranty begins.

14.                               Conditional Waiver and Release Upon Final Payment original documents for every subcontractor who performed work on said job.

2

GLASS DOOR ENTRY

14'-6" VIF
5'-2 5/8"
1'-6"
1'-6"
5'-2 5/8"
3'-0"
35'-11

EXHIBIT “C-5”

1

BUILDING STANDARD SERVICES AND UTILITIES

The furnishing of building services and utilities to Lessee shall be accomplished in accordance with and subject to the terms and conditions set forth in this Exhibit and elsewhere in this Lease.  Lessor reserves the right to adopt from time to time such reasonable modifications and additions hereto as Lessor may deem appropriate.

1.             Subject to the full performance by Lessee of all of Lessee’s obligations under this Lease, Lessor shall, during Normal Hours as set forth in Section 1.1 of this Lease (“Normal Hours”), provide the standard building services and utilities set forth in this Paragraph 1.  Lessor shall:

(a)           Provide automatic elevator facilities during all hours.

(b)           Provide to the Premises, during Normal Hours, heating, ventilating and air conditioning (“HVAC”) when in the judgment of Lessor, it may be required for the comfortable occupancy of the Premises for general office purposes (subject, however, to any governmental act, proclamation or regulation).  Lessor shall not be responsible for any room temperatures if Lessee’s lighting and receptacle loads exceed those listed in Paragraph 1(c) of this Exhibit, or if the Premises are used for other than general office purposes.

(c)           Provide to the Premises, during Normal Hours, electric current for routine lighting and the operation of general office machines such as typewriters, dictating equipment, desk model adding machines, photocopy machines and desk top computers incidental to the conduct of normal general office business, which use 110/220-volt electric power, not to exceed the reasonable capacity of Building Standard office lighting and receptacles, and not in excess of limits imposed by any governmental authority.  Specifically, the requirement shall not exceed an average of 3 watts per usable square foot of the Premises.  Lessee agrees, should its electrical installation or electrical consumption be in excess of the aforesaid use or extend beyond Normal Hours, to reimburse Lessor for the excess utilities as provided in Article 11 of this Lease.

(d)           Provide at all times reasonably necessary water for restrooms and other facilities, if any, furnished by Lessor in amounts in proportion to the size of the Premises relative to the Building.

(e)           Provide janitorial services to the Premises each evening, Monday through Friday (except state and/or Federal holidays), provided the Premises are used exclusively in accordance with Section 1.1 and Article 6 of this Lease, and are kept reasonably in order by Lessee.  Lessee shall pay to Lessor the cost of removal of any of Lessee’s refuse and rubbish, to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises for general office purposes.  Lessor shall not be responsible or liable for any act or omission or commission on the part of the persons employed to perform said janitorial services, and said janitorial services shall be performed at Lessor’s direction without interference by Lessee or Lessee’s Employees.

2.             Lessor shall only have the obligation to replace Building Standard fluorescent light bulbs, tubes and ballasts in the Premises throughout the Term.   Only fluorescent and halogen lighting shall be permitted in the Premises.  The Lessor may, at Lessor’s sole discretion, adopt a system of periodic relamping and reballasting the Building Standard fluorescent fixtures on a group basis in accordance with good practice, but shall have no obligation to replace, repair, maintain, service or otherwise perform any work on any light fixtures in the Premises other than Lessor’s Building Standard fluorescent fixtures.  Lessee shall be solely responsible for the replacement, repair, maintenance and service, including all costs thereof relating to any lighting fixtures in the Premises which are not the Building Standard fluorescent fixtures.

3.             No electrical equipment, air conditioning or heating units, or plumbing additions shall be installed, nor shall any changes to the Building’s HVAC, electrical or plumbing systems be made without the prior written consent of Lessor, which consent shall be subject to Lessor’s sole and absolute discretion.  In the event any changes or additions are requested and provided, then Lessee understands and agrees to maintain and/or repair the equipment and/or additions installed.  Lessor reserves the right to designate and/or approve the contractor to be used by Lessee.  Any permitted installations shall be made under Lessor’s supervision.  Lessee shall pay any additional cost on account of any increased support to the floor load or additional equipment required for such installation, and such installations shall otherwise be made in accordance with Section 7.2 of this Lease.

4.             Lessor shall not provide in the Premises, reception outlets or television or radio antennas for television or radio broadcast or reception, and Lessee shall not install any such equipment without the prior written consent of Lessor, which consent can be withheld in Lessor’s sole and absolute discretion.

5.             Lessee shall not, without the prior written consent of Lessor, use any apparatus, machine or device in the Premises, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space, nor connect with electric current, except through existing outlets in the Premises, any apparatus or device for the purpose of using electric current in excess of that usually furnished or supplied for use of the Premises as general office space.

EXHIBIT “D”

1

6.             Lessee shall separately arrange with the applicable local public authorities, utility companies and telephone companies, as the case may be, for the furnishing of, and payment of, all telephone services as may be required by Lessee in the use of the Premises; provided, however, that Lessee shall neither bear the cost of nor be responsible for installation of the telephone wiring stubbed to the telephone room.  Lessee shall directly pay for such telephone services, including the establishment and connection thereof, at the rates charged for such services by said authority, telephone company or utility, and the failure of Lessee to obtain or to continue to receive such services for any reason whatsoever shall not relieve Lessee of any of its obligations under this Lease nor constitute a breach of this Lease by Lessor.

7.             Lessee agrees to cooperate fully at all times with Lessor to assure, and to abide by all regulations and requirements which Lessor may prescribe for the proper functioning and protection of the Building’s HVAC, electrical, security (if any) and plumbing systems.  Lessee shall comply with all Laws now in force or which may later be enacted or promulgated in connection with building services furnished to the Premises, including, without limitation, any governmental rule or regulation relating to the heating and cooling of the Building.

8.             Lessor shall provide to the Lessee at the time of Lessee’s move-in a minimum of two (2) sets of keys to the Lessee’s suite regardless of the size of the suite. A set of keys shall consist of one key for the entrance door to the suite and one key for the entrance door to the Building. In addition to the initial two (2) sets of keys the Lessor shall provide, as a standard allowance, one (1) set of keys per 1,000 usable square feet of the Premises. The costs of such keys shall be part of the Tenant Improvement Allowance, if there is one. All keys and locksmith charges for any other work (extra keys, interior suite door keys, or rekeying any lock in the suite after the move-in) shall be charged to the Lessee as an additional service.

2

RULES AND REGULATIONS

1.             The sidewalks, entrances, exits, passages, parking areas, courts, elevators, vestibules, stairways corridors, terraces, lobbies or halls shall not be obstructed or used for any purpose other than ingress and egress.  The halls, passages, entrances, exits, elevators and stairways are not for the use of the general public, and Lessor shall retain the right to control and prevent access thereto of all persons whose presence, in the judgment of Lessor, is deemed to be prejudicial to the safety, character, reputation and interests of the Building and its tenants.  No tenant shall go up on the roof of the Building.

2.             No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window of the Premises other than Lessor’s standard window covering; without Lessor’s prior written consent.  No electric ceiling fixtures, other than those installed by Lessor are permitted. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Lessor.

3.             No sign, picture, placard, advertisement notice, lettering, direction or handbill shall be exhibited, distributed, painted, installed, displayed, inscribed, placed or affixed by any tenant on any part of the exterior of the Premises, the Building, the Property, or Continental Park, or the interior of the Premises which is visible from the exterior of the Premises, without the prior written consent of Lessor.  In the event of the violation of the foregoing by any tenant, Lessor may remove same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule.  Interior signs on doors shall be inscribed, painted or affixed for each tenant by the Lessor at such tenant’s expense, and shall be of a size, color and style acceptable to the Lessor.  Nothing may be placed on the exterior of corridor walls or corridor doors other than Lessor’s building standard sign on the corridor door, applied and installed by Lessor.

4.             Lessee shall not, and Lessee shall not permit Lessee’s Employees to, drill into, or in any way deface any part of the Premises, Building, or Property.  No boring, cutting or stringing of wires or any floor coverings shall be permitted, except with the prior written consent of the Lessor.

5.             No bicycles, vehicles, birds or animals (except guide dogs) of any kind shall be brought into or kept in or about the Premises or the Building, and no birds or animals (except guide dogs) shall be brought into or kept in or about the Building.  No cooking shall be done or permitted by Lessee on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for Lessee shall be permitted, and Lessee shall also be permitted to heat foods in a microwave oven for use by Lessee or its employees; provided, however, that the power required shall not exceed that amount which can be provided by a 30-amp circuit.  No Lessee shall cause or permit any food, unusual or objectionable odors or smells to be produced or to permeate the Premises or common areas of the Building.

6.             The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes.  No Lessee shall occupy or permit any portion of the Premises to be occupied as an office for any persons other than those persons employed by Lessee and conducting the business of Lessee for which this Premises was originally rented without the prior written consent of Lessor.  No Lessee shall sell or permit retail sales of any goods or merchandise in or on its Premises.  No Lessee shall engage or pay any employees on its Premises except those actually working for such Lessee on its Premises, nor shall any Lessee, without Lessor’s prior written consent, use the Premises address in any advertisements for laborers working at a location other than the Premises.  No Premises shall be used for lodging or sleeping or for any immoral or illegal purposes.

7.             No Lessee shall make, or permit to be made, any noises which disturb other occupants of the Building, or Continental Park, whether by the use of any musical instrument, radio, television, phonograph, screening room, loud, unusual or disruptive noise, or in any other way.  No Lessee shall use, keep or permit to be used any foul or noxious gas or substance in, on or about the Premises.

8.             Lessee shall not at any time bring or keep, and Lessee shall not permit Lessee’s Employees to at any time bring or keep, within the Premises or the Building, any flammable, combustible or explosive fluid, chemical substance or material.  Electric spaceheaters shall not be used at any time by Lessee or Lessee’s Employees.

9.             No new or additional locks or bolts of any kind shall be placed upon any of the doors by Lessee, nor shall any changes be made in existing locks or the mechanism thereof without the prior written consent of Lessor.  If Lessor consents in writing to such a lock change, Lessee must furnish Lessor with a key.  Lessee must, upon the termination of its tenancy, give, return and restore to Lessor all keys of stores, offices, vaults and toilet rooms, either furnished to, or otherwise procured by Lessee, and in the event at any time of any loss of keys so furnished, Lessee shall pay to Lessor the cost of replacing the same or of changing the lock or locks opened by such lost key if Lessor shall deem it necessary to make such changes.

10.           Furniture, freight, packages, equipment, safes, bulky matter or supplies of any description shall be moved in or out of the Building, only after Lessor has been furnished with prior notice and approved thereof in writing and only during such hours and in such manner as may be prescribed by the Lessor from time to time.  The scheduling

EXHIBIT “E”

1

and manner of all Lessee move-ins and move-outs shall be subject to the discretion and approval of Lessor, and said move-ins and move-outs shall only take place after 7:00 p.m. on weekdays, on weekends, or at such other times as Lessor may designate.  Lessor shall have the right to approve or disapprove the movers or moving company employed by Lessee, and Lessee shall cause said movers to use only the loading facilities and elevators designated by Lessor.  In the event Lessee’s movers damage the elevator or any other part of the Property, Lessee shall immediately pay to Lessor the amount required to repair said damage.  The moving of safes or other fixtures or bulky or heavy matter of any kind must be done under the Lessor’s supervision, and the person employed by any Lessee for such work must be acceptable to Lessor, but such persons shall not be deemed to be agents or servants of the Lessor, and Lessee shall be responsible for all acts of such persons.  The Lessor reserves the right to inspect all safes, freight or other bulky or heavy articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky or heavy articles which violate any of these Rules or this Lease of which these Rules are a part.  The Lessor reserves the right to determine the location and position of all safes, freight, furniture or bulky or heavy matter brought onto the Premises, and Lessor shall have the right to require that same be placed upon supports approved in writing by Lessor to distribute the weight.

11.           No furniture shall be placed in front of the Building, or in any lobby or corridor or balcony, without the prior written consent of Lessor.  Lessor shall have the right to remove all non-permitted furniture, without notice to Lessee, and at the expense of Lessee.

12.           Lessor reserves the right to disapprove any vendor, including but not limited to, those which provide the following services or products:  water, ice, towel, janitorial, maintenance, delivery, courier, private postal, or other like services.  No Lessee shall obtain or purchase food or beverages on the Property from any vendor or supplier except at hours and under regulations established by Lessor.

13.           Lessor shall have the right to prohibit any advertising by any Lessee which, in Lessor’s opinion, tends to impair the reputation of the Building or its desirability as an office building and, upon written notice from Lessor, Lessee shall immediately refrain from or discontinue such advertising.

14.           Lessor reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m., Monday through Friday, and at all hours on Saturday, Sunday and state and/or Federal holidays, all persons who are not authorized by Lessee.  Such authorization shall be in accordance with procedures established by Lessor in its sole and absolute discretion.  Each Lessee shall be responsible for all persons whom it causes to be present in the Building and shall be liable to Lessor for all acts of such persons. In the case of invasion, riot, public excitement, Act of God, or other circumstance rendering such action advisable in Lessor’s opinion, Lessor reserves the right to prevent access of all persons, including Lessee, to the Building during the continuance of the same by such actions as Lessor may deem appropriate, including the closing and locking of doors.

15.           All of Lessee’s Employees, while in the Building and outside of the Premises, shall be subject to and under the control and direction of Lessor (but shall not be deemed to be an agent or servant of Lessor), and Lessee shall be responsible for all acts of such Lessee’s Employees.

16.           All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.  All doors leading to equipment and utility rooms shall be kept closed.

17.           Canvassing, soliciting and peddling in the Building are prohibited and each Lessee shall cooperate to prevent the same.

18.           All office equipment of any electrical nature (other than that office equipment which is typically used in normal office uses and which does not cause excessive vibration noise or annoyance) shall be placed by Lessee in the Premises in settings and locations approved in writing by Lessor, to absorb or prevent any vibration, noise or annoyance.

19.           No air conditioning unit or other similar apparatus shall be installed or used by Lessee without the prior written consent of Lessor.

20.           Lessee shall faithfully observe and comply with the terms of any and all covenants, conditions and restrictions recorded against the Property.

21.           Restrooms and other water fixtures shall not be used for any purpose other than that which the same are intended, and any damage resulting to the same from misuse on the part of Lessee shall be paid for by Lessee.  Each Lessee shall be responsible for causing all water faucets, water apparatus and utilities to be shut off before such Lessee leaves the Premises each day, and Lessee shall be liable for any waste or damage sustained by other tenants or occupants of the Building or Lessor as a result of Lessee’s failure to perform said duty.

22.           The Building is equipped with an electronic access control device.  Lessee shall give Lessor the sum of ten dollars ($10.00) for each identification key or card issued to Lessee as a deposit against the return of the identification key or card to Lessor.

2

23.           The terms used in this Exhibit shall have the same meanings as defined in the respective Lease for each Lessee, unless a contrary meaning is expressly set forth herein. For all purposes of this Exhibit, (i) the term “Lessee” shall be defined as the respective tenant under each Lease to which this Exhibit is attached and to all other tenants of the Project and shall include and encompass each of those tenants’ employees, agents, contractors, licensees and invitees, and (ii) the term “Premises” shall be defined as the respective Premises leased under each Lease to which this Exhibit is attached and to the Premises of all other tenants of the Building.

24.           No distress sale, fire sale, bankruptcy sale, liquidation, relocation sale, closing sale, going-out-of business sale, auction, sheriff’s sale, receiver’s sale, or any other sale that, in Lessor’s opinion, adversely affects the reputation of the Building or suggests that the business operations are to be discontinued in the Premises shall be advertised or conducted in or about the Premises.

25.           Lessee shall not place any grease or cooking oil into any trash compactor, normal garbage containers, floor drains, sink drains or toilets.

3

PARKING FACILITIES

So long as the Lease pertaining to the Premises remains in effect, and Lessee is not in default thereunder, Lessee shall, during the term of the Lease, (a) grant Lessee monthly parking privileges for Lessee, for Lessee’s employees, and for any additional persons agreed to by Lessor, for that number of automobiles in the aggregate set forth in Section 1.1 [Monthly Parking Permit Charges] at the monthly rates or charges from time to time established by Lessor in its sole discretion, and (b) park said automobiles in the Parking Facilities.  Lessor may, in its sole discretion, modify said rates or charges from time to time during the term of the Lease. In each case, Lessee shall enter into parking licenses or lease agreements or other arrangements then in use by Lessor (or Lessor’s operator) with respect to such monthly parking.  Lessor may, from time to time during the term of the Lease, relocate any or all of Lessee’s reserved parking spaces from one location to another within the Parking Facilities as Lessor may elect in its sole discretion.  Lessee understands that as a condition to its obtaining the parking privileges provided by the Lease, Lessee shall not charge any other person or company for parking.

A condition of any parking shall be compliance by all parkers with parking rules and regulations and all modifications and additions thereto from time to time established by Lessor (or Lessor’s operator) in their sole discretion, including any sticker or other identification system established by Lessor (or Lessor’s operator).  Lessor (and Lessor’s operator) shall not be responsible to Lessee for the non-performance of any of said rules and regulations by any other parker.  The rules and regulations for the Parking Facilities are as follows:

RULES AND REGULATIONS

1.             Parking hours are currently established from 7:30 a.m. to 6:30 p.m., Monday through Friday. Lessee shall have parking privileges during any other times or on Saturdays, Sundays, or state and/or Federal holidays, but Lessor shall not have the obligation to enforce reserved permits or the number of permits allocated to Lessee hereunder.  Lessor retains the right to change these hours or the manner of operation of the Parking Facility in the exercise of its reasonable discretion.  Overnight parking is at the vehicle owner’s risk.  Lessee must provide Lessor with written notification of any of its vehicles parked in the space for more than twenty-four (24) continuous hours.  Lessee shall provide Lessor with the make, model, color, license plate number, parking permit number, and shall indicate the date the vehicle will be parked overnight in the parking facilities.  Long-term vehicle storage is prohibited.  No vehicle may be parked in any stall for more than forty-eight (48) continuous hours.

2.             Automobiles must be parked entirely within the stall lines on the pavement.

3.             All directional signs and arrows must be observed.

4.             The speed limit shall be 5 miles per hour.

5.             Parking in areas not striped for parking is prohibited.

6.             Parking stickers or any other device or form of identification supplied by Lessor (or its operator) shall remain the property of Lessor (or its operator).  Such parking identification device must be displayed as required and may not be mutilated in any manner.  The serial number of the parking identification device may not be obliterated.  Parking identification devices are not transferable or assignable and any parking identification device in the possession of any unauthorized holder will be void.  There will be a deposit of $10.00 required for each parking card and a replacement charge to Lessee or person designated by Lessee of $10.00 for loss of any parking card, which amounts can be adjusted from time to time by Lessor at its discretion.

7.             The monthly rate for parking is payable one (1) month in advance and must be paid on or before the first day of each calendar month during the entire term of the Lease.  Failure to do so will automatically cancel all parking privileges and a charge at the prevailing daily rate will be due.  No deductions or allowances from the monthly rate will be made for the days a parker does not use the Parking Facilities.

8.             Lessor (and its operator) may refuse to permit any person who violates the within rules to park in the parking area, and any violation of the rules shall subject the automobile to removal from the parking area at the parker’s expense.  In either of said events, Lessor (or its operator) shall refund a pro rata portion of the current monthly parking rate, and Lessee shall immediately return to Lessor the parking card, sticker and any other form of identification supplied by Lessor (or its operator).

9.             Parking area managers or attendants are not authorized to make or allow any exceptions to these rules and regulations.

10.           Every parker is required to park and lock his/her own automobile.  All responsibility for any loss or damage to automobiles or any personal property therein is assumed by the parker.

EXHIBIT “F”

1

11.           Loss or theft of parking identification devices from automobiles must be reported to the parking area manager immediately, and a lost or stolen report must be filed by the parker at that time.

12.           The Parking Facilities are for the sole purpose of parking one (1) automobile per permit, unless otherwise permitted or changed by Lessor.  Washing, waxing, cleaning or servicing of any vehicle by the parker of his/her agents is prohibited, except by persons expressly authorized in writing to do so, in advance, by Lessor.

13.           Lessor (and its operator) reserves the right to refuse the issuance of monthly stickers or other parking identification devices to any Lessee and/or its employees who refuse to comply with the above Rules and Regulations and all posted and unposted city, state or federal ordinances, laws or agreements.

14.           Any vehicle parked improperly may be towed away.  Lessor may place a “boot” on any vehicle improperly parked, and may levy a charge to remove the “boot.”  Lessee shall indemnify, hold and save harmless Lessor of any liability arising from the towing or booting of any vehicles belonging to Lessee or to Lessee’s Employees.

15.           No vehicle shall be parked as a “billboard” vehicle in the Parking Facilities.

16.           Lessee agrees to acquaint all employees with these Rules and Regulations.

2

RIDER NO. ONE

OPTION TO EXTEND TERM

This Rider No. One for OPTION TO EXTEND (“Rider”) is attached and made a part of that certain Lease between The Plaza CP LLC, a California limited liability company (“Lessor”), and Manhattan Bancorp., a California corporation (“Lessee”), which Lease is dated February 28, 2007 (“Lease”).  Lessor and Lessee hereby agree that the following shall be included as part of said Lease:

1.             Grant of Option.  Lessee is hereby granted an option (sometimes called the “Renewal Option”) to extend the Term of the Lease upon all of the provisions contained in the Lease, except for Base Rental and for this Extended Term Rider, for a period of five (5) years (the “Option Term”).  Such option shall be exercised, if at all, by Lessee delivering written notice to Lessor of such exercise of such option (“Option Notice”) at least two hundred seventy (270) days, but not more than four hundred fifty (450) days before the expiration of the initial term.  Reference to the “Term” of the Lease as used in the Lease shall include the Option Term in the event the Renewal Option is exercised in accordance herewith.  Lessee shall have no other right to extend the term except as set forth in this section.

2.             Base Rental During Option Term.  In the event Lessee exercises its option to extend the Term of the Lease, as permitted herein, then the Base Rental for the Option Term shall be at the then current market value of comparable space within Continental Park, which shall be determined as hereinafter provided.  Additionally, and notwithstanding anything contained in the Lease to the contrary, throughout the Option Term Lessee and Lessee’s Employees shall pay the charges for parking in the Parking Facilities as are then in effect from time to time.  The Base Rental for the Option Term shall be determined as follows:

(a)           Within fifteen (15) days of receipt by Lessor of Lessee’s Option Notice, Lessor shall deliver written notice (the “Lessor’s Notice”) to Lessee advising Lessee of Lessor’s opinion of the fair market rental value (the “Value”) of the Premises;

(b)           If Lessor’s opinion of the Value of the Premises is acceptable to Lessee, then Lessee shall so notify Lessor in writing within fifteen (15) days of receipt by Lessee of Lessor’s Notice, and the Lease shall, thereafter, be extended for the Option Term.

(c)           In the event Lessee challenges Lessor’s opinion of the Value of the Premises, Lessee shall deliver written notice thereof (the “Lessee’s Notice”) to Lessor within fifteen (15) days of receipt by Lessee of  Lessor’s Notice.  In such Lessee’s Notice, Lessee shall also advise Lessor of Lessee’s opinion of the Value of the Premises.  If Lessee fails to deliver Lessee’s Notice to Lessor containing the required information within such fifteen (15) day time period, then same shall be considered as Lessee’s acceptance of Lessor’s Opinion of the Value of the Premises.  If Lessee timely delivers the Lessee’s Notice, and if Lessor and Lessee cannot agree upon the Value of the Premises within fifteen (15) days after Lessor’s receipt of Lessee’s Notice, then the Value of the Premises shall be determined by appraisal in accordance with this Rider.  All costs of such appraisal shall be paid by Lessee.

3.             Determination of Value by Appraiser.   Lessor and Lessee shall appoint a mutually acceptable MAI appraiser with at least five (5) years experience in valuing office buildings within the general area of the Premises to also determine whether Lessor’s or Lessee’s opinion of the Value is more accurate.  The decision of the appraiser shall be binding on both of the parties hereto.  The Value of the Premises as determined herein shall be the Base Rental for the Premises for the first year of the Option Term, which Base Rental shall be subject to increase each year thereafter, if any, as provided hereinabove.  Notwithstanding anything to the contrary contained herein, in no event shall the Base Rent and Operating Expense Adjustment for the first month of the Option Term be less than the Base Rent and Operating Expense Adjustment for the last full calendar month preceding the first month of the Option Term.

4.             Definition of Value of the Premises.  The Value of the Premises shall be determined based upon rentals then being charged for other space similarly situated and within Class A buildings located in the El Segundo/Manhattan Beach market of equivalent condition and amenities as the Building and the Project, taking into account the size, location, floor level, the length of the term of the Option Term, the extent of services to be provided, and any other relevant terms and conditions.  The term “tenant concessions” shall include, without limitation, so-called free rent, half rent or other reduced rent, free parking or reduced parking charges, load factor for rentable area of the Premises that is lower than that calculated in accordance with BOMA, etc.  All Base Rental payable during the Option Term shall be payable in the same manner and under the same terms and conditions as Base Rental is paid during the Initial Term.  In no event shall Lessor be obligated to construct any additional improvements within or about the Premises in connection with Lessee’s exercise of such option.

5.             Payment of Base Rental.  During the period of time the parties are determining the Value of the Premises, if such period extends beyond the scheduled expiration of the Initial Term, Lessee shall pay Lessor, as Base Rental, the amount which would be payable under Section 22.1 of the Lease if Lessee had held over possession of the Premises with Lessor’s consent, but had not exercised the Renewal Option.  If the monthly Base Rental for the first year of the Option Term, as determined herein, is different than the amount paid by Lessee as Base Rental during the period

OPTION TO EXTEND TERM

1

of time following the end of the Initial Term of the Lease, then an adjustment shall be made effective as of the commencement of the Option Term, and one party shall pay the other party, within ten (10) days following the determination of the Base Rental for the first year of the Option Term, an amount sufficient to reconcile the amount so paid by Lessee as Base Rental as compared with the actual amount of Base Rental due.

6.             Option Personal.  The option granted to Lessee herein is personal to Lessee and may not be exercised or assigned voluntarily or involuntarily, by or to any person or entity other than the original Lessee or Qualified Financial Institution.  The option herein granted to Lessee is not assignable separate and apart from the Lease.  In the event that at the time this Option is exercisable by Lessee, the Lease has been assigned, or a sublease exists as to twenty percent (20%) or more of the Premises (except for an assignment or sublease to a Qualified Financial Institution), this Option shall automatically terminate and become null and void and Lessee, any assignee, or any sublessee, shall not have the right to exercise the Renewal Option.

7.             Effect Of Default On Option.

(a)           Lessee shall have no right to exercise the Renewal Option, notwithstanding any provision herein to the contrary, (i) during the time commencing from the date Lessor gives to Lessee a notice of default pursuant to Section 17.1 of the Lease and continuing until the default alleged in said notice of default is cured, (ii) during the period of time commencing on the date after a monetary obligation to Lessor is due from Lessee and unpaid (without any necessity for notice thereof to Lessee) and continuing until the obligation is paid, (iii) at any time after an event of default described in Sections 17.1(c) or (d) of the Lease (without any necessity for notice thereof to Lessee), or (iv) in the event that Lessor has given to Lessee three or more notices of default during the twelve (12) month period prior to the time that Lessee exercises such option.

(b)           The period of time within which such option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise such option.

8.             Miscellaneous.  Lessor and Lessee shall execute and deliver appropriate documentation to evidence any renewal of the Lease and the terms and conditions of the Lease during the Option Term.  All terms used herein shall have the same meanings as used in the Lease.  In the event of a conflict between the provisions of the Lease and those of this Rider, the terms of this Rider shall control.  Except as hereinabove provided, said Lease shall remain in full force and effect.

2

LETTER OF CREDIT

Irrevocable Standby Letter of Credit no.

Amount: $292,995.00 from the commencement date (the “Commencement date”) of that certain lease agreement dated February 28, 2007, by and between The Plaza CP LLC, a California limited liability company, and Manhattan Bancorp., a California corporation, continuing through the last calendar day of the ninth (9th) full calendar month following the Commencement Date (the “Reduction Date”), and then $146,497.50 from the first (1st) day following the Reduction Date through the last calendar day of the eighteen (18th) full calendar month following the Commencement Date (the “LC Expiration Date”).

Date of Issuance:

Beneficiary:

The Plaza CP LLC

2041 Rosecrans Avenue, Ste 200

El Segundo, CA 90245

Attention: Gian-Carlo M. Yanke, Esq.

1.                                       We hereby establish our Irrevocable Standby Letter of Credit no.            at the request and for the account of the Manhattan Bancorp., in your favor and in the aggregate amount of $292,995.00 from the Commencement Date through the Reduction Date, and thereafter in your favor in the aggregate amount of $146,497.50 through the Expiration Date, available by your draft at sight drawn on us bearing the clause “Drawn under [name of issuing bank] Letter of Credit no.          dated                    ” accompanied by a dated statement purportedly signed by an authorized officer certifying the following: “Manhattan Bancorp. is in default under the Lease Agreement dated January 23, 2007”;

2.                                       This Letter of Credit shall be valid from the Date of Issuance hereof through the LC Expiration Date.

We hereby undertake with you that the draft and required documents drawn in strict compliance with the terms of this Letter of Credit will be duly honored by us if presented to this office prior to the LC Expiration Date in the manner described in Section 1 above.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) of the International Chamber of Commerce no. 500.

[NAME OF ISSUING BANK]

Authorized Signature	Authorized Signature
3116.012\81206.1

EXHIBIT “G”

1